                                                                    Exhibit 10.3

================================================================================


                              AGREEMENT OF LEASE

                                    between



                             NEWPORT L.G.-I, INC.,


                                                    Landlord


                                      and

                           KNIGHT SECURITIES, L.P.,

                                                    Tenant


                             Newport Office Tower
                             Washington Boulevard
                            Jersey City, New Jersey



                         Sutherland, Asbill & Brennan
                          1270 Avenue of the Americas
                         New York, New York 10020-1700

================================================================================

Lease Agreement Terms




BASE RENT
---------
 .  Lease Period begins = 12/6/94 ends 4/05/06 (11 years, 4 months)
 .  Free Rent Period = 12/6/94 through 4/5/96 (1 year 4 months)
 .  Rent period ends = 4/5/06 (10 years from 4/6/96)
 .  Total rent due $624,325 per year X 10 years = $6,243,250
 . Rent to be amortized from August 1, 1995 through 4/5/06 = 128 months . $6,243,250/128 months = $48,775.39/month

EMERGENCY POWER
---------------
 .  $43,750/year; $3,645.83/month
 .  Begins upon occupancy
 .

SUPPLEMENTAL AIR CONDITIONING
-----------------------------
 .  $17,500/year; $1,458.33/month
 .  Begins upon occupancy


PARKING
-------
 .  Ten spots allocated to Knight
 .  $125 per spot

Subsequent months accrual = $48,775.39 + $3,645.83 + $1,458.33 + $875.00 =
$54,754.55

                               TABLE OF CONTENTS
                               -----------------

                                                        Page
DEFINITIONS............................................... 1
ARTICLE 1   -    DEMISE, PREMISES, TERM, RENT............ 11
ARTICLE 2   -    USE AND OCCUPANCY....................... 12
ARTICLE 3   -    ALTERATIONS............................. 13
ARTICLE 4   -    MAINTENANCE AND REPAIRS-FLOOR LOAD...... 18
ARTICLE 5   -    WINDOW CLEANING......................... 20
ARTICLE 6   -    REQUIREMENTS OF LAW..................... 20
ARTICLE 7   -    SUBORDINATION........................... 22
ARTICLE 8   -    RULES AND REGULATIONS................... 25
ARTICLE 9   -    INSURANCE, PROPERTY LOSS OR DAMAGE;
                 REIMBURSEMENT........................... 26
ARTICLE 10  -    DESTRUCTION-FIRE OR OTHER CAUSE......... 29
ARTICLE 11  -    EMINENT DOMAIN.......................... 32
ARTICLE 12  -    ASSIGNMENT, SUBLETTING, MORTGAGE, ETC... 33
ARTICLE 13  -    ELECTRICITY............................. 41
ARTICLE 14  -    ACCESS TO PREMISES...................... 43
ARTICLE 15  -    CERTIFICATE OF OCCUPANCY................ 46
ARTICLE 16  -    DEFAULT................................. 47
ARTICLE 17  -    REMEDIES AND DAMAGES.................... 49
ARTICLE 18  -    LANDLORD FEES AND EXPENSES.............. 52
ARTICLE 19  -    REPRESENTATIONS BY LANDLORD............. 52
ARTICLE 20  -    END OF TERM............................. 53
ARTICLE 21  -    QUIET ENJOYMENT......................... 53
ARTICLE 22  -    POSSESSION.............................. 54
ARTICLE 23  -    NO WAIVER............................... 54
ARTICLE 24  -    WAIVER OF TRIAL BY JURY................. 55
ARTICLE 25  -    INABILITY TO PERFORM.................... 55
ARTICLE 26  -    BILLS AND NOTICES....................... 56
ARTICLE 27  -    ESCALATION.............................. 57
ARTICLE 28  -    SERVICES................................ 66
ARTICLE 29  -    INTENTIONALLY OMITTED................... 71
ARTICLE 30  -    INTENTIONALLY OMITTED................... 71
ARTICLE 31  -    SECURITY................................ 71
ARTICLE 32  -    CAPTIONS................................ 72
ARTICLE 33  -    PARTIES BOUND........................... 73
ARTICLE 34  -    BROKER.................................. 73
ARTICLE 35  -    INDEMNITY............................... 73
ARTICLE 36  -    INTENTIONALLY OMITTED................... 74
ARTICLE 37  -    MISCELLANEOUS........................... 75
ARTICLE 38  -    RENT CONTROL............................ 77

                                                        Page
ARTICLE 39  -    PARKING................................. 77
ARTICLE 40  -    RENEWAL TERM............................ 78
ARTICLE 41  -    ARBITRATION............................. 81

Schedule A       Rules and Regulations
Schedule B       Cleaning Specifications
Schedule C       VAC Specifications
Schedule D       Landlord's Work
Schedule E       Holidays
Schedule F       Contractors

EXHIBIT A        The Site
EXHIBIT B        The Parking Garage
EXHIBIT C        Letter of Credit

          AGREEMENT OF LEASE, made as of the 6th day of December, 1994, between Landlord and Tenant.


                              W I T N E S S E T H
                              - - - - - - - - - -

          The parties hereto, for themselves, their legal representatives, successors and assigns, hereby covenant as follows.


                                  DEFINITIONS
                                  -----------

          "AAA" shall mean the American Arbitration Association.
           ---

          "ACM" shall mean asbestos or asbestos-containing materials.
           ---

          "Affiliate" shall mean a Person which shall (1) Control, (2) be under
           ---------
the Control of, or (3) be under common Control with the Person in question.

          "Alterations" shall mean alterations, installations, improvements,
           -----------
additions or other physical changes, (other than decorations) in or about the Premises.

          "Applicable Rate" shall mean the lesser of (x) two (2) percentage
           ---------------
points above the then current Base Rate, and (y) the maximum rate permitted by applicable law, from time to time.

          "Appraiser" shall have the meaning set forth in Section 40.3.
           ---------

          "Assignment Proceeds" shall have the meaning set forth in Section 12.8
           -------------------
hereof.

          "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq., or any
           ---------------                                   -------
statute of similar nature and purpose.

          "Base Operating Expenses" shall mean the mean average of Operating
           -----------------------
Expenses for calendar year 1994 and Operating Expenses for calendar year 1995.

          "Base Rate" shall mean the rate of interest publicly announced from
           ---------
time to time by Citibank, N.A., or its successor, as its "prime lending rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its "prime lending rate").

          "Base Taxes" shall mean One Million Five Hundred Sixty-Four Thousand
           ----------
Five Hundred One and 50/100 Dollars ($1,564,501.50).

          "Broker" shall have the meaning set forth in Article 34 hereof.
           ------

          "Building" shall mean all the buildings, equipment and other
           --------
improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the land, including, without limitation, a pedestrian bridge and/or walkway connecting to the Building if and to the extent required to be maintained by Landlord and any and all alterations, and replacements thereof, additions thereto and substitutions therefor, known as Newport Office Tower, 525 Washington Boulevard, Jersey City, New Jersey.

          "Building Systems" shall mean the mechanical, gas, electrical,
           ----------------
sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building.

          "Business Days" shall mean all days, excluding Saturdays, Sundays and
           -------------
Holidays.

          "Commencement Date" shall mean the date hereof.
           -----------------

          "Consumer Price Index" shall mean the Consumer Price Index for All
           --------------------
Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y. - Northeastern N.J. Area, All Items (1982-84 = 100), or any successor index thereto, appropriately adjusted. In the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant shall agree upon in writing shall be substituted for the Consumer Price Index. If Landlord and Tenant are unable to agree as to such substituted index, such matter shall be submitted to the AAA or any successor organization for determination in accordance with the regulations and procedures thereof then obtaining for commercial arbitration.

          "Control" or "control" shall mean ownership of more than fifty percent
           -------      -------
(50%) of the outstanding voting stock of a corporation or other majority equity and control interest if not a corporation and the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute, according to the provisions of a contract, or otherwise.

          "Current Year" shall mean the Operating Year in which a demand is made
           ------------
upon Tenant for payment of a Tentative Monthly Escalation Charge.

          "Deficiency" shall have the meaning set forth in Section 17.2 hereof.
           ----------

          "Emergency Generator" shall have the meaning set forth in Section 13.3
           -------------------
hereof.

          "Emergency Power" shall have the meaning set forth in Section 13.3
           ---------------
hereof.

          "Escalation Rent" shall mean, individually or collectively, the Tax
           ---------------
Payment and the Operating Payment.

          "Event of Default" shall have the meaning set forth in Section 16.1
           ----------------
hereof.

          "Expiration Date" shall mean the Fixed Expiration Date or such earlier
           ---------------
or later date on which the Term shall sooner or later end pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.

          "Fair Market Rent" shall have the meaning set forth in Section 40.3
           ----------------
hereof.

          "Fixed Expiration Date" shall mean the date immediately prior to the
           ---------------------
date eleven (11) years and four (4) after the Commencement Date.

          "Fixed Rent" shall have the meaning set forth in Section 1.1 hereof.
           ----------

          "Governmental Authority (Authorities)" shall mean the United States of
           ------------------------------------
America, the State of New Jersey, the City of Jersey City, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, or any quasi-governmental authority, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

          "Ground Lease" shall have the meaning set forth in Section 7.6 hereof.
           ------------

          "Hazardous Materials" shall mean (i) any "hazardous wastes" as defined
           -------------------
by the Resource, Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq., as amended, and regulations promulgated thereunder, (ii) any
-- ---
"hazardous, toxic or dangerous waste, substance or material" defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended, and
                                              -- ---
regulations promulgated thereunder, and (iii) any hazardous, toxic or dangerous chemical, biological or other waste, substance or material as defined in any so-called

"superfund" or "superlien" law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning such waste, substance or material; including, without limiting the generality of the foregoing, asbestos, radon, hydrochlorofluoro carbons, chloroflouuro carbons, urea formaldehyde, polychlorinated byphenyls, and petroleum products including gasoline, fuel oil, crude oil and various constituents of such products. Hazardous Materials shall not include office supplies which are used and stored in compliance with all applicable Requirements.

          "Holidays" shall mean all days observed by either the State of New
           --------
Jersey or the Federal Government and by the labor unions servicing the Building as legal holidays. As of the date hereof, Holidays means the days set forth on Schedule E attached hereto and made a part hereof.
----------

          "Indemnitees" shall mean Landlord, the partners comprising Landlord
           -----------
and its and their partners, shareholders, officers, directors, employees, agents and contractors.

          "Initial Alterations" shall mean the Alterations made by Tenant to
           -------------------
prepare the Premises for Tenant's occupancy.



          "Landlord", on the date as of which this Lease is made, shall mean
           ---------

Newport L.G.-I, Inc., a Delaware corporation having an office c/o The Georgetown Company, 667 Madison Avenue, New York, New York, but thereafter, "Landlord" shall mean only the fee owner of the Real Property or if there shall exist a Superior Lease, the tenant thereunder.



          "Landlord Delay(s)" shall mean any actual delay which Tenant
           -----------------
encounters in the performance or completion of any Tenant Alteration, including Tenant's Initial Alterations and Specialty Alterations, or in moving into the Premises, which is caused by any act or omission of Landlord, its agents, employees or contractors, including, without limitation (i) delays caused by any acts or omissions of Landlord, its agents, servants, employees or contractors which unreasonably interfere with Tenant (including, without limitation, any failure to cure a violation of any Requirement for which Tenant is not responsible), (ii) delays, other than those reasonably anticipated by reason of the staging of the performances thereof in accordance with good construction practice taking into account Tenant's desire to perform its Initial Alterations as soon as possible, caused by the performance by Landlord of Landlord's Work,
(iii) delays caused by latent defects in the Building (or the repair thereof), and (iv) delays caused by the inaccuracy of Landlord's representation contained in Section 6.3.

          "Landlord's Determination" shall have the meaning set forth in Section
           ------------------------
40.3 hereof.

          "Landlord's Interruption" shall have the meaning set forth in Section
           -----------------------
14.2 hereof.

          "Landlord's Work" shall have the meaning set forth in Section 3.5
           ---------------
hereof.

          "Lease Year" shall mean the twelve (12) month period commencing on the
           ----------
Commencement Date and each succeeding twelve (12) month period thereafter.

          "Lessor(s)" shall mean a lessor under a Superior Lease.
           ---------

          "Letter of Credit" shall have the meaning set forth in Article 31
           ----------------
hereof.

          "Lighting Meters" shall mean the meters used to measure electricity
           ---------------
for lighting and ordinary office machinery use.

          "Long Lead Work" shall mean any item which is not a stock item and
           --------------
must be specially manufactured, fabricated or installed or is of such an unusual, delicate or fragile nature that there is a substantial risk that

         (i) there will be a delay in its manufacture, fabrication, delivery or installation, or

         (ii) after delivery, such item will need to be reshipped or redelivered or repaired so that the item in question would delay the completion of the standard items even though the items of Long Lead Work in question are (1) ordered together with the other items required and (2) installed or performed (after the manufacture or fabrication thereof) in the order and sequence that such Long Lead Work and other items are normally installed or performed in accordance with good construction practice.

          "Material Event of Default" shall mean (i) any outstanding monetary
           -------------------------
default(s) aggregating more than $100,000 with respect to which (a) notice has been given to Tenant in accordance with the provisions of this Lease, (b) the grace period, if any, provided in this Lease for the curing thereof has expired, and (c) if Tenant disputes such default, either (1) arbitration with respect to the subject matter thereof shall not be pending, or (2) Tenant shall not have paid fifty percent (50%) of the amount claimed by Landlord to Landlord under protest reserving all of Tenant's rights with respect to such default, or (ii) any outstanding Event of Default, the cost of the cure of which shall exceed $100,000, or (iii) any of the Events of Default enumerated in Section 16.1 (D) hereof, or (iv) if Tenant's interest in this Lease shall be assigned or transferred or if Tenant shall sublet the Premises, in either case in violation of the provisions of this Lease.

          "Meters" shall mean hard-wired check meters or other meters which are
           ------
acceptable to the public utility company furnishing electricity to the Building which are placed within the electrical wires which supply electricity to the Premises.

          "Mortgage(s)" shall mean any trust indenture or mortgage which may now
           -----------
or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

          "Mortgagee(s)" shall mean any trustee, mortgagee or holder of a
           ------------
Mortgage.

          "Mutual Determination" shall have the meaning set forth in Section
           --------------------
40.3 hereof.

          "Nondisturbance Agreement" shall have the meaning set forth in Section
           ------------------------
7.1 hereof.

          "NTURC" shall have the meaning set forth in Section 7.6 hereof.
           -----

          "Operating Expenses" shall have the meaning set forth in Section 27.1
           ------------------
hereof.

          "Operating Payment" shall have the meaning set forth in Section 27.4
           -----------------
hereof.

          "Operating Statement" shall have the meaning set forth in Section 27.1
           -------------------
hereof.

          "Operating Year" shall have the meaning set forth in Section 27.1
           --------------
hereof.

          "Operation of the Property" shall mean the maintenance, repair,
           -------------------------
security and management of the Real Property and the curbs, sidewalks and areas adjacent thereto.

          "Overtime Periods" shall have the meaning set forth in Section 28.3
           ----------------
hereof.

          "Parking Garage" shall mean the parking garage (which garage may be in
           --------------
part a public parking garage) located as shown on Exhibit B attached hereto and
                                                  ---------
made a part hereof.

          "Parties" shall have the meaning set forth in Section 37.2 hereof.
           -------

          "Partner" or "partner" shall mean any partner of Tenant, if Tenant
           -------      -------
is a partnership; and any shareholder of Tenant if Tenant is a corporation.

          "Person(s) or person(s)" shall mean any natural person or persons, a
           ----------------------
partnership, a corporation and any other form of business or legal association or entity.

          "Premises" shall mean, subject to the provisions of this Lease, the
           --------
entire thirtieth (30th) floor of the Building.

          "Qualified Building Service Interruption" shall have the meaning set
           ---------------------------------------
forth in Section 14.2 hereof.

          "Real Property" shall mean the Building, together with the plot of
           -------------
land upon which it stands.

          "Renewal Notice" shall have the meaning set forth in Section 40.1
           --------------
hereof.

          "Renewal Option" shall have the meaning set forth in Section 40.1
           --------------
hereof.

          "Renewal Terms" shall have the meaning set forth in Section 40.1
           -------------
hereof.

          "Rent Per Square Foot" shall mean the sum of the then Fixed Rent and
           --------------------
Escalation Rent divided by the Space Factor.

          "Rental" shall mean and be deemed to include Fixed Rent, Escalation
           ------
Rent, Electricity Additional Rent, all additional rent and any other sums payable by Tenant hereunder.

          "Rent Commencement Date" shall mean the date one (1) year, four (4)
           ----------------------
months after Commencement Date, which period shall be extended for any period of Landlord Delay (i) on a day for day basis for the first thirty (30) days in the aggregate, and (ii) two (2) days for each day of Landlord Delay in the aggregate in excess of thirty (30) days.

                                   [TO COME]

Property leased to and used by such subtenant, (vi) any transfer or similar taxes paid by Tenant in connection with the sublease, and (vii) any Rental paid by Tenant for the sublease space for the period commencing on the later of (a) the date Tenant has vacated such space for the normal conduct of its business, and (b) the date Tenant formally lists (i.e. by written agreement and in good faith) such space for rent with one or more real estate brokers and actively markets such space for rent and ending on the sublease rent commencement date. In determining Sublease Rent, the costs set forth in clause (v) shall be amortized on a straight line basis over the greater of the longest useful life of such improvements, alterations or Property (as permitted pursuant to the Internal Revenue Code of 1986, as amended) and the term of such sublease.

          "Sublease Profit" shall mean the product of (x) the Sublease Rent Per
           ---------------
Square Foot less the Rent Per Square Foot, and (y) the number of rentable square feet constituting the portion of the Premises sublet by Tenant.

          "Sublease Rent" shall mean any rent or other consideration paid to
           -------------
Tenant directly or indirectly by any subtenant or any other amount received by Tenant from or in connection with any subletting (including, but not limited to, sums paid for the sale or rental, or consideration received on account of any contribution, of Tenant's Property or sums paid in connection with the supply of electricity or VAC) less the Sublease Expenses.

          "Sublease Rent Per Square Foot" shall mean the Sublease Rent divided
           -----------------------------
by the rentable square feet of the space demised under the sublease in question.

          "Substantial Completion" or "Substantially Completed" or words of
           ----------------------      -----------------------
similar import shall mean that Landlord's Work has been substantially completed, it being agreed that Landlord's Work shall be deemed to be substantially completed notwithstanding the fact that (a) minor or insubstantial details of construction and/or mechanical adjustment and/or decorative items remain to be performed, and (b) any Long Lead Work remains to be performed, provided that in either case such items or Long Lead Work to be performed do not unreasonably interfere with the performance of Tenant's Initial Alterations or the normal conduct of Tenant's business.

          "Superior Lease(s)" shall mean all ground or underlying leases of the
           -----------------
Real Property or the Building heretofore or hereafter made by Landlord and all renewals, extensions, supplements, amendments and modifications thereof.

          "Supplemental System" shall have the meaning set forth in Section 28.3
           -------------------
hereof.

          "Taxes" shall have the meaning set forth in Section 27.1 hereof.
           -----

          "Tax Agreement" shall mean the Financial Agreement Annual Service
           -------------
Charge in Lieu of Taxes, dated April 18, 1988 between Newport Tower Urban Renewal Company and the City of Jersey City, as the same may have been or may hereafter be amended, entered into pursuant to the Urban Renewal Corporation and Association Law of 1961 (N.J.S.A. 40:55C-40, et seq.)
                                             -------

          "Tax Payment" shall have the meaning set forth in Section 27.2 hereof.
           -----------

          "Tax Statement" shall have the meaning set forth in Section 27.1
           -------------
hereof.

          "Tax Year" shall have the meaning set forth in Section 27.1 hereof.
           --------

          "Tenant" on the date as of which this Lease is made, shall mean Knight
           ------
Securities, L.P., a New York limited partnership, having an office at 100 Wall Street, New York, New York 10005 but thereafter "Tenant" shall mean only the tenant under this Lease at the time in question; provided, however, that the originally named tenant and any assignee of this Lease shall not be released from liability hereunder in the event of any assignment of this Lease.

          "Tenant Fund" shall have the meaning set forth in Section 3.6 hereof.
           -----------

          "Tenant Indemnitees" shall have the meaning set forth in Section 35.1
           ------------------
hereof.

          "Tenant Parties" shall have the meaning set forth in Section 37.2
           --------------
hereof.

          "Tenant's Allocable Share" shall mean a fraction, expressed as a
           ------------------------
percentage, the numerator of which shall be the Space Factor, expressed as a square footage, and the denominator of which shall be the total rentable square footage (measured in the same manner as the Space Factor) of the area serviced by the VAC unit serving the Premises.

          "Tenant's Business Occupancy Date" shall mean the date on which the
           --------------------------------
Premises are first used by Tenant for the conduct of its business.

          "Tenant's Determination" shall have the meaning set forth in Section
           ----------------------
40.3 hereof.

          "Tenant's Property" shall mean Tenant's movable fixtures and movable
           -----------------
partitions, telephone and other equipment, furniture, furnishings, decorations and other items of personal property.

          "Tenant's Share" shall mean two and two thousand three hundred ninety-
           --------------
six ten thousandths percent (2.2396%), as the same may be increased or decreased pursuant to the terms hereof.

          "Tenant Statement" shall have the meaning set forth in Section 12.6
           ----------------
hereof.

          "Tenant's Tax Share" shall mean two and one thousand one hundred
           ------------------
eighty-nine ten thousandths percent (2.1189%), as the same may be increased or decreased pursuant to the terms hereof.

          "Tentative Monthly Escalation Charge" shall have the meaning set forth
           -----------------------------------
in Section 27.4 hereof.

          "Term" shall mean a term which shall commence on the Commencement Date
           ----
and shall expire on the Expiration Date.

          "Unavoidable Delays" shall have the meaning set forth in Article 25
           ------------------
hereof.

          "VAC" shall mean heat, ventilation and air conditioning.
           ---

          "VAC Meters" shall mean the meters used to measure electricity
           ----------
consumed by the VAC unit serving the Premises.

          "VAC Systems" shall mean the Building Systems providing VAC.
           -----------

                                   ARTICLE 1
                         DEMISE. PREMISES, TERM, RENT
                         ----------------------------

          Section 1.1 Landlord hereby leases to Tenant and Tenant hereby hires
          -----------
from Landlord the Premises for the Term to commence on the Commencement Date and to end on the Fixed Expiration Date, at an annual rent (the "Fixed Rent") of Six
                                                             -----------
Hundred Twenty-Four Thousand Three Hundred Twenty-Five Dollars ($624,325) for the period commencing on the Rent Commencement Date and ending on the Fixed Expiration Date ($52,027 per month); which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance, on the first (1st) day of each calendar month during the Term commencing on the Rent Commencement Date, at the office of Landlord or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever. Fixed Rent shall be apportioned on a per diem basis for any partial month in which the Rent Commencement Date or the Expiration Date shall occur.

          Section 1.2 The Fixed Rent shall be payable as set forth in Section
          -----------
1.1. Tenant's liability for the Fixed Rent payable in accordance with Section
1.1 shall, however, accrue in equal monthly installments beginning with the first day of the first calendar month following Tenant's Business Occupancy Date and ending on the Fixed Expiration Date. Such monthly installments shall be calculated by dividing the total amount of Fixed Rent payable pursuant to
Section 1.1 by the number of full calendar months during the period commencing with the first full calendar month following Tenant's Business Occupancy Date and Ending on the Fixed Expiration Date. For federal income tax purposes, Tenant and Landlord shall accrue their deductions and income, respectively, in equal amounts, in accordance with a schedule to be provided by Tenant to Landlord within thirty (30) days after Tenant's Business Occupancy Date which schedule shall be computed in accordance with Section 467 of the Internal Revenue Code.

                                   ARTICLE 2
                               USE AND OCCUPANCY
                               -----------------

          Section 2.1 Tenant shall use and occupy the Premises as general or
          -----------
executive offices, including, without limitation, Tenant's stock brokerage, securities, commodities and investment banking business, uses incidental or customarily ancillary thereto and for no other purpose.

          Section 2.2 (A) Tenant shall not use the Premises or any part thereof,
          -----------
or permit the Premises or any part thereof to be used, (1) for the business of photographic, multilith or multigraph reproductions or offset printing, except in connection with, either directly or indirectly, Tenant's own business and/or activities, (2) for a banking, trust company, depository, guarantee or safe deposit business, which, in each case, is open to the general public for off-the-street transactions, (3) as a savings bank, a savings and loan association, or as a loan company, which, in each case, is open to the general public for off-the-street transactions, (4) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, if any of the foregoing, in each case, is open to the general public for off-the-street transactions, (5) as a stockbroker's or dealer's office or for the underwriting or sale of securities, which is open to the general public (as opposed to a client of Tenant visiting by appointment) for off-the-street transactions, (6) by the United States government, Jersey City, the State of New Jersey, any foreign government, the United Nations or any agency or department of any of the foregoing or any other Person having sovereign or diplomatic immunity, (7) as a restaurant or bar or for the sale of confectionery, soda or other beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except for consumption by Tenant's officers, employees and business guests, (8) as an employment agency, executive search firm or similar enterprise, labor union, school, or vocational training center (except for the training of employees of Tenant intended to be employed at the Premises), or (9) as a barber shop, beauty salon or similar use.

                (B) Tenant may install, at its sole cost and expense and subject to and in compliance with the provisions of Articles 3 and 4 hereof, vending machines for the exclusive use of the officers, employees and business guests of Tenant, each of which vending machines (if it dispenses any beverages or other liquids or refrigerates) shall have a waterproof pan located thereunder, connected to a drain.

          Section 2.3 Tenant's use and occupancy of the Premises shall be
          -----------
subject to and in conformity with (i) the Newport Redevelopment Plan, dated February 1985, as amended on July 12, 1988 and September 22, 1988, and as the same may be amended or replaced from time to time, and (ii) the Contract for the Sale of Land for Private Redevelopment, dated July 2, 1981, between Jersey City Redevelopment Agency and The Glimcher Company, as amended on March 29, 1985, and as the same may be amended or replaced from time to time.

                                   ARTICLE 3
                                  ALTERATIONS
                                  -----------

          Section 3.1 (A) Except to the extent provided in Section 3.4 hereof,
          -----------
Tenant shall not make Alterations without Landlord's prior consent. Landlord shall not unreasonably withhold or delay its consent to any proposed nonstructural Alterations, provided that such Alterations (i) are not visible from the outside of the Building, (ii) do not adversely affect any part of the Building other than the Premises or require any material alterations, installations, improvements, additions or other physical changes to be performed in or made to any portion of the Building or the Real Property other than the Premises, (iii) do not adversely affect any service required to be furnished by Landlord to any other tenant or occupant of the Building, (iv) do not adversely affect the proper functioning of any Building System, and (v) do not adversely affect or violate the certificate of occupancy for the Building or the Premises. Landlord shall not unreasonably withhold or delay its consent to Tenant's Initial Alterations.

               (B) (1) Prior to making any Alterations, including, without limitation, the Initial Alterations, Tenant shall (i) submit to Landlord reasonably detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications (except with respect to any nonstructural Alteration referred to in Section 3.4 hereof for which Landlord's approval is not required), which, in the case of nonstructural Alterations which meet the criteria set forth in Section 3.1(A) above, shall not be unreasonably withheld or delayed, (ii) at Tenant's expense, obtain all permits, approvals and certificates required by any Governmental Authorities, it being agreed that all filings with Governmental Authorities to obtain such permits, approvals and certificates shall be made, at Tenant's expense, by a Person approved by Landlord, which approval shall not be unreasonably withheld or delayed, and
(iii) furnish to Landlord duplicate original policies or certificates thereof of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insureds. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain a certificate of occupancy and any other approvals with respect to such Alteration as shall be required by any Governmental Authority and shall furnish Landlord with copies thereof, together with the last field set of plans and specifications (or marked shop drawings) for such Alterations, it being agreed that all filings with Governmental Authorities to obtain such permits, approvals and certificates shall be made, at Tenant's expense, by a Person approved by Landlord, which approval shall not be unreasonably withheld or delayed. All Alterations shall be made and performed substantially in accordance with the plans and specifications therefor as approved by Landlord, all Requirements, the Rules and Regulations, and all rules and regulations relating to Alterations promulgated by Landlord in its reasonable judgment. All materials and equipment to be incorporated in the Premises as a result of any Alterations or a part thereof shall be first quality and no such materials or equipment (other than Tenant's Property) shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. In addition, no Alteration at a cost for labor and materials (as reasonably estimated by Landlord's architect, engineer or contractor) in excess of One Hundred Fifty Thousand Dollars ($150,000), either individually or in the aggregate with any other Alteration constructed in any twelve (12) month period, shall be undertaken prior to Tenant's providing to Landlord such security as shall be reasonably satisfactory to Landlord or required by any Mortgagee or Lessor. If, as a result of any Alterations performed by Tenant, any alterations, installations, improvements, additions or other physical changes are required to be performed in or made to any portion of the Building or the Real Property other than the Premises in order to comply with any Requirement(s), which alterations, installations, improvements, additions or other physical changes would not otherwise have had to be performed or made pursuant to the applicable Requirement(s) at such time, Landlord, at Tenant's sole cost and expense, may perform or make such alterations, installations, improvements, additions or other physical changes and take such actions as Landlord shall deem reasonably necessary to comply with any such Requirements, and the amount of the security required pursuant to the preceding sentence shall include, in addition to the amounts set forth in the preceding sentence, an amount equal to the cost of such alterations, installations, improvements, additions or other physical changes, as reasonably estimated by Landlord's architect, engineer or contractor. All Alterations requiring the consent of Landlord shall be performed only under the supervision of an independent licensed architect approved by Landlord, which approval shall not be unreasonably withheld or delayed. Landlord hereby approves SCR Design Organization, Inc. as Tenant's architect for the Internal Alterations.

               (2) If Landlord shall fail to disapprove Tenant's final plans and specifications for any Alteration within ten (10) Business Days, or within five
(5) Business Days (with respect to any resubmission of disapproved plans), after Landlord's receipt thereof (provided in each instance the same shall be of a scope and scale reasonably susceptible of review in such periods), Landlord shall be deemed to have approved such plans and specifications. Any disapproval given by Landlord shall be accompanied by a statement of the reasons for such disapproval. Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information. Any review or approval by Landlord of any plans and/or specifications or any preparation or design of any plans by Landlord's architect or engineer (or any architect or engineer designated by Landlord) with respect to any Alteration is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to the compliance thereof with any Requirements, the adequacy, correctness or efficiency thereof or otherwise. The granting by Landlord of its consent to any Alterations shall not be deemed to imply that Landlord's estate or interest in the Land and/or the Building may be subjected to any lien by any contractor, subcontractor, mechanic, materialmen, vendor or other supplier engaged by Tenant, directly or indirectly, in connection with such Alteration.

               (C) Tenant shall be permitted to perform Alterations during the hours of 8:00 A.M. to 6:00 P.M. on Business Days, provided that such work shall not unreasonably interfere with or interrupt the operation and maintenance of the Building or unreasonably interfere with or interrupt the use and occupancy of the Building by other tenants in the Building. Otherwise, Alterations shall be performed at such times and in such manner as Landlord may from time to time reasonably designate. All Tenant's Property installed by Tenant and all Alterations in and to the Premises which may be made by Tenant at its own cost and expense prior to and during the Term, shall remain the property of Tenant. Upon the Expiration Date, Tenant shall remove Tenant's Property from the Premises and, at Tenant's option, Tenant also may remove, at Tenant's cost and expense, all Alterations made by Tenant to the Premises, provided, however, in any case, that Tenant shall repair and restore in a good and workerlike manner to good condition any damage to the Premises or the Building caused by such removal. Notwithstanding the foregoing, however, Landlord, upon notice given at least thirty (30) days prior to the Fixed Expiration Date or upon such shorter notice as is reasonable under the circumstances upon the earlier expiration of the Term, may require Tenant to remove any Specialty Alterations, and to repair and restore in a good and workmanlike manner to good condition any damage to the Premises or the Building caused by such removal.

               (D) All Alterations shall be designed and performed, at Tenant's sole cost and expense, by contractors, subcontractors or mechanics approved by Landlord (which approval shall not be unreasonably withheld or delayed). Prior to making any Alteration, including the Initial Alterations, Landlord shall furnish to Tenant, at Tenant's request, a list of contractors who may perform Alterations to the Premises on behalf of Tenant. Such list shall contain at least three (3) contractors per non-mechanical trade. Annexed hereto as Schedule
                                                                        --------
F and made a part hereof, is the list of contractors who may perform Alterations
-
to the Premises as of the Commencement Date. If Tenant shall engage any contractor set forth on said list, Tenant shall not be required to obtain Landlord's consent for such contractor unless, prior to the earlier of (a) entering into a contract with such contractor, and (b) the commencement of work by such contractor, Landlord shall notify Tenant that such contractor has been removed from the list. Notwithstanding the foregoing, with respect to Alterations which affect the Building Systems or structural elements of the Building, Tenant shall use Landlord's designated contractor with respect to the applicable Building Systems or structural element, and the Alteration shall, at Tenant's cost and expense, be designed by an engineer designated by Landlord.

               (E) Any mechanic's lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within thirty (30) days after Tenant shall have received notice thereof (or such shorter period if required by the terms of any Superior Lease or Mortgage), at Tenant's expense, by payment or filing the bond required by law. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment would interfere or cause any labor conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the

Building by Landlord, Tenant or other tenants. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately. Tenant shall at all times employ contractors, mechanics and laborers who in each instance are members of the applicable trade union.

          Section 3.2 Neither Landlord nor any managing agent of the Building
          -----------
shall receive any fee or compensation for reviewing any Tenant's plans and specifications for any Alteration or for inspecting any such Alteration. Tenant shall, however, reimburse Landlord for all reasonable out-of-pocket third party costs and expenses incurred by Landlord in connection with any Alterations performed by Tenant, which total costs and expenses shall not exceed $5,000 for the Initial Alterations.

          Section 3.3 Upon the request of Tenant, Landlord, at Tenant's cost and
          -----------
expense, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the provisions of the applicable Requirement shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense, including, without limitation, attorneys' fees and disbursements, or suffer any liability in connection therewith.

          Section 3.4 Anything contained in this Lease to the contrary
          -----------
notwithstanding, Landlord's consent shall not be required with respect to any nonstructural Alteration, provided that such Alteration meets the conditions set forth in clauses (i) through (vi) of Section 3.1(A) hereof; provided, however, that at least ten (10) days prior to making any such nonstructural Alteration, Tenant shall submit to Landlord for informational purposes only the detailed plans and specifications for such Alteration, as required by Section 3.1(B)(1)
(i) hereof, and any such Alteration shall otherwise be performed in compliance with the provisions of this Article 3.

          Section 3.5 (A) Landlord shall perform the work, and make the
          -----------
installations, in the Premises designated as "Landlord's Work" on Schedule D
                                                                  ----------
annexed hereto and made a part hereof ("Landlord's Work").
                                       ------------------

                      (B) Landlord shall reimburse Tenant for the costs incurred by Tenant in performing the work and making the installations in the Premises designated as "Tenant's Items" on Schedule D. Tenant shall utilize a contractor
                                  ----------
designated by Landlord in the performance of such work. Such reimbursement shall be made by Landlord within fifteen (15) days following receipt by Landlord of an invoice for the work, together with evidence reasonably satisfactory to Landlord that the work was completed. At Tenant's option, in lieu of receiving reimbursement, Tenant may forward the invoice for the work to Landlord for direct payment to the contractor, provided that such invoice is accompanied by evidence reasonably satisfactory to Landlord that the work was completed.

          Section 3.6 (A) Landlord shall contribute the amount of One Million
          -----------
Two Hundred Fifteen Thousand Five Hundred Dollars ($1,215,500) (the "Tenant
                                                                     ------
Fund") toward (i) the "hard costs" of construction of the Initial Alterations,
-----
and (ii) the "soft costs" incurred by Tenant in connection with the Initial Alterations, including, without limitation, architectural, construction and engineering fees, moving expenses, furniture and equipment.

                      (B) Landlord shall disburse a portion of the Tenant Fund to Tenant from time to time, within twenty (20) days after receipt of the items set forth in Section 3.6(C) hereof, provided that on the date of a request and on the date of disbursement from the Tenant Fund, no Event of Default shall have occurred and be continuing. Disbursements from the Tenant Fund shall not be made more frequently than monthly, and shall be in an amount equal to the aggregate amounts theretofore paid or payable (as certified by Tenant's independent licensed architect or Tenant's Chief Financial Officer) to Tenant's contractors, subcontractors, materialmen, architects, engineers and suppliers which have not been the subject of a previous disbursement from the Tenant Fund.

                      (C) Landlord's obligation to make disbursements from the Tenant Fund shall be subject to Landlord's receipt of: (i) a request for such disbursement from Tenant signed by the chief financial officer of Tenant, together with the certification required by Section 3.6(B) hereof, (ii) copies of all receipts, invoices, and bills for the work completed and materials or services furnished in connection with the Initial Alterations and, with respect to "hard costs", incorporated in the Premises, which are to be paid from the requested disbursement or which have been paid by Tenant and for which Tenant is seeking reimbursement, (iii) copies of all contracts, work orders, change orders and other materials relating to the work or materials or services which are the subject of the requested disbursement or reimbursement, (iv) general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Initial Alterations relating to the portion of the Initial Alterations theretofore performed and materials theretofore provided and for which previous disbursement has been made (except to the extent such releases and waivers of lien were previously furnished to Landlord), and
(v) a certificate of Tenant's independent licensed architect stating (x) that, in his opinion, the portion of the Initial Alterations theretofore completed and for which the disbursement is requested was performed in a good and workmanlike manner and substantially in accordance with the final detailed plans and specifications of such Initial Alterations, as approved by Landlord, and (y) the percentage of completion of the Initial Alterations as of the date of such certificate.

                      (D) In no event shall the aggregate amount paid by Landlord to Tenant under this Section 3.6 exceed the amount of the Tenant Fund. Upon completion of the Initial Alterations and satisfaction of the conditions set forth in Section 3.6(E) hereof, any amount of the Tenant Fund which has not been previously disbursed shall be applied as a credit toward the next accruing installments of Tenant's Rental obligations under this Lease. Upon the disbursement of the entire Tenant Fund, Landlord shall have no further obligation or liability whatsoever to Tenant for further disbursement of any portion of the Tenant Fund to Tenant. It is expressly understood and agreed that Tenant shall complete, at its sole cost and expense, the

Initial Alterations, whether or not the Tenant Fund is sufficient to fund such completion. Any costs to complete the Initial Alterations in excess of the Tenant Fund shall be the sole responsibility and obligation of Tenant.

                      (E) Within thirty (30) days after completion of the Initial Alterations, Tenant shall deliver to Landlord (i) general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Initial Alterations and the materials furnished in connection therewith (unless same were previously furnished pursuant to Section 3.6(C) hereof), (ii) a certificate from Tenant's independent licensed architect certifying that in his opinion the Initial Alterations have been performed in a good and workmanlike manner and completed in accordance with the final detailed plans and specifications for such Initial Alterations as approved by Landlord, and (iii) a certificate from Tenant's Chief Financial Officer certifying that all contractors, subcontractors and materialmen have been paid for the Initial Alterations and materials furnished through such date.

                      (F) If Landlord shall fail to pay to Tenant any disbursement of the Tenant Fund, Tenant may, in addition to all other remedies available to it, offset any such amounts due from Landlord, together with interest thereon at the Applicable Rate, against the Rental next payable under the Lease.

          Section 3.7 Landlord shall pay to Tenant, within thirty (30) days
          -----------
after demand therefor, any additional costs incurred by Tenant in making any Alterations, including Tenant's Initial Alterations and Specialty Alterations to the extent resulting from any Landlord Delay provided, however, no such payment shall be made by Landlord to Tenant to the extent any Landlord Delay is within the period of any other delay encountered by Tenant which is not a Landlord Delay. Any demand for payment of such additional costs shall be accompanied by a itemized statement thereof, together with all reasonable appropriate back-up documentation evidencing said additional costs. Provided Landlord shall not be in good faith contesting all or any portion of such additional costs, Tenant shall have the right to offset any such amounts due from Landlord against the Rental otherwise payable under this Lease. Tenant covenants and agrees to use all commercially reasonable efforts to minimize and/or mitigate such additional costs.

                                   ARTICLE 4
                      MAINTENANCE AND REPAIRS-FLOOR LOAD
                      ----------------------------------

          Section 4. 1 Landlord shall operate and maintain the Building in a
          ------------
manner consistent with the standards of first class office buildings in the metropolitan New Jersey area In this regard Landlord shall operate, maintain and make all necessary repairs (both structural and nonstructural) to the part of Building Systems which provide service to the Premises (but not to the distribution portions of such Building Systems located within the Premises) and the public portions of the Building, both exterior and interior, in conformance with standards applicable to first class office buildings in the metropolitan New Jersey area. Tenant, at

Tenant's sole cost and expense, shall take good care of the Premises and the fixtures, furniture and equipment located therein and the distribution systems and shall make all nonstructural repairs thereto, as and when needed to preserve them in good working order and condition, except for latent defects in the Building or Premises which Landlord shall be responsible to repair and reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of Article 10 hereof. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building and Building Systems, or to fixtures, furniture and equipment whether requiring structural or nonstructural repairs, caused by or resulting from the negligent act or omission or improper conduct of, or Alterations made by, Tenant, Tenant's agents, employees, invitees or licensees, shall be repaired at Tenant's sole cost and expense, by Tenant to the reasonable satisfaction of Landlord (if the required repairs are nonstructural in nature and do not affect any Building System), or by Landlord (if the required repairs are structural in nature or affect any Building System). All of the aforesaid repairs shall be of first quality and of a class consistent with first class office building work or construction and shall be made in accordance with the provisions of Article 3 hereof. If Tenant fails after ten (10) days' notice to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be forthwith paid to Landlord as additional rent after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in the Building or in any Building System, located in, servicing or passing through the Premises.

          Section 4.2 Tenant shall not place a load upon any floor of the
          -----------
Premises exceeding fifty (50) pounds per square foot "live load", unless Tenant, in compliance with all applicable Requirements and the provisions of Article 3 hereof, reinforces the floor in a manner reasonably satisfactory to Landlord. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent shall not be unreasonably withheld, and shall make payment to Landlord of Landlord's reasonable costs in connection therewith. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant shall employ only persons holding a Master Rigger's license to do said work. All work in connection therewith shall comply with all Requirements and the Rules and Regulations, and shall be done during such hours as Landlord may reasonably designate. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. Except as expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof.

          Section 4.3 Landlord shall use its reasonable efforts to minimize
          -----------
interference with Tenant's use and occupancy of the Premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever, except that Landlord, at its expense, but subject to recoupment pursuant to Article 27 hereof, shall employ contractors or labor at so-called overtime or other premium pay rates if necessary to make any repair required to be made by it hereunder to remedy any condition that either (i) materially diminishes access to the Premises, (ii) threatens the health or safety of any occupant of the Premises, or (iii) except in the case of a fire or other casualty, materially interferes with Tenant's ability to conduct its business in the Premises. In all other cases, at Tenant's request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expenses in making any repairs, alterations, additions or improvements, and Tenant shall pay to Landlord, as additional rent, within ten (10) Business Days after demand, an amount equal to the difference between the overtime or other premium pay rates and the regular pay rates for such labor and any other overtime costs or expenses so incurred.


                                   ARTICLE 5
                                WINDOW CLEANING
                                ---------------

          Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of any applicable Requirements.


                                   ARTICLE 6
                              REQUIREMENTS OF LAW
                              -------------------

          Section 6.1 (A) Tenant at its sole cost and expense, shall comply
          -----------
with all Requirements applicable to the use and occupancy of the Premises, including, without limitation, those applicable to the making of any Alterations therein or the result of the making thereof and those applicable by reason of the nature or type of business operated by Tenant in the Premises, except that (other than with respect to the making of Alterations or the result of the making thereof) Tenant shall not be under any obligation to make any Alteration in order to comply with any Requirement applicable to the mere general "office" use (as opposed to the manner of use) of the Premises, unless otherwise expressly required herein. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with a standard "all-risk" insurance policy; and shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the Jersey City Fire Department, the Jersey City Building Inspector or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building, or use the Premises in a manner (as opposed to mere use as general "offices") which shall increase the rate of fire insurance on the Building or on property located therein, over that in similar type buildings or in effect on the Commencement Date. If by reason of Tenant's failure to comply with the provisions of this Article, the fire insurance rate shall be higher than it otherwise would be, then Tenant shall desist from doing or permitting to be done any such act or thing and shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon demand by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by any fire rating bureau or organization having jurisdiction, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building.

          (B) Landlord, at its sole cost and expense (but subject to recoupment as provided in Article 27 hereof), shall comply with all Requirements applicable to the Premises and the Building other than those Requirements which Tenant or other tenants or occupants of the Building shall be required to comply with, subject to Landlord's right to contest the applicability or legality thereof, provided that any such contest and non-compliance does not prevent Tenant from, or materially interfere with Tenant, conducting its business in substantially the same manner as prior to such contest or non-compliance. Landlord shall indemnify and save Tenant harmless from and against all claims against Tenant arising from Landlord's failure to comply with any Requirements with which Landlord is required to comply pursuant to this Section 6.1(B). Landlord represents to Tenant that, as of the Commencement Date, Landlord has not received any notice of any violation with respect to the Real Property or the Premises which remains uncured.

          Section 6.2 Tenant, at its sole cost and expense and after notice to
          -----------
Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement affecting the Premises, provided that (a) Landlord (or any Indemnitee) shall not be subject to imprisonment or to prosecution for a crime, nor shall the Real Property or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises or the Building be suspended or threatened to be suspended by reason of noncompliance or by reason of such contest; (b) before the commencement of such contest, if Landlord or any Indemnitee may be subject to any civil fines or penalties or other criminal penalties or if Landlord may be liable to any independent third party as a result of such noncompliance, Tenant shall indemnify Landlord (and any Indemnitee) against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance; and (c) Tenant shall keep Landlord regularly advised as to the status of such proceedings.

          Section 6.3 (A) Landlord represents that as of the date hereof the
          -----------
Building, the Premises and the Building columns do not contain ACM or other Hazardous Materials. If, by reason of any Requirement or as a condition to or in connection with any Alteration, including Tenant's Initial Alterations and Specialty Alterations, made by Tenant during the Term, any ACM or Hazardous Materials in the Premises which were not introduced by Tenant, Tenant's contractors, agents, employees, invitees, licensees or subtenants, are required to be abated by removal, enclosure or encapsulation in accordance with Requirements, Landlord shall promptly commence and diligently proceed to complete such abatement at its own cost, which cost shall not be included in Operating Expenses.

          (B) If Tenant shall discover such ACM or other Hazardous Materials in the performance of any Alteration including Tenant's Initial Alterations and Specialty Alterations, and Tenant shall actually be delayed in the performance and completion of such Alteration by reason of the existence of ACM or other Hazardous Materials in the Premises, then Tenant shall be entitled to an abatement of one (1) day of Fixed Rent and Escalation Rent for each of the first thirty (30) days Tenant is so delayed in the completion of such Alteration and two (2) days of Fixed Rent and Escalation Rent for each day after such thirty
(30) day period that Tenant is so delayed; provided, however, in the event that such delay also constitutes a Landlord Delay or any other act or omission by Landlord which results in a deferral of the Rent Commencement Date, the Rent Commencement Date shall not be so deferred and Tenant shall only be entitled to the abatement as provided in this Section 6.3(B). Landlord hereby indemnifies and holds Tenant harmless from and against all constructions costs actually incurred by Tenant in connection with any Alteration in excess of the amount such construction costs would have been had Tenant not been so delayed in the completing of such Alteration. Any demand for payment of such additional costs shall be accompanied by an itemized statement thereof, together with all reasonable appropriate back-up documentation evidencing said additional costs. Provided Landlord shall not be in good faith contesting all or any portion of such additional costs, Tenant shall have the right to offset any such amounts due from Landlord against the Rental otherwise payable under this Lease.

          (C) Landlord shall indemnify, defend and save and hold Tenant and Tenant's contractors, agents, employees, invitees, licensees and subtenants harmless from and against any and all loss, cost, demand, liability and expense (including, without limitation, reasonable attorneys fees and disbursements) which Tenant may incur as a result of any ACM or other Hazardous Materials located in the Building, other than those placed in the Building by or on behalf of Tenant, Tenant's contractors, agents, employees, invitees, licensees, or subtenants.

                                   ARTICLE 7
                                 SUBORDINATION
                                 -------------

          Section 7.1 (A) Provided that (1) a Mortgagee shall execute and
          -----------
deliver to Tenant an agreement to the effect that, if there shall be a foreclosure of its Mortgage, such Mortgagee will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant's possession under this Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Mortgagee on the same terms and conditions as are contained in this Lease, subject to the provisions hereinafter set forth, provided no Event of Default shall have occurred and be continuing hereunder, or (2) a Lessor shall execute and deliver to Tenant an agreement to the effect that if its Superior Lease shall terminate or be terminated for any reason, Lessor will not evict Tenant, disturb Tenant's possession under the Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Lessor on the same terms and conditions as are contained in this Lease (subject to the provisions hereinafter set forth), provided no Event of Default shall have occurred and be continuing and Lessor shall not make Tenant a part in any action to terminate such Superior Lease or to remove or evict Tenant from the Premises provided no Event of Default shall have occurred and be continuing (any such agreement, or any agreement of similar import, from a Mortgagee or Lessor, as the case may be, being hereinafter referred to as a "Nondisturbance
                                                                --------------
Agreement"), this Lease shall be subject and subordinate to such Superior Lease
-----------
and/or to such Mortgage. This clause shall be self-operative and no further instrument of subordination shall be required from Tenant to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder. Tenant, however, at Tenant's sole cost and expense, shall execute and deliver promptly the Nondisturbance Agreement.

          (B) Any Nondisturbance Agreement may be made on the condition that neither the Mortgagee nor the Lessor, as the case may be, nor anyone claiming by, through or under such Mortgagee or Lessor, as the case may be, including a purchaser at a foreclosure sale, shall be:

               (1) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord), except with respect to the continuing failure of the successor landlord to perform such prior landlord's obligations, or

               (2) except as expressly set forth in this Lease, subject to any defense or offset which Tenant may have against any prior landlord (including, without limitation, the then defaulting Landlord), or

               (3) bound by any payment of Rental which Tenant may have made to any prior landlord (including, without limitation, the then defaulting Landlord) more than thirty (30) days in advance of the date upon which such payment was due, or

               (4) bound by any obligation to make any payment to or on behalf of Tenant except payments from the Tenant Fund, or

               (5) bound by any amendment or modification of this Lease that reduces the Rental, the Term or the obligations of Tenant (except to a de
                                                                       --
minimus extent) or increases the obligations of Landlord (except to a de minimus
-------                                                               -- -------
extent) made without its consent after the date of its mortgage or lease, as the case may be, and after notice to Tenant of such mortgage or lien, as the case may be.

          (C) If required by the Mortgagee or the Lessor, within fourteen (14) days after notice thereof, Tenant shall join in any Nondisturbance Agreement to indicate its concurrence with the provisions thereof and its agreement set forth in Section 7.2 hereof to attorney to such Mortgagee or Lessor, as the case may be, as Tenant's landlord hereunder. Tenant shall promptly so accept, execute and deliver any Nondisturbance Agreement, reasonably satisfactory to Tenant, proposed by any such Mortgagee or Lessor which conforms to the provisions of this Article 7. Any such Nondisturbance Agreement may also contain other reasonable terms and conditions as may otherwise be reasonably required by such Mortgagee or Lessor, as the case may be, which do not increase Tenant's monetary obligations under this

Lease, or adversely affect or diminish the rights (except to a de minimus
                                                               -- -------
extent) or increase the other obligations (except to a de minimus extent) of
                                                       -- -------
Tenant under this Lease.

          Section 7.2 If at any time prior to the expiration of the Term, any
          -----------
Superior Lease shall terminate or be terminated for any reason or any Mortgagee comes into possession of the Real Property or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or of the Lessor, or of any Mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease, subject to the provisions of Section 7.1 hereof, for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Premises. The provisions of this Section 7.2 shall enure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, from time to time, instruments, in recordable form, in confirmation of the foregoing provisions of this Section 7.2, reasonably satisfactory to Tenant, any such owner, Lessor or Mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy.

          Section 7.3 From time to time, within fourteen (14) days next
          -----------
following request by Landlord, any Mortgagee or any Lessor, but not more frequently than four (4) times in any twelve (12) month period, Tenant shall deliver to Landlord, such Mortgagee or such Lessor a written statement executed by Tenant, in form satisfactory to Landlord, such Mortgagee or such Lessor, (1) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent, additional rent and other items of Rental have been paid, (3) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, and (4) as to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 7.3 may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord's interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or by an assignee of any Mortgagee, or by any Lessor.

          Section 7.4 From time to time, within fourteen (14) days next
          -----------
following request by Tenant but not more frequently than twice in any twelve
(12) month period, Landlord shall deliver to Tenant a written statement executed by Landlord (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications),

(ii) setting forth the date to which the Fixed Rent, all additional rent and any other items of Rental have been paid, (iii) stating whether or not, to the best knowledge of Landlord, Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults, and (iv) as to any other matters reasonably requested by Tenant and related to this Lease.

          Section 7.5 As long as any Superior Lease or Mortgage shall exist,
          -----------
Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to all Lessors and Mortgagees at such addresses as shall have been furnished to Tenant by such Lessors and Mortgagees and, if any such Lessor or Mortgagee, as the case may be, shall have notified Tenant within ten (10) Business Days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time shall have elapsed following the giving of such notice, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission.

          Section 7.6 Landlord hereby represents to Tenant that (a) Landlord is
          -----------
both (i) the fee owner of the Land, which Landlord's predecessor-in-interest leased to NTURC, pursuant to a lease agreement (the "Ground Lease"), dated as of
                                                     ------------
May 17, 1989, between Landlord's predecessor-in-interest and NTURC and (ii) the tenant under a sublease agreement (the "Sublease"), dated as of May 17, 1989,
                                        --------
between NTURC, as sublandlord, and Landlord's predecessor-in-interest, as subtenant, and (b) the Ground Lease and the Sublease are the only Superior Leases affecting the Real Property or the Building on the date hereof. Landlord further represents that neither the Ground Lease, the Sublease nor any other underlying document or agreement shall impair Tenant's rights granted under this Lease or Landlord's obligations, and that no consent to this Lease is required thereunder. Landlord and Tenant acknowledge and agree that during the term of the Sublease this Lease shall be a lease from Landlord as subtenant under the Sublease and that upon the expiration or earlier termination of the term of the Ground Lease, this Lease shall be a lease from Landlord as the fee owner of the Real Property. Landlord shall obtain and deliver to Tenant a Nondisturbance Agreement from NTURC in accordance with Section 7.1 hereto.

                                   ARTICLE 8
                             RULES AND REGULATIONS
                             ---------------------

          Tenant and Tenant's contractors, employees, agents, visitors, invitees and licensees shall comply with the Rules and Regulations. Tenant shall have the right to dispute the reasonableness of any additional Rule or Regulation hereafter adopted by Landlord. If Tenant disputes the reasonableness of any additional Rule or Regulation hereafter adopted by Landlord, the dispute shall be determined by arbitration in Jersey City in accordance with the rules and regulations then obtaining of the AAA or its successor. Any such determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice upon Landlord within thirty (30) days after receipt by Tenant of notice of the adoption of any such additional Rule or Regulation. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, except that Landlord shall not enforce any Rule or Regulation against Tenant which Landlord shall not then be enforcing against all other office tenants in the Building (other than Landlord or its Affiliates, unless non-compliance by Landlord or its Affiliates with such Rule or Regulation causes unreasonable interference with Tenant's enjoyment of the Premises).

                                   ARTICLE 9
               INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT
               -------------------------------------------------

          Section 9.1 (A) Any Building employee to whom any property shall be
          -----------
entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor its agents shall be liable for any injury (or death) to persons or damage to property, or interruption of Tenant's business, resulting from fire or other casualty; nor shall Landlord or its agents be liable for any such injury (or death) to persons or damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any injury (or death) to persons or damage to property or improvements, or interruption of Tenant's business, resulting from any latent defect in the Premises or in the Building (provided that the foregoing shall not relieve Landlord from its obligations, if any, to repair such latent defect pursuant to the provisions of Article 4 hereof or affect Tenant's right, if any, regarding an abatement of the Fixed Rent and Escalation Rent as set forth in Section 14.2 hereof). Anything in this Article 9 to the contrary notwithstanding, except as otherwise expressly provided in this Lease, Landlord shall not be relieved from responsibility directly to Tenant for any loss or damage caused directly to Tenant wholly or in part by the negligent acts or omissions of Landlord, its agents, contractors or employees. Nothing in the foregoing sentence shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under Article 35 hereof in order to recoup for payments made to compensate for losses of third parties.

               (B) If at any time any windows of the Premises are temporarily closed, darkened or bricked-up due to any Requirement or by reason of repairs, maintenance, alterations, or improvements to the Building, or any of such windows are permanently closed, darkened or bricked-up due to any Requirement, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor, nor abatement or diminution of Fixed Rent or any other item of Rental, nor shall the same release Tenant from its obligations hereunder, nor constitute an actual or constructive eviction, in whole or in part, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise, nor impose any liability upon Landlord or its agents. If at any time the windows of the Premises are temporarily closed, darkened or bricked-up, as aforesaid, Landlord shall perform such repairs, maintenance, alterations or improvements and comply with the applicable Requirements with reasonable diligence and otherwise take such action as may be reasonably necessary to minimize the period during which such windows are temporarily closed, darkened, or bricked-up.

               (C) Tenant shall promptly notify Landlord of any fire or accident in the Premises.

          Section 9.2 Tenant shall obtain and keep in full force and effect (i)
          -----------
a standard form "all risk" insurance policy for Tenant's Specialty Alterations and Tenant's Property at the Premises in an amount equal to one hundred percent (100%) of the replacement value thereof, and (ii) a policy of commercial general liability and property damage insurance on an occurrence basis, with a broad form contractual liability endorsement. Such policies shall provide that Tenant is named as the insured. Landlord, Landlord's managing agent, Landlord's agent and any Lessors and any Mortgagees (whose names shall have been furnished to Tenant) shall be added as additional insureds, as their respective interests may appear with respect to the insurance required to be carried pursuant to clause
(i) above, and only to the extent of the named insured's negligence with respect to the insurance required to be carried pursuant to clause (ii) above. Such policy described in clause (ii) above shall include coverage for all cost, expense and liability arising out of, or based upon, any and all claims, accidents, injuries and damages mentioned in Article 35. In addition, the policy required to be carried pursuant to clause (ii) above shall contain a provision that (a) no act or omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained and (b) the policy shall be non-cancelable with respect to Landlord, Landlord's managing agent, Landlord's agent and such Lessors and Mortgagees (whose names and addresses shall have been furnished to Tenant) unless thirty (30) days' prior written notice shall have been given to Landlord by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and additional insureds. In addition, upon receipt by Tenant of any notice of cancellation or any other notice from the insurance carrier which may adversely affect the coverage of the insureds under such policy of insurance, Tenant shall promptly deliver to Landlord and any other additional insured hereunder a copy of such notice. The minimum amounts of liability under the policy of insurance required to be carried pursuant to clause (ii) above shall be a combined single limit with respect to each occurrence in an amount of $1,000,000 primary coverage and $4,000,000 excess liability coverage for injury (or death) to persons and damage to property, which amount shall be increased from time to time to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by prudent landlords of first class office buildings in the New York/New Jersey metropolitan area. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New Jersey and rated in Best's Insurance

Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a
                                                                 -
financial rating of at least "X".
                              -

          Section 9.3 Landlord shall obtain and keep in full force and effect
          -----------
insurance against loss or damage by fire and other casualty to the Building, including Tenant's Alterations and Specialty Alterations, as may be insurable under then available standard forms of "all-risk" insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof. Tenant shall pay to Landlord, as and for additional rent hereunder, an amount equal to the actual costs incurred by Landlord in connection with obtaining and keeping in force and effect any such insurance with respect to the Specialty Alterations, any such amount shall be paid by Tenant within ten (10) days after demand therefor. Notwithstanding the foregoing, Landlord shall not be liable to Tenant for any failure to insure, replace or restore any Alterations unless Tenant shall have notified Landlord of the completion of such Alterations and of the cost thereof, and shall have maintained adequate records with respect to such Alterations to facilitate the adjustment of any insurance claims with respect thereto. Tenant shall cooperate with Landlord and Landlord's insurance companies in the adjustment of any claims for any damage to the Building or such Alterations.

          Section 9.4 On or prior to the Commencement Date, each of Landlord and
          -----------
Tenant shall deliver to the other appropriate certificates of insurance, including evidence of waivers of subrogation required pursuant to Section 9.6 hereof, required to be carried by such party pursuant to this Article 9. Evidence of each renewal or replacement of a policy shall be delivered by each of Landlord and Tenant to the other at least twenty (20) days prior to the expiration of such policy.

          Section 9.5 Tenant acknowledges that Landlord shall not carry
          -----------
insurance on, and shall not be responsible for damage to, Tenant's Property and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business; it being expressly understood and agreed that the foregoing shall not affect Tenant's right, if any, regarding an abatement of the Fixed Rent and Escalation Rent pursuant to
Section 14.2 hereof.

          Section 9.6 The parties hereto shall procure an appropriate clause in,
          -----------
or endorsement on, any fire or extended coverage insurance covering the Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery and will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation provision. If either party shall be unable to obtain the inclusion of such clause even with the payment of an additional premium, then such party shall attempt to name the other party as an additional insured (but not a loss payee) under the policy. If the payment of an additional premium is required for naming the other party as an additional insured (but not a loss payee), each party shall advise the other of the amount of any such additional premium and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium or if it shall not be possible to have the other party named as an additional insured (but not loss payee), even with the payment of an additional premium, then (in either event) such party shall so notify the first party and the first party shall not have the obligation to name the other party as an additional insured. Tenant acknowledges that Landlord shall not carry insurance on and shall not be responsible for damage to, Tenant's Property or, prior to the completion thereof, the Specialty Alterations or any other Alteration, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business.


                                  ARTICLE 10
                        DESTRUCTION-FIRE OR OTHER CAUSE
                        -------------------------------

          Section 10. 1 (A) If the Premises (including Alterations and Specialty
          -------------
Alterations) shall be damaged by fire or other casualty, and if Tenant shall give prompt notice thereof to Landlord, the damage shall be diligently repaired by and at the expense of Landlord to substantially the condition prior to the damage, with such modifications as shall be required in order to comply with Requirements, and until (i) in the case of damage to the Building but not to the Premises, such repairs which are required to be performed by Landlord (excluding Long Lead Work) shall be substantially completed (of which substantial completion Landlord shall promptly notify Tenant), or (ii) in the case of damage to the Premises, the date which is the earlier of (a) thirty (30) days after the date set forth in clause (i), and (b) the date upon which Tenant occupies the Premises for the conduct of its business after such casualty, the Fixed Rent and Escalation Rent shall be reduced in the proportion which the ratio between the area of the part of the Premises which is not usable by Tenant for the conduct of its business in substantially the same manner as prior to the casualty (whether or not such area has been damaged) bears to the total area of the Premises immediately prior to such casualty. Upon the substantial completion of such repairs (excluding Long Lead Work), Landlord shall diligently prosecute to completion any items of Long Lead Work remaining to be completed. Landlord shall have no obligation to repair any damage to, or to replace, any Tenant's Property. In addition, Landlord shall not be obligated to repair any damage to, or to replace, any Alterations unless Tenant shall have notified Landlord of the completion of such Alterations and the cost thereof, and shall have maintained adequate records with respect to such Alterations. Landlord shall use its reasonable efforts to minimize interference with Tenant's use and occupancy in making any repairs pursuant to this Section.

                  (B) Prior to the substantial completion of Landlord's repair obligations set forth in Section 10.1(A) hereof, Landlord shall provide Tenant and Tenant's contractor, subcontractors and materialmen access to the Premises to perform any Alterations, if Landlord is not obligated to repair same pursuant to the provisions hereof, on the following terms and conditions (but not to occupy the same for the conduct of business):

                  (1) Tenant shall not commence work in any portion of the Premises until the date specified in a notice from Landlord to Tenant stating that the repairs required to be made by Landlord have been or will be completed to the extent reasonably necessary, in Landlord's discretion reasonably exercised, to permit the commencement of any Alterations Landlord is not obligated to repair pursuant to the provisions hereof then prudent to be performed in accordance with good construction practice in the portion of the Premises in question without interference with, and consistent with the performance of, the repairs remaining to be performed.

                  (2) Such access by Tenant shall be deemed to be subject to all of the applicable provisions of this Lease, except that there shall be no obligation on the part of Tenant solely because of such access to pay any Fixed Rent or Escalation Rent or other Rental with respect to the affected portion of the Premises for any period prior to substantial completion of the repairs.

                  (3) It is expressly understood that if Landlord shall be prevented from substantially completing the repairs due to any acts of Tenant, its agents, servants, employees or contractors, including, without limitation, by reason of the performance of any Alteration Landlord is not obligated to repair pursuant to the provisions hereof), by reason of Tenant's failure or refusal to comply or to cause its architects, engineers, designers and contractors to comply with any of Tenant's obligations described or referred to in this Lease, or if such repairs are not completed because under good construction scheduling practice such repairs should be performed after completion of any Alteration Landlord is not obligated to repair pursuant to the provisions hereof), then such repairs shall be deemed substantially complete on the date when the repairs would have been substantially complete but for such delay and the expiration of the abatement of Tenant's obligations hereunder shall not be postponed by reason of such delay. Any additional costs to Landlord to complete any repairs occasioned by such delay shall be paid by Tenant to Landlord within ten (10) days after demand, as additional rent.

          Section 10.2 Anything contained in Section 10.1 hereof to the contrary
          ------------
notwithstanding, if the Building shall be so damaged by fire or other casualty that, in Landlord's opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then Landlord, at Landlord's option, may, not later than ninety (90) days following the damage, give Tenant a notice in writing terminating this Lease, provided that if the Premises are not substantially damaged or rendered substantially untenantable, Landlord may not terminate this Lease unless it shall elect to terminate all of the leases (including this Lease), affecting the Building. If Landlord elects to terminate this Lease, the Term shall expire upon a date set by Landlord, but not sooner than (i) the tenth (10th) day after such notice is given, if more than fifty percent (50%) of the Premises are not accessible and/or substantially useable by Tenant for the conduct of its business, and (ii) six (6) months after such notice is given if fifty percent (50%) or more of the Premises are accessible and usable by Tenant for the conduct of its business, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof. Upon the termination of this Lease under the conditions provided for in this Section 10.2, the Fixed Rent and Escalation Rent shall be apportioned and any prepaid portion of Fixed Rent and Escalation Rent for any period after such date shall be refunded by Landlord to Tenant. Except as expressly set forth in this Section 10.2 and Section 10.3(B), Landlord shall have no other options or rights to cancel this Lease in the event of damage by fire or casualty to the Building and/or the Premises, except as set forth in Articles 16 and 17 hereof.

          Section 10.3 (A) Within forty-five (45) days after notice to Landlord
          ------------
of any damage described in Section 10.1 hereof, Landlord shall deliver to Tenant a statement prepared by a reputable independent contractor setting forth such contractor's estimate as to the time required to repair such damage, inclusive of time required to repair any Alterations, Specialty Alterations or to perform Long Lead Work. If the estimated time period exceeds twelve (12) months from the date of such statement, Tenant may elect to terminate this Lease by notice to Landlord not later than thirty (30) days following receipt of such statement. If Tenant makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of
Article 20 hereof. If Tenant shall not have elected to terminate this Lease pursuant to this Article 10 (or is not entitled to terminate this Lease pursuant to this Article 10), the damages shall be diligently repaired by and at the expense of Landlord as set forth in Section 10.1 hereof unless Landlord shall elect to terminate this Lease pursuant to Section 10.2 hereof. If Landlord cannot restore the Premises within twelve (12) months from the date of such statement (as such period may be extended by any Unavoidable Delays or Tenant delays), then Tenant may elect to terminate this Lease by notice to Landlord not later than ten (10) Business Days following such twelve (12) month period (as so extended). If Tenant makes such election, the term shall expire upon the thirtieth (30th) day after notice of such election given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof.

                  (B) Notwithstanding the foregoing, if the Premises shall be substantially damaged during the last Lease Year of the Term, Landlord or Tenant may elect by notice, given within thirty (30) days after the occurrence of such damage, to terminate this Lease and if either party makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by such party and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof. As used herein, "substantially damaged" shall mean damage estimated by a reputable independent contractor, reasonably selected by Landlord, to take more than ninety (90) days to repair.

                  (C) Except as expressly set forth in this Section 10.3, Tenant shall have no other options to cancel this Lease under this Article 10.

          Section 10.4 This Article 10 constitutes an express agreement and
          ------------
stipulation governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and the provisions of N.J.S.A. 46:8-6 and 7 which provide for such contingency in the absence of an express agreement or stipulation, and any other law of like nature and purpose now or hereafter in force shall have no application in any such case.

                                  ARTICLE 11
                                EMINENT DOMAIN
                                --------------

          Section 11.1 If the whole of the Real Property, the Building or the
          ------------
Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property and not the entire Premises shall be so acquired or condemned then, (1) except as hereinafter provided in this Section 11.1, this Lease and the Term shall continue in force and effect, but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and the Escalation Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation and Tenant's Share shall be redetermined based upon the proportion in which the ratio between the rentable area of the Premises remaining after such acquisition or condemnation bears to the rentable area of the Building, exclusive of the retail portions remaining after such acquisition or condemnation; (2) whether or not the Premises shall be affected thereby, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a thirty (30) days' notice of termination of this Lease if Landlord shall elect to terminate all of the leases (including this Lease) affecting the Building; and (3) if the part of the Real Property so acquired or condemned shall contain more than fifteen percent (15%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Building or Premises, or if adequate parking is not available for Tenant's employees or business invitees, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a thirty (30) days' notice of termination of this Lease. If any such thirty (30) days' notice of termination is given by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this Section 11.1, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit exclusive of Tenant's Property and Specialty Alterations. Upon the termination of this Lease and the Term pursuant to the provisions of this Section 11.1, the Fixed Rent and Escalation Rent shall be apportioned and any prepaid portion of Fixed Rent and Escalation Rent for any period after such date shall be refunded by Landlord to Tenant.

          Section 11.2 In the event of any such acquisition or condemnation of
          ------------
all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section
11.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's Property included in such taking, and for any moving expenses, provided same does not reduce Landlord's award.

          Section 11.3 If the whole or any part of the Premises shall be
          ------------
acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice thereof to Landlord and the Term shall not be reduced or affected in any way; provided, however, that during the term of such temporary acquisition or condemnation, the Fixed Rent and Escalation Rent payable with respect to the Premises or portion thereof, as the case may be, shall be abated or reduced, as the case may be, and Landlord shall be entitled to receive for itself all awards and payments for (i) the use and occupancy of the Premises, or portion thereof, as the case may be, and (ii) the costs and expenses of restoration of the Premises.

                                  ARTICLE 12
                    ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.
                    --------------------------------------

          Section 12.1 (A) Except to the extent provided in Section 12.4 hereof,
          ------------
Tenant, without the prior consent of Landlord in each instance, may not (a) assign its rights or delegate its duties under this Lease (whether by operation of law, transfers of interests in Tenant or otherwise), mortgage or encumber its interest in this Lease, in whole or in part, (b) sublet, or permit the subletting of, the Premises or any part thereof, or (c) permit the Premises or any part thereof to be occupied or used for desk space, mailing privileges or otherwise, by any Person other than Tenant.

                  (B) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code or any state insolvency related statute, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code or such state insolvency related statute. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

          Section 12.2 (A) If Tenant's interest in this Lease is assigned in
          ------------
violation of the provisions of this Article 12, such assignment shall be void and of no force and effect against Landlord; provided. however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of Rental from the assignee as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and other items of Rental reserved in this Lease. If the Premises or any part thereof are sublet to, or occupied by, or used by, any Person other than Tenant, whether or not in violation of this Article 12, Landlord, after default by Tenant under this Lease, including, without limitation, a subletting or occupancy in violation of this Article 12, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and other items of Rental reserved in this Lease. No such assignment, subletting, occupancy or use, whether with or without Landlord's prior consent, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as tenant hereunder. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use.

                  (B) Tenant shall reimburse Landlord on demand for any reasonable third party out-of-pocket costs that may be incurred by Landlord in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Premises or any part thereof, including, without limitation, attorneys' fees and disbursements and the costs of making investigations as to the acceptability of the proposed subtenant or the proposed assignee.

                  (C) Neither an assignment of Tenant's interest in this Lease nor a subletting, occupancy or use of the Premises or any part thereof by any Person other than Tenant, nor any collection of Rental by Landlord from any Person other than Tenant as provided in this Section 12.2, nor any application of any such Rental as provided in this Section 12.2 shall, in any circumstances, relieve Tenant of its obligations under this Lease on Tenant's part to be observed and performed.

                  (D) Any Person to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code or any state insolvency related statute shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption. No assignment of this Lease shall relieve Tenant of its obligations hereunder and, subsequent to any assignment, Tenant's liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance.

          Section 12.3 (A) If Tenant assumes this Lease and proposes to assign
          ------------
the same pursuant to the provisions of the Bankruptcy Code or any state insolvency related statute to any Person who shall have made a bona fide offer
                                                               ---------
to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten

(10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (a) the name and address of such Person, (b) all of the terms and conditions of such offer, and (c) adequate assurance of future performance by such Person under the Lease as set forth in Paragraph (B) below, including, without limitation, the assurance referred to in
Section 365(b)(3) of the Bankruptcy Code. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such Person, less any brokerage commissions which
       ---------
would otherwise be payable by Tenant out of the consideration to be paid by such Person in connection with the assignment of this Lease.

                  (B) The term "adequate assurance of future performance" as used in this Lease shall mean that any proposed assignee shall, among other things, (a) deposit with Landlord on the assumption of this Lease the sum of the then Fixed Rent for a period of one (1) year as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, which sum shall be held by Landlord, (b) furnish Landlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant (or if not available, by the Chief Financial Officer of the assignee) which financial statements shall show a net worth of at least six (6) times the then Fixed Rent for each of such three (3) years, and (c) provide such other information or take such action as Landlord, in its reasonable judgment shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under the Lease.

          Section 12.4 (A) Tenant shall have the right, subject to the terms and
          ------------
conditions hereinafter set forth, without the consent of Landlord, to assign its interest in this Lease to (i) any corporation which is a successor to Tenant either by merger or consolidation, (ii) a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities) or (iii) an Affiliate of Tenant and Tenant shall have the right, subject to the terms and conditions hereinafter set forth, without the consent of Landlord, to sublease all or any portion of the Premises to an Affiliate of Tenant. Any assignment or subletting described above may only be made upon the condition that (a) any such assignee or subtenant shall continue to use the Premises for the conduct of the same business as Tenant was conducting prior to such assignment or sublease, (b) the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this Lease (except if such assignment or sublease is to an Affiliate and is made for a valid intracorporate business purpose) or to circumvent the provisions of Section 12.1 of this Article, and (c) in the case of an assignment, any such assignee shall have a net worth and annual income and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, equal to Tenant's net worth and annual income and cash flow, as so determined, on the date immediately preceding the date of such assignment. Tenant shall, within ten (10) Business Days after execution thereof, deliver to Landlord either (x) a duplicate original instrument of assignment in form and substance reasonably satisfactory to

Landlord, duly executed by Tenant, together with an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, or (y) a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and the subtenant.

                  (B) If Tenant is a partnership, the admission of new Partners, the withdrawal, retirement, death, incompetency or bankruptcy of any Partner, or the reallocation of partnership interests among the Partners shall not constitute an assignment of this Lease, provided the principal purpose of any of the foregoing is not to circumvent the restrictions on assignment set forth in the provisions of this Article 12. The reorganization of Tenant from a professional corporation into a partnership or the reorganization of a Tenant from a partnership into a professional corporation, shall not constitute an assignment of this Lease, provided that immediately following such reorganization the Partners of Tenant shall include the shareholders of Tenant existing immediately prior to such reorganization, or the shareholders of Tenant shall include the Partners of Tenant existing immediately prior to such reorganization, as the case may be.

                  (C) Except as set forth above, either a transfer (including the issuance of treasury stock or the creation and issuance of new stock or a new class of stock) of a controlling interest in the shares of Tenant (if Tenant is a corporation or trust) or a transfer of a majority of the total interest in Tenant (if Tenant is a partnership or other entity) at any one time or over a period of time through a series of transfers, shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Article 12, including, without limitation, the requirement that Tenant obtain Landlord's prior consent thereto. The transfer of shares of Tenant (if Tenant is a corporation or trust) for purposes of this Section 12.4 shall not include the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange.

                  (D) Notwithstanding anything to the contrary contained in this Article 12, Tenant shall have the right from time to time during the Term, subject to the provisions of Article 2 hereof, to sublease up to an aggregate of three thousand (3,000) rentable square feet of the Premises without the prior consent of Landlord and without payment to Landlord of any Sublease Profit derived therefrom, it being agreed that the provisions of Sections 12.6 and 12.7 hereof shall not apply to any such sublease.

          Section 12.5 (A) If, at any time after the originally named Tenant
          ------------
herein may have assigned Tenant's interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in paragraph
(D) of Section 16.1 hereof, or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to said Article 16 based upon any of the Events of Default set forth in such paragraph, any prior Tenant, including, without limitation, the originally named Tenant, upon request of Landlord given within thirty

(30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (1) pay to Landlord all Fixed Rent, Escalation Rent and other items of Rental due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (2) as "tenant", enter into a new lease with Landlord of the Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (a) Tenant's rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, (b) such new lease shall require all defaults existing under this Lease to be cured by Tenant with due diligence, and
(c) such new lease shall require Tenant to pay all Escalation Rent reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions of Article 27 hereof after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If any such prior Tenant shall default in its obligation to enter into said new lease for a period of ten (10) days next following Landlord's request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against such Tenant as if such Tenant had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of such Tenant's default thereunder.

                  (B) In the event of an assignment of this Lease (other than to an Affiliate of the originally named Tenant), (a) Landlord shall send copies of all "default notices" given to an assignee of the Lease to the originally named Tenant, (b) the originally named Tenant shall have the right to cure any defaults of such defaulting assignee, (c) the originally named Tenant shall have a period of time to cure such default equal to the grace period granted to such defaulting assignee hereunder commencing on the day immediately succeeding the expiration of such defaulting assignee's grace period, and (d) if (i) such default is not subject to cure by the originally named Tenant without the originally named Tenant being in physical possession of the Premises, and (ii) such defaulting assignee has not commenced such cure, then if Landlord has terminated this Lease upon occurrence of a default and the expiration of any applicable grace period and, after this Lease has terminated prior to the Fixed Expiration Date (or the last day of the Renewal Term), Landlord is then looking to Tenant to cure such default, then Landlord shall immediately thereafter demise and let the Premises to the originally named Tenant pursuant to a lease on the same executory terms and conditions contained in this Lease, subject to the possessory rights of the defaulting assignee, including, without limitation, the requirement that Tenant cure all defaults existing under this Lease immediately prior to its termination (other than those defaults which are by their nature incapable of being cured by anyone other than the defaulting assignee, such as, for example, the bankruptcy of the defaulting assignee). Tenant shall reimburse Landlord for all costs, including, without limitation, reasonable attorney's fees and disbursements, incurred by Landlord in connection with such new lease.

          Section 12.6 (A) Notwithstanding the provisions of Section 12.1
          ------------
hereof, Landlord shall not unreasonably withhold or delay its consent to any subletting of the Premises or any assignment of this Lease, provided that:

                       (1) the Premises shall not, without Landlord's prior consent, have been publicly advertised (including, without limitation, by the general circulation of written material within the brokerage community) for subletting at a rental rate less than the prevailing rental rate advertised by Landlord for comparable space in the Building;

                       (2) no Material Event of Default shall have occurred and be continuing;

                       (3) upon the date Tenant delivers the Tenant Statement to Landlord and upon the date immediately preceding the commencement date of any sublease or the effective date of any assignment approved by Landlord, the proposed subtenant or assignee, as the case may be, shall have a financial standing (taking into consideration the obligations of the proposed subtenant under the sublease) reasonably satisfactory to Landlord, be of a character and be engaged in a business in keeping with the standards in such respects of the other tenancies in the Building and propose to use the Premises in accordance with the provisions of Article 2 of this Lease;

                       (4) if Landlord then has comparable space available in the Building, the proposed subtenant or assignee shall not be a tenant of any space in the Building, nor shall the proposed subtenant or assignee be a Person with whom Landlord is then actively negotiating or discussing to lease space in the Building at the time of receipt of a Tenant Statement and Landlord notifies Tenant of such active negotiations within five (5) Business Days after receipt of a Tenant Statement;

                       (5) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall not violate any provision or restrictions herein relating to the use or occupancy of the Premises;

                       (6) the subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this Lease and the further condition and restriction that the sublease shall not be modified so as to reduce the rent thereunder without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, or assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others in violation of this Article 12 as if such subtenant were Tenant, without the prior written consent of Landlord in each instance;

                       (7) the subletting shall end no later than one (1) day before the Expiration Date;

                       (8) the assignee shall agree to assume all of the obligations of Tenant under this Lease from and after the date of the assignment;

                       (9) such sublease shall expressly provide that in the event of termination, re-entry or dispossess of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant, at Landlord's option, shall attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be:

                           (i)   liable for any act or omission of Tenant under
such sublease, or

                           (ii)  subject to any defense or offsets which such
subtenant may have against Tenant to the extent Tenant does not have the same defense or offset against Landlord, or

                           (iii) bound by any previous payment which such
subtenant may have made to Tenant of more than thirty (30) days in advance of the date upon which such payment was due, unless previously approved by Landlord, or

                           (iv)  bound by any obligation to make any payment to
or on behalf of such subtenant, or

                           (v)   bound by any obligation to perform any work or
to make improvements to the Premises, or

                           (vi)  bound by any amendment or modification of such
sublease made without its consent in violation of subparagraph (6) above, or

                           (vii) bound to return such subtenant's security
deposit, if any, until such deposit has come into its actual possession and such subtenant would be entitled to such security deposit pursuant to the terms of such sublease; and

                    (10) no subletting of a portion of the Premises shall be for less than three thousand (3,000) rentable square feet, and at no time shall there be more than three (3) occupants, including Tenant, in the Premises.

                  (B) At least ten (10) Business Days prior to any proposed subletting of all or any portion of the Premises or any proposed assignment of this Lease, Tenant shall submit a statement to Landlord (a "Tenant Statement")
                                                            ----------------
containing the following information: (1) the name and address of the proposed subtenant or assignee, as the case may be, (2) a description of the portion of the Premises to be sublet, (3) the essential terms and conditions of the proposed subletting or assignment, including, without limitation, the rent or consideration payable and the estimated value (including cost, overhead and supervision) of any improvements

(including any demolition to be performed) to the Premises for occupancy by such subtenant or assignee, as the case may be, (4) the nature and character of the business of the proposed subtenant or assignee, as the case may be, and (5) any other information that Landlord may reasonably request, together with a statement specifically directing Landlord's attention to the provisions of this
Section 12.6(B) requiring Landlord to respond to Tenant's request within ten
(10) Business Days after Landlord's receipt of the Tenant Statement. If Landlord shall fail to notify Tenant within said ten (10) Business Day period of Landlord's consent to or disapproval of the proposed subletting or assignment pursuant to the Tenant Statement, as contemplated by Section 12.6(A) hereof, or if Landlord shall have consented to such subletting or assignment as provided in
Section 12.6(A) hereof, Tenant shall have the right to sublease that portion of the Premises to such proposed subtenant or to assign its interest in this Lease on the same terms and conditions set forth in the Tenant Statement, subject to the terms and conditions of this Lease, including paragraph (A) of this Section
12.6. If Landlord shall notify Tenant within such ten (10) Business Day period of its disapproval of any sublease or assignment, it shall specify its reasons therefor in such notice. Tenant shall not enter into such sublease or assignment, as the case may be, within sixty (60) days after the delivery of the Tenant Statement to Landlord, then the provisions of Section 12.1 hereof and this Section 12.6 shall again be applicable to any other proposed subletting or assignment. If Tenant shall enter into such sublease or assignment within sixty
(60) days as aforesaid, Tenant shall deliver a true, complete and fully executed counterpart of (x) such sublease or (y) such assignment (which shall include an express assumption by the assignee of the observance and performance of, and an agreement to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be performed from and after the effective date thereof) to Landlord within five (5) Business Days after execution thereof.

          Section 12.7 (A) In connection with any subletting of all or any
          ------------
portion of the Premises, except for a subletting pursuant to Section 12.4(D) hereof, Tenant shall pay to Landlord an amount equal to fifty percent (50%) of any Sublease Profit derived therefrom. All sums payable hereunder by Tenant shall be calculated on an annualized basis, but shall be paid to Landlord, as additional rent, within ten (10) days after receipt thereof by Tenant.

          (B) Sublease Profit shall be recalculated from time to time to reflect any corrections in the prior calculation thereof due to (i) subsequent payments received or made by Tenant, (ii) the final adjustment of payments to be made by or to Tenant, and (iii) mistake. Promptly after receipt or final adjustment of any such payments or discovery of any such mistake, Tenant shall submit to Landlord a recalculation of the Sublease Profit, and an adjustment shall be made between Landlord and Tenant, on account of prior payments made or credits received pursuant to this Section 12.7.

          Section 12.8 Tenant shall pay to Landlord, upon receipt thereof, an
          ------------
amount equal to fifty percent (50%) of all Assignment Proceeds. For purposes of
Section 12.8, "Assignment Proceeds" shall mean all consideration payable to
               -------------------
Tenant, directly or indirectly, by any assignee, or any other amount received by Tenant from or in connection with any assignment (including, but not limited to, sums paid for the sale or rental, or consideration received on account of any contribution, of Tenant's Property) after deducting therefrom: (i) in the event of a sale (or contribution) of Tenant's Property, the then unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, (ii) the reasonable out-of-pocket costs and expenses of Tenant in making such assignment, such as brokers' fees, attorneys' fees, and advertising fees paid to unrelated third parties, (iii) any payments required to be made by Tenant in connection with the assignment of its interest in this Lease pursuant to any New Jersey statutes or any real property transfer tax of the United States or the City of Jersey City or the State of New Jersey (other than any income tax), (iv) any sums paid by Tenant to Landlord pursuant to Section 12.2(B) hereof, (v) the cost of improvements or alterations made by Tenant expressly and solely for the purpose of preparing the Premises for such assignment, as determined by Tenant's federal income tax returns, and/or the amount of any work allowance paid to such assignee, (vi) the unamortized or undepreciated cost of any of Tenant's Property leased to and used by such assignee, (vii) the then unamortized or undepreciated cost of the Alterations determined on the basis of Tenant's federal income tax returns, and (viii) any Rent paid by Tenant for the period commencing on the later of the date (a) Tenant has vacated the Premises for the normal conduct of its business, and (b) formally lists (i.e. by written agreement and in good faith) the Premises for rent with one or more real estate brokers or otherwise actively markets the Premises for rent and ending on the rent commencement date of such assignment. If the consideration paid to Tenant for any assignment shall be paid in installments, then the expenses specified in this Section 12.8 shall be amortized over the period during which such installments shall be payable.


                                  ARTICLE 13
                                  ELECTRICITY
                                  -----------

          Section 13.1 (A) Tenant shall at all times comply with the rules,
          ------------
regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. The risers serving the Premises shall be capable of supplying six (6) watts of electricity per rentable square foot of the Premises (exclusive of the electricity required to operate the baseboard heating system and the VAC) on a demand load basis. Tenant shall not use any electrical equipment which, in Landlord's reasonable judgment, would exceed such capacity. In the event that, based upon the demand readings of the utility company supplying electricity to the Building, in Landlord's reasonable judgment, Tenant's electrical requirements necessitate installation of an additional riser, risers or other proper and necessary equipment, Landlord shall so notify Tenant of same and the estimated cost thereof. Within five (5) Business Days after receipt of such notice, Tenant shall either cease such use of such additional electricity or shall request that additional electricity capacity (specifying the amount requested) be made available to Tenant. Landlord, in Landlord's reasonable judgment (taking into consideration the potential needs of present and future tenants of the Building and of the Building itself) shall determine whether to make available such additional electricity capacity to Tenant and the amount of such additional electricity capacity to be made available. If Landlord shall agree to make available additional electrical capacity and the same necessitates installation of an additional riser, risers or other proper and necessary equipment, including, without limitation, any switchgear, the same shall be installed by Landlord. Any such installation shall be made at Tenant's sole cost and expense, and shall be chargeable and collectible as additional rent and paid within ten (10) days after the rendition of a bill to Tenant therefor. If Landlord shall not agree to make such additional electricity capacity available, then upon Tenant's request, Landlord shall perform such work and purchase such equipment as may be necessary to increase the electricity capacity of the Building. Any such work and purchases shall be at Tenant's sole cost and expense, and shall be chargeable and collectible as additional rent and paid within ten (10) days after the rendition of a bill to Tenant therefor. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Premises by reason of any requirement, act or omission of the utility serving the Building or for any other reason not attributable to the gross negligence of Landlord, whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Landlord.

                       (B) Notwithstanding the provisions of Section 13.1(A) above, Landlord agrees to make available to Tenant an additional electrical capacity of six (6) watts per rentable square foot of the Premises (for a total of twelve (12) watts per rentable square foot).

          Section 13.2 Tenant shall obtain electricity directly from the public
          ------------
utility furnishing electric service to the Building. The costs of such service shall be paid by Tenant directly to such public utility. Such electricity may be furnished to Tenant by means of the existing electrical facilities serving the Premises, at no charge.

          Section 13.3 (A) As part of the Initial Alterations (but subject to
          ------------
the terms of Article 3 hereof with respect to Alterations), Tenant shall be permitted, at Tenant's sole cost and expense, to tap into and utilize the emergency generator and fuel tank system heretofore installed by Landlord in the Building (the "Emergency Generator") in order to provide the Premises with up to
               --------------------
250 kilowatts of emergency power capacity (the "Emergency Power"), including
                                                -----------------
adequate fuel tank capacity to ensure twenty-four (24) hours of continuous usage between fuel deliveries. In connection with such installation and as part of Landlord's Work, Landlord shall install the necessary risers and switch gear to deliver the Emergency Power to the Premises.

                       (B) The Emergency Power shall be supplied to Tenant for an annual fee of Forty-Three Thousand Seven Hundred Fifty Dollars ($43,750) ($3,645.83 per month), commencing on Tenant's Business Occupancy Date, which charge shall be paid by Tenant to Landlord, as additional rent, within ten (10) days after Tenant's receipt from Landlord of a bill therefor. In addition, Tenant shall reimburse Landlord an amount equal to Tenant's pro-rata portion of Landlord's actual out-of-pocket costs and expenses (based upon the ratio of the Emergency Power to the total emergency power capacity of the Emergency Generator) incurred in connection with (i) any actual usage by Tenant of the Emergency Power, (ii) maintenance and monthly testing of the emergency Generator under full load, and (iii) regular testing of the purity and quality of the fuel oil for such system.

                       (C) Landlord shall maintain the Emergency Generator in a manner consistent with first-class office buildings in the New York/New Jersey metropolitan area, and in connection therewith shall enter into a maintenance contract with an independent, reputable third party, on commercially reasonable terms. Such maintenance contract shall provide, inter alia, for the periodic
                                                ----------
testing of the Emergency Generator and for regular and consistent deliveries of fuel oil so as to ensure that the Emergency Generator shall commence generating immediately and continue so generating throughout all emergencies.


                                   ARTICLE 14
                               ACCESS TO PREMISES
                               ------------------

          Section 14.1 (A) Tenant shall permit Landlord, Landlord's agents,
          ------------
representatives, contractors and employees and the agents, representatives, contractors and employees of public utilities and telecommunications companies servicing the Building to erect, use and maintain concealed ducts, exhausts, pipes, cables, risers and conduits in and through the Premises. Landlord, Landlord's agents, representatives, contractors, and employees and the agents, representatives, contractors, and employees of public utilities and telecommunications companies servicing the Building shall have the right to enter the Premises at all reasonable times upon reasonable prior notice (except in the case of an emergency in which event Landlord and Landlord's agents, representatives, contractors, and employees may enter without prior notice to Tenant), which notice may be oral, to examine the same, to show them to prospective purchasers, or prospective or existing Mortgagees or Lessors, and to make such repairs, alterations, improvements, additions or restorations (i) as Landlord may reasonably deem necessary to the Premises or to any other portion of the Building, or (ii) which Landlord may elect to perform following ten (10) days after notice, except in the case of an emergency (in which event Landlord and Landlord's agents, representatives, contractors, and employees may enter without prior notice to Tenant), following Tenant's failure within the applicable time or grace period to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (iii) for the purpose of complying with any Requirements, a Superior Lease or a Mortgage, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part, provided Landlord utilizes not more than one hundred (100) square feet of contiguous space therefor, and the Fixed Rent (and any other item of Rental) shall not abate (except to the extent expressly set forth in Section 14.2 hereof) while said repairs, alterations, improvements, additions or restorations are being made, by reason of loss or interruption of business of Tenant, or otherwise. With respect to any access required under this
Section 14.1 (A), other than for the performance of work by Landlord by reason of clause (ii) above, Landlord, at its expense, but subject to recoupment pursuant to Article 27 hereof, shall employ contractors or labor at so-called overtime or other premium pay rates if necessary to make any repairs required to be made by it hereunder to remedy any condition that either (i) results in a denial of access to the Premises, (ii) threatens the health or safety of any occupant of the Premises, (iii) except in the case of a fire or other casualty, materially interferes with Tenant's ability to conduct its business in the Premises. In all other cases, at Tenant's request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expense in making any repairs, alterations, additions or improvements, and Tenant shall pay to Landlord, as additional rent, within ten (10) Business Days after demand, an amount equal to the difference between the overtime or other premium pay rates and the regular pay rates for such labor and any other overtime costs or expenses so incurred. Except in the case of emergency or for the performance of work by Landlord by reason of clause (ii) above, no access under this Section 14.1(A) shall be permitted to Tenant's trading room during the hours which Tenant conducts its trading operations.


                       (B) Any work performed or installations made pursuant to this Article 14 shall be made with reasonable diligence and otherwise pursuant to the provisions of Section 4.3 hereof

                       (C) Except as hereinafter provided, any pipes, cables, ducts, exhausts or conduits installed in or through the Premises pursuant to this Article 14 shall be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises. Notwithstanding the foregoing, any such pipes, cables, ducts, exhausts or conduits may be furred at points immediately adjacent to partitioning columns or ceilings located or to be located in the Premises, provided that the same are completely furred and that the installation of such pipes, cables, ducts, exhausts or conduits, when completed, shall not reduce the usable area of the Premises beyond a de minimis amount.
                  ----------

          Section 14.2 (A) If (1) due to (a) any work, repair or installation
          ------------
performed by Landlord or failure by Landlord to perform its obligations hereunder, including by reason of Unavoidable Delays (a "Landlord's
                                                         ----------
Interruption") or (b) an interruption (a "Qualified Building Service
------------                              --------------------------
Interruption"), of any service required to be provided to Tenant hereunder,
------------
including, without limitation, electricity, water, VAC or other utility services from the public utility company (other than a general utility company interruption of electricity, water, VAC or other utility services affecting the entire Building) all or a portion of the Premises becomes unusable for a least four (4) consecutive Business Days (or two (2) Business Days if the same has occurred by reason of Landlord's willful misconduct) such that (x) Tenant shall be unable to operate its business in all or any portion of the Premises in substantially the same manner as such business was operated prior to the occurrence of such Landlord Interruption or Qualified Building Service Interruption, and (y) Tenant shall have relocated the majority of its employees from that portion of the Premises which is the subject of such Landlord Interruption or Qualified Building Service Interruption and ceases to occupy the same for the conduct of its business and (2) Tenant shall have notified Landlord of the same, the Fixed Rent, Escalation Rent and other Rental with respect to the Premises shall be reduced from and after the date of such notice from Tenant on a per diem basis in the proportion in which the area of the portion of the Premises which is unusable and so vacated bears to the total area of the portion of the Premises for each day that such portion of the Premises remains unusable. Notwithstanding the foregoing, if such inability of Tenant to so operate its business shall (x) affect more than fifty percent (50%) of the Premises and (y) continue for at least one hundred twenty (120) consecutive days, then Tenant, upon not less than thirty (30) days' notice to Landlord, may terminate this Lease. If Landlord shall not complete the cure of such condition on or before such thirtieth (30th) day, this Lease and the Term shall come to an end and expire upon the expiration of such thirty (30) days with the same effect as if the date of the expiration of such thirty (30) days were the Expiration Date.

          (B) If (1) due to (a) a Landlord Interruption or (b) a Qualified Business Service Interruption, or (c) a diminution of Landlord's services hereunder (a "Service Diminution") all or a portion of the Premises becomes
              -------------------
unusable for at least four (4) consecutive Business Days (or two (2) Business Days if the same has occurred by reason of Landlord's willful misconduct) such that (i) Tenant shall be unable to operate its business in all or any portion of the Demised Premises in substantially the same manner as such business was operated prior to such Landlord Interruption, or such Qualified Building Service Interruption, or such Service Diminution, (ii) such Landlord Interruption, Qualified Business Service Interruption or Service Diminution shall occur during business hours, and (iii) Tenant continues to occupy such portion of the Premises, and (2) Tenant shall have notified Landlord of the same, the Fixed Rent, Escalation Rent and other Rental with respect to the Premises shall be reduced from and after the date of such occurrence on a per diem basis by fifty percent (50%) of the portion of such Rental equal to the portion of the Premises which is unusable (but used) for each day that such portion of the Premises remains unusable (but used).

          Section 14.3 During the twelve (12) month period prior to the
          ------------
Expiration Date or the expiration of any renewal or extended term, Landlord may on not less than one (1) day's prior telephonic notice to Tenant, exhibit the Premises to prospective tenants thereof, subject, however, to Tenant's reasonable security requirements and provided the same does not unreasonably interfere with Tenant's business operations.

          Section 14.4 If Tenant shall not be present when for any reason entry
          ------------
into the Premises shall be necessary by reason of an emergency, Landlord or Landlord's agents, representatives, contractors or employees may enter the same without rendering Landlord or such agents liable therefor if during such entry Landlord or Landlord's agents shall accord reasonable care under the circumstances to Tenant's Property, and without in any manner affecting this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided.

          Section 14.5 Landlord also shall have the right at any time, without
          ------------
the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building is commonly known, provided any such change does not (a) unreasonably reduce, interfere with or deprive Tenant of access to the Building or the Premises, or (b) reduce the rentable area (except by a de minimis amount) of the Premises. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair, in accordance with the provisions of Section 14.1 or 14.4 hereof.

          Section 14.6 If Landlord shall have failed to commence and proceed
          ------------
with due diligence within thirty (30) days after notice from Tenant, (or promptly after notice from Tenant in the case of emergency) any repairs required to be made by Landlord hereunder within the Premises, Tenant may perform such repairs within the Premises for the account of Landlord (except that Tenant may not so perform the repairs if such performance affects any portion of the Building Systems, any structural aspect of the Building or any other area outside the Premises). To the extent that Tenant incurs any cost or expense for the performance of the foregoing, Tenant shall submit to Landlord copies of relevant bills, receipts, invoices and other backup documentation, together with proof of payment thereof, and Landlord shall reimburse Tenant for such reasonable costs within ten (10) Business Days after submission of such bills, receipts, invoices, documentation and proof of payment. If Landlord fails to reimburse Tenant for any costs or expenses incurred by Tenant under this Section
14.6 within the ten (10) Business Day period provided herein, Tenant may offset the amount of such expenditures (together with interest at the Applicable Rate commencing 30 days after Tenant's submission of bills, receipts, invoices, documentation and proof of payment) against the next installments of Fixed Rent, Escalation Rent and any other items of Rental becoming due hereunder until Tenant has been fully reimbursed therefor.

                                  ARTICLE 15
                           CERTIFICATE OF OCCUPANCY
                           ------------------------



          Tenant shall not at any time use or occupy the Premises in violation of any certificate of occupancy at such time issued for the Premises or for the Building and in the event that any Governmental Authority shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant, upon five (5) Business Days' written notice from Landlord or any Governmental Authority, shall immediately discontinue such use of the Premises. Tenant shall obtain a temporary or permanent certificate of occupancy covering the Premises permitting the Premises to be used as "offices" and such temporary or permanent certificate of occupancy will be in force upon the date upon which Tenant shall occupy all or any portion of the Premises for the conduct of business, provided, however, neither such certificate, nor any provision of this Lease, nor any act or omission of Landlord, shall be deemed to constitute a representation or warranty that the Premises, or any part thereof, lawfully may be used or occupied for any particular purpose or in any particular manner, in contradistinction to mere "office" use. Landlord covenants that, on the date Tenant shall apply for any building permit or said temporary or permanent certificate of occupancy, Landlord shall not have taken any action or failed to comply with any Requirements (other than those with which Tenant is required to comply under this Lease) which would prevent Tenant from obtaining said temporary or permanent certificate of occupancy, and if Landlord has taken any such actions or failed to so comply, the Rent Commencement Date shall be deferred on a day for day basis for the first thirty (30) days that Tenant is so prevented from obtaining any building permit or said temporary or permanent certificate of occupancy and two (2) days for each day after such thirty (30) day period that Tenant is so prevented.


                                  ARTICLE 16
                                    DEFAULT
                                    -------

          Section 16.1 Each of the following events shall be an "Event of
          ------------                                           --------
Default" hereunder:
-------

          (A) if Tenant shall default in the payment when due of any installment of Fixed Rent or any other item of Rental and such default shall continue for five (5) Business Days after notice of such default has been given by Landlord to Tenant; or

          (B) if the Premises shall become abandoned for more than sixty (60) days and Tenant is not actively attempting to sublet the Premises or assign this Lease; or

          (C) if Tenant's interest or any portion thereof in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 12 hereof; or

          (D) (1) if Tenant shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (2) if Tenant shall commence or institute any case, proceeding or other action (A) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

               (3) if Tenant shall make a general assignment for the benefit of creditors; or

               (4) if any case, proceeding or other action shall be commenced or instituted against Tenant (A) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of ninety (90) days; or

               (5) if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or

               (6) if Tenant shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (2), (3), (4) or (5) above; or

               (7) if a trustee, receiver or other custodian is appointed for any substantial part of the assets of Tenant which appointment is not vacated or stayed within seven (7) Business Days; or

          (E) if this Lease is assigned (or all or a portion of the Premises are subleased) to an Affiliate of Tenant and on or before the second (2nd) anniversary of such assignment or sublease such entity shall no longer (i) control, (ii) be under common control with, or (iii) be under the control of Tenant (or any permitted successor by merger, consolidation or purchase as provided herein), unless Tenant shall comply with the provisions of Article 12 of this Lease;

          (F) if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant's part to be observed or performed and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of thirty (30) days and Tenant shall not, if practicable, commence within said period of thirty (30) days, or, if not, as soon as practicable thereafter, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default.

          Section 16.2 (A) If an Event of Default (i) described in Section 16.
          ------------
1(D) hereof shall occur, or (ii) described in Sections 16. 1(A), (B), (C), (E) or (F) shall occur and Landlord, at any time thereafter, at its option gives written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date Landlord shall give Tenant such notice, then this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date on which the Event of Default described in clause (i) above occurred or the date such notice is given to Tenant by Landlord, pursuant to clause (ii) above, as the case may be, were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall nonetheless be liable for all of its obligations hereunder, as provided for in Articles 17 and 18 hereof. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 16.1(D) hereof, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease as provided in Section 12.3(B), Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) days' notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

          (B) If an Event of Default described in Section 16.1(A) hereof shall occur, or this Lease shall be terminated as provided in Section 16.2(A) hereof, Landlord, without notice, may dispossess Tenant by summary proceedings or otherwise.

          Section 16.3 If at any time, (i) Tenant shall comprise two (2) or more
          ------------
persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, the word "Tenant," as used in
Section 16.1(D), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 16.1(D) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section 16.2.

                                  ARTICLE 17
                             REMEDIES AND DAMAGES
                             --------------------

          Section 17.1 (A) If there shall occur any Event of Default, and this
          ------------
Lease and the Term shall expire and come to an end as provided in Article 16 hereof:

                        (1) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and


          (2) Landlord, at Landlord's option, may relet the whole or any portion or portions of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.


          (B) Tenant hereby waives the service of any notice of intention to reenter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.


          Section 17.2 (A) If this Lease and the Term shall expire and come to
          ------------
an end as provided in Article 16 hereof, or by or under any summary proceeding or any other action or proceeding, Landlord shall re-enter the Premises as provided in Section 17.1, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

          (1) Tenant shall pay to Landlord all Fixed Rent. Escalation Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of reentry upon the Premises by Landlord, as the case may be;

          (2) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency ("Deficiency") between the Rental for the period which
                          ----------
otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of paragraph (2) of Section 17.1 (A) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, Landlord's re-entry upon the Premises and with such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys' fees and disbursements, alteration costs, contribution to work and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and


          (3) whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the Rental for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Base Rate less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of clause (A) (2) of this Section 17.2 for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.


          (B) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 17.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Solely for the purposes of this Article 17, the term "Escalation Rent" as used in Section 17.2(A) shall mean the Escalation Rent in effect immediately prior to the Expiration Date, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase pursuant to the provisions of Article 27 hereof for the Operating Year immediately preceding such event. Nothing contained in Article 16 hereof or this Article 17 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this
Section 17.2.


                                  ARTICLE 18
                          LANDLORD FEES AND EXPENSES
                          --------------------------

          Section 18.1 If Tenant shall be in default in the performance of any
          ------------
of its obligations under this Lease beyond any applicable grace period, Landlord may (1) perform the same for the account of Tenant, or (2) make any expenditure or incur any obligation for the payment of money, including, without limitation, attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, and the cost thereof, with interest thereon at the Applicable Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant therefor and if the term of this Lease shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.


          Section 18.2 If Tenant shall fail to pay any installment of Fixed
          ------------
Rent, Escalation Rent or any other item of Rental within five (5) Business Days after such amount is due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Escalation Rent or other item of Rental, as the case may be, as a late charge and as additional rent, a sum equal to interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due to and including the date of payment.



                                  ARTICLE 19
                          REPRESENTATIONS BY LANDLORD
                          ---------------------------

          Section 19.1 Landlord and Landlord's agents and representatives have
          ------------
made no representations or promises with respect to the Building, the Real Property, the Premises or the Site, including, without limitation, any proposed further or future development of the Site, or any portion thereof, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Subject to Landlord's compliance with its obligations pursuant to Sections 3.5 and 4.1 hereof, Tenant shall accept possession of the Premises in the condition which shall exist on the Commencement Date "as is", and Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises for Tenant's occupancy, except for Landlord's Work.

          Section 19.2 Landlord represents that Tenant's contemplated use of the
          ------------
Premises for the purposes set forth in Section 2.1 hereof will not violate the Newport City Urban Redevelopment Plan.

                                  ARTICLE 20
                                  END OF TERM
                                  -----------

          Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and damage by fire or other casualty or for which Tenant is not responsible under the terms of this Lease excepted, and otherwise in compliance with the provisions of Article 3 hereof. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of any Requirements in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 20. Tenant acknowledges that possession of the Premises must be surrendered to Landlord on the Expiration Date. Tenant agrees to indemnify and save Landlord harmless from and against all claims, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be extremely substantial, will exceed the amount of the monthly installments of the Fixed Rent and Rental theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord on the Expiration Date, in addition to any other rights or remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord's right to demonstrate and collect any damages suffered by Landlord and arising from Tenant's failure to surrender the Premises as provided herein, Tenant shall pay to Landlord on account of use and occupancy of the Premises for each month and for each portion of any month during which Tenant holds over in the Premises after the Expiration Date, a sum equal to two (2) times the aggregate of that portion of the Fixed Rent, Escalation Rent and Rental which was payable under this Lease during the last month of the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or to limit in any manner Landlord's right to regain possession of the Premises through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 20. The provisions of this Article 20 shall survive the Expiration Date.



                                  ARTICLE 21
                                QUIET ENJOYMENT
                                ---------------

          Provided no Event of Default has occurred and is continuing, Tenant may peaceably and quietly enjoy the Premises free from any claim by Landlord or any party claiming by, through or under Landlord subject, nevertheless, to the terms and conditions of this Lease.

                                  ARTICLE 22
                                  POSSESSION
                                  ----------

          Landlord shall deliver possession of the Premises on the Commencement Date.



                                   ARTICLE 23
                                   NO WAIVER
                                   ---------

          Section 23.1 No act or thing done by Landlord or Landlord's agents
          ------------
during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting.


          Section 23.2 The failure of Landlord to seek redress for violation of,
          ------------
or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation of the provisions of this Lease, from having all of the force and effect of an original violation of the provisions of this Lease. The receipt by Landlord of Fixed Rent, Escalation Rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by Landlord or Tenant, as the case may be. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or other item of Rental herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or other item of Rental, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or other item of Rental be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Fixed Rent or other item of Rental or to pursue any other remedy provided in this Lease. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.


          Section 23.3 The failure of Tenant to seek redress for violation of,
          ------------
or to insist upon the strict performance of, any covenant or condition of this Lease on Landlord's part to be performed, shall not be deemed a waiver of such breach or prevent a subsequent act which would have originally constituted a violation of the provisions of this Lease from having all of the force and effect of an original violation of the provisions of this Lease. The payment by Tenant of Fixed Rent, Escalation Rent or any other item of Rental or performance of any obligation of Tenant hereunder with knowledge of any breach of any covenant of this Lease shall not be deemed a waiver of such breach, and payment of the same by Tenant shall be without prejudice to Tenant's right to pursue any remedy against Landlord in this Lease provided.



                                  ARTICLE 24
                            WAIVER OF TRIAL BY JURY
                            -----------------------

          The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.



                                  ARTICLE 25
                             INABILITY TO PERFORM
                             --------------------

          This Lease and the obligation of Tenant to pay Rental hereunder and the obligation of Landlord to make any required payments to Tenant hereunder, and Landlord's and Tenant's respective obligations to perform all of the other covenants and agreements hereunder on the part of Landlord or Tenant (as the case may be) to be performed shall not be affected, impaired or excused because Landlord or Tenant (as the case may be) is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord or Tenant (as the case may be) is prevented or delayed from so doing by reason of strikes or labor troubles or by accident, or by any cause whatsoever beyond

Landlord's or Tenant's control, including, but not limited to, laws, governmental preemption in connection with a national emergency or by reason of any Requirements of any Governmental Authority or by reason of failure of the VAC, electrical, plumbing, or other Building Systems in the Building, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency ("Unavoidable Delays"). Under no circumstances shall
                         ------------------
insufficiency or unavailability of funds be deemed an Unavoidable Delay.


                                  ARTICLE 26
                               BILLS AND NOTICES
                               -----------------

          Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt) or if sent by registered or certified mail (return receipt requested) addressed if to Tenant (a) at Tenant's address set forth in this Lease, Attn.:
     Kenneth Pasternak, if mailed prior to Tenant's taking possession of the Premises, or (b) at the Building, Attn.: Kenneth Pasternak, if mailed subsequent to Tenant's taking possession of the Premises, or (c) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, in each case of a notice of default with a copy to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, Attn.: Harold E. Rosen, Esq., or

          if to Landlord c/o The Limited, Inc., Two Limited Parkway, P.O. Box 16000, Columbus, Ohio 43216, Attn: Mr. Samuel Fried, and with copies to (x) The Limited, Inc., Two Limited Parkway, P.O. Box 16000, Columbus, Ohio 43216, Attn.: Mr. John DeWolf, (y) The Georgetown Group, Inc., 667 Madison Avenue, New York, New York 10021, Attn: Mr. Edgar A. Lampert, and (z) each Mortgagee and Lessor which shall have requested same, by notice given in accordance with the provisions of this Article 26 at the address designated by such Mortgagee or Lessor, or to such other address(es) as Landlord, Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 26.

Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been delivered as evidenced by signed receipt, return receipt or affidavit of the party making delivery or as of the date of attempted delivery in the case of refusal to accept delivery or changed address of which no notice was given.

                                  ARTICLE 27
                                  ESCALATION
                                  ----------

          Section 27.1 For the purposes of this Article 27, the following terms
          ------------
shall have the meanings set forth below.

                 (A)    (1)    "Operating Expenses" shall mean the aggregate of
                                ------------------
those costs and expenses (and taxes, if any, thereon, including without limitation, sales and value added taxes) paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in respect of (x) the Operation of the Property which are properly chargeable to the Operation of the Property under generally acceptable accounting procedures together with and including (without limitation) the costs of gas, oil, steam, water, sewer rental, electricity (for the portions of the Real Property not leased to and occupied by tenants or available for occupancy, provided, however, that electricity used to provide heat through the electrical baseboard heating units shall be included in Operating Expenses for the entire Building, including those portions of the Building which are available for leasing and occupancy by tenants and those portions of the Building which are not leasable), VAC and other utilities furnished to the Building and utility taxes, and the expenses incurred in connection with the Operation of the Property such as insurance premiums, attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in applying for any reduction of Taxes or any other matters expressly excluded herein) and auditing and other professional fees and expenses, and (y) the maintenance and operation of areas comprising portions of the Site which areas (1) are not exclusively reserved to the use of individual owners, tenants or operators of projects within the Site, and (2) Tenant and other occupants of the Building and their respective agents, representatives, employees, invitees and customers shall have the right to use or have the benefit of, in common with Landlord and others, but specifically excluding:

                              (i)    Taxes,

                              (ii)   transfer, gains, inheritance, estate, gift,
corporation, franchise or income taxes imposed upon Landlord,

                              (iii)  debt service (including interest and
amortization) on Mortgages and other indebtedness of Landlord,

                              (iv)   all leasing commissions, and other leasing
costs of any kind or nature in connection with leases in the Building,

                              (v)    capital improvements (except as otherwise
provided herein), which shall include any repair, alteration, addition, replacement or other items which under generally accepted accounting principles consistently applied is properly classified as a capital expenditure,

                       (vi) the cost of electrical energy furnished directly to Tenant and other tenants of the Building or to prepare any space for occupancy except for the cost of electrical energy used to provide heat for the entire Building through the electrical baseboard heating units,

                       (vii) the cost of tenant installations incurred in connection with preparing space for a new tenant, or payments or other contributions in lieu thereof,

                       (viii) salaries, fringe benefits or other compensation of personnel above the grade of building manager,

                       (ix)   rent or other payments paid under Superior Leases,

                       (x) any expense for which Landlord is otherwise compensated through the proceeds of insurance or would have been compensated if Landlord had carried the insurance coverage required by Section 9.3, or is otherwise or has the right to be compensated by any tenant (including Tenant) of the Building other than pursuant to provisions similar to the provisions set forth in this Article 27 or for services in excess of the services Landlord is obligated to furnish to Tenant hereunder,

                       (xi) legal, arbitration, accounting or other professional fees incurred in connection with any negotiation of, or disputes arising out of, or enforcement of, any space lease in the Building, or any amendment, extension or cancellation thereof,

                       (xii) depreciation and amortization, except as provided herein,
                       (xiii) Landlord's entertainment, public relations, advertising and promotional costs for the Building,

                       (xiv) any fee or expenditure paid (a) to any Affiliate of Landlord, or other entity in which Landlord owns directly or indirectly, a ten percent (10%) interest, or (b) to any shareholder owning at least ten percent (10%) of the common stock, any general partner, any officer above the rank of vice president, or member of any Board of Directors of Landlord or of any Person described in this clause (xiv) or (c) to any person who is a relative by blood or marriage of any such persons, in each case in excess of the amount which would be paid in the absence of such relationship,

                       (xv) costs (including permits, licensing and inspection fees) incurred in renovating or otherwise improving, decorating or altering space for tenants or other occupants, or vacant space (excluding common areas) in the Building,

                       (xvi) financing and refinancing costs, including without limitation, legal and accounting fees in connection therewith,

                       (xvii) costs and expenses incurred by Landlord in connection with a sale or other transfer of the Building or the lessee's interest in any ground lease or any ownership interest in Landlord, including without limitation, legal and accounting fees incurred in connection therewith,

                       (xviii) late payment penalties in the nature of interest or late fees or any fine or penalty,

                       (xix) costs and expenses incurred as a result of the negligence of Landlord or its agents or contractors or as a result of the breach by a Building tenant of its lease,

                       (xx) costs of installing, operating and maintaining any special facility such as an observatory, broadcasting facility, child care facility, restaurant or luncheon club, athletic or recreational club, theater or cafeteria,

                       (xxi) costs and expenses incurred in connection with the Parking Garage,

                       (xxii) costs and expenses incurred by Landlord in maintaining and/or operating the Emergency Generator,

                       (xxiii) to the extent any costs includable in Operating Expenses are incurred with respect to both the Building and other properties (including, without limitation, salaries, fringe benefits and other compensation of Landlord's personnel who provide services to both the Building and other properties), there shall be excluded from operating expenses a fair and reasonable percentage thereof which is properly allocable to such other properties,

                       (xxiv) the cost of providing any service customarily included in management fees (e.g., bookkeeping and accounting costs),

                       (xxv) the cost of acquiring or replacing any separate electrical meter Landlord may provide to any of the tenants in the Building,

                       (xxvi) costs relating to withdrawal liability of unfunded pension liability under the Multi-Employer Pension Plan Act or similar law,

                       (xxvii) costs of acquiring, leasing, restoring or displaying sculptures, paintings and other objects of art located within or outside the Building, except only for the costs of maintaining such objects in the public areas of the Building,

                       (xxviii) expenses allocable directly and solely to the retail space of the Building (including, without limitation, plate glass insurance),

                         (xxix)   costs incurred in connection with making any
additions to, or building additional stories on, the Building or its plazas, or adding buildings or other structures adjoining the Building, or connecting the Building to other structures adjoining the Building,

                          (xxx)   the costs of repairs or replacements or
restorations by reason of fire or other casualty or condemnation,

                         (xxxi)   the cost paid or incurred in connection with
the removal, replacement, enclosure, encapsulation or other treatment of any Hazardous Materials in the Building, and

                        (xxxii)   the cost of any judgment, settlement or
arbitration award resulting from any liability of Landlord (including any Landlord obligation to indemnify Tenant or any other tenant in the Building but excluding any liability for amounts otherwise includable in Operating Expenses hereunder) and all expenses incurred by Landlord in connection therewith;

except, however, that if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such work or services to such tenant. Any costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense shall be deducted from Operating Expenses otherwise chargeable to the Operation of the Property. Any insurance proceeds received with respect to any item previously included as an Operating Expense shall be deducted from Operating Expenses for the Operating Year in which such proceeds are received; provided, however, to the extent any insurance proceeds are received by Landlord in any Operating Year with respect to any item which was included in Base Operating Expenses, the amount of insurance proceeds so received shall be deducted from Base Operating Expenses and (a) the Base Operating Expenses shall be retroactively adjusted to reflect such deduction and (b) all retroactive Operating Payments resulting from such retroactive adjustment shall be due and payable when billed by Landlord;

                        (2) In determining the amount of Operating Expenses (including Base Operating Expenses) for any Operating Year, if less than ninety-five percent (95%) of the Building rentable area shall have been occupied by tenant(s) at any time during any such Operating Year, Operating Expenses shall be determined for such Operating Year to be an amount equal to the like expenses which would normally be expected to be incurred if ninety-five percent (95%) of the Building rentable area been occupied throughout such Operating Year.

                        (3)   (a)   If any capital improvement is made during
any Operating Year to comply with a Requirement, or as a capital replacement in lieu of a repair, then the cost of such improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made; provided, however, to the extent the cost of such improvement is required to be capitalized under generally accepted accounting principles for federal income tax purposes, such cost shall be amortized over the useful life of such improvement as reasonably estimated by Landlord and the annual amortization, together with interest thereon at the then Base Rate, of such improvement shall be deemed an Operating Expense in each of the Operating Years during which such cost of the improvement is amortized.

                              (b)   If any capital improvement is made during
any Operating Year for the purpose of saving or reducing Operating Expenses (as, for example, a labor-saving improvement), then the cost of such improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made; provided, however, (i) such cost shall be amortized over such period of time as Landlord reasonably estimates such savings or reduction in Operating Expenses will equal the cost of such improvement and the annual amortization, together with interest thereon at the then Base Rate, of such improvement shall be deemed an Operating Expense in each of the Operating Years during which such cost of the improvement is amortized, and (ii) prior to including the cost of any such capital improvement in Operating Expenses, Landlord shall deliver to Tenant statements from an independent contractor or other appropriate individual qualified to make such judgment to the effect that such improvement is reasonably expected to produce such savings or reduction in Operating Expenses.

                  (B)   "Operating Statement" shall mean a statement in
                         -------------------
reasonable detail setting forth (1) a line item comparison of the Operating Expenses for an Operating Year with the Base Operating Expenses and (2) the Operating Payment and the calculation thereof with respect to the preceding Operating Year pursuant to the provisions of this Article 27.

                  (C)   "Operating Year" shall mean the calendar year within
                         --------------
which the Commencement Date occurs and each subsequent calendar year for any part or all of which Escalation Rent shall be payable pursuant to this
Article 27.

                  (D)   "Taxes" shall mean the aggregate amount of real estate
                         -----
taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation,
(i) assessments made upon or with respect to any "air" and "development" rights now or hereafter appurtenant to or affecting the Real Property, and (ii) any taxes or assessments levied after the date of this Lease in whole or in part for public benefits to the Real Property or the Building) without taking into account any discount that Landlord may receive by virtue of any early payment of Taxes; provided, that if because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord's sole asset were the Real Property. With respect to any Tax Year, all expenses, including attorneys' fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (w) any taxes on Landlord's income, (x) franchise taxes, (y) estate or inheritance taxes or
(z) any similar taxes, imposed on Landlord, unless such taxes are levied, assessed or imposed in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions which now constitute Taxes. Landlord represents to Tenant that no additional building can be or will be constructed on the Land.

                  (E)   "Tax Statement" shall mean a statement in reasonable
                         -------------
detail setting forth a comparison of the Taxes for a Tax Year with the Base
Taxes.

                  (F)   "Tax Year" shall mean the period January 1 through
                         --------
December 31 (or such other period as hereinafter may be duly adopted by the Governmental Authority then imposing taxes as its fiscal year for real estate tax purposes), any portion of which occurs during the Term.

           Section 27.2 (A) Notwithstanding the definition of Taxes set forth in
           ------------
Section 27.1(D) hereof, Tenant expressly acknowledges that the Real Property is currently subject to the provisions of the Tax Agreement. Accordingly, Landlord and Tenant hereby agree that-for as long as the Tax Agreement shall be and remain in full force and effect, Taxes shall mean the aggregate of the payments which are obligated to be made to the City of Jersey City or any other appropriate taxing authority pursuant to the Tax Agreement. If, at any time, the Tax Agreement shall cease to be in full force and effect with respect to the Real Property, the definition of Taxes set forth in Section 27.1(D) shall automatically become effective.

                        (B)(1) Tenant shall pay as additional rent an amount equal to Tenant's Tax Share of the difference, if any, between current Taxes and Base Taxes (the "Tax Payment"). Notwithstanding the foregoing, the Tax Payment
                 -----------
for the period commencing on (i) the Rent Commencement Date and ending on March 31, 1998, shall be an amount equal to $0; (ii) April 1, 1998 and ending March 31, 2003, shall be an amount equal to the product of (a) the Space Factor and (b) $.45; and (iii) April 1, 2003 and ending on March 31, 2008, shall be an amount equal to the product of (a) the Space Factor and (b) $.90. Tenant shall pay one-twelfth (1/12) of the Tax Payment to Landlord on the first day of each month.

                  (2) At any time during or after the Term for the partial Tax Year April 1, 2008 though December 31, 2008 and for any Tax Year thereof, Landlord may render to Tenant a Tax Statement showing (i) a comparison of the Taxes for the Tax Year with the Base Taxes, and (ii) the amount of the Tax Payment resulting from such comparison. On the first day of the month following the furnishing to Tenant of a Tax Statement, Tenant shall pay to Landlord a sum equal to one-twelfth (1/12th) of the Tax Payment shown thereon to be due for such Tax Year multiplied by the number of months (and any fraction thereof of the Term then elapsed since the commencement of such Tax Year. If Landlord furnishes a Tax Statement for a Tax Year subsequent to the commencement thereof, until the first day of the month following the month in which the Tax Statement is furnished to Tenant, (x) Tenant shall continue to pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord with respect to the next previous Tax Year; (y) promptly after the Tax Statement is furnished to Tenant, Landlord shall give notice to Tenant stating whether the amount previously paid by Tenant to Landlord for the current Tax Year was greater or less than the installments of the Tax Payment to be paid for the current Tax Year in accordance with the Tax Statement, and (a) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand therefor, or (b) if there shall have been an overpayment, Landlord shall credit. the amount thereof against the next monthly or other installments of Rental payable under this Lease or shall refund such amount to the extent Rental credits are not sufficient; and (z) on the first day of the month following the month on which the Tax Statement is furnished to Tenant, and monthly thereafter throughout the remainder of the current Tax Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Tax Payment shown on the Tax Statement. Tax Payments shall be collectible by Landlord in the same manner as Fixed Rent. Landlord's failure to render a Tax Statement shall not prejudice Landlord's right to render a Tax Statement during or with respect to any subsequent Tax Year, and shall not eliminate or reduce Tenant's obligation to make a Tax Payment for such Tax Year. Any such payments for the Tax Year 2008 shall be equitably apportioned to reflect payments made by Tenant pursuant to
Section 27.2(B)(1) above for the period January 1, 2008 through March 31, 2008.

           Section 27.3 Only Landlord shall be eligible to institute tax
           ------------
reduction or other proceedings to reduce the Taxes; provided, however, that during the period after the expiration or earlier termination of the Tax Agreement, upon request of tenants occupying more than forty (40%) of the rentable area of the Building, and to the extent permitted pursuant to applicable Requirements, Landlord shall commence and in good faith prosecute (which shall include the right of Landlord to settle any such proceeding) proceedings to reduce the Taxes. In the event that, after a Tax Statement has been sent to Tenant, the Taxes set forth in the Tax Statement for such Tax Year are reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a Tax Statement adjusting the Taxes for such Tax Year (taking into account the expenses mentioned in Section 27.1(D) hereof) and setting forth Tenant's Tax Share of such refund and Tenant shall be entitled to receive such share either, by way of a credit against the Rental next becoming due after the sending of such Tax Statement or by a refund to the extent no further Rental is due; provided, however, that Tenant's Tax Share of such refund shall be limited to the portion of the Tax Payment, if any, which Tenant had theretofore paid to Landlord attributable to Taxes for the Tax Year to which the refund is applicable on the basis of the Taxes before they had been reduced.

           Section 27.4 (A)   If the Operating Expenses for any Operating Year
           ------------
shall be greater than the Base Operating Expenses, then Tenant shall pay as additional rent for each

Operating Year (any part or all of which falls within the Term), Tenant's Share of such increase (the "Operating Payment") as hereinafter provided.
                       ------------------

                        (B) At any time during or after the Term, Landlord may render to Tenant an Operating Statement or Operating Statements showing (i) a line item comparison of the Operating Expenses for the Operating Year in question with the Base Operating Expenses, and (ii) the amount of the Operating Payment resulting from such comparison. Landlord's failure to render an Operating Statement during or with respect to any Operating Year in question shall not prejudice Landlord's right to render an Operating Statement during or with respect to any subsequent Operating Year, and shall not eliminate or reduce Tenant's obligation to make payments of the Operating Payment pursuant to this
Article 27 for such Operating Year; provided, however, if Landlord has not rendered an Operating Statement for an Operating Year within twenty-four (24) months after the end of such Operating Year, Landlord shall be deemed to have waived its right to collect the Operating Payment for such Operating Year.

                        (C) On the first day of the month following the furnishing to Tenant of an Operating Statement, Tenant shall pay to Landlord a sum equal to one-twelfth (1/12th) of the Operating Payment shown thereon to be due for the preceding Operating Year multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of such Operating Year in which such Operating Statement is delivered, less Operating Payments theretofore made by Tenant for such Operating Year and thereafter, commencing with the then current monthly installment of Fixed Rent and continuing monthly thereafter until rendition of the next succeeding Operating Statement, Tenant shall pay on account of the Operating Payment for such Year an amount equal to one-twelfth (1/12th) of the Operating Payment shown thereon to be due for the preceding Operating Year. Any Operating Payment shall be collectible by Landlord in the same manner as Fixed Rent.

                        (D)   (1)   As used in this Section 27.4, (i) "Tentative
                                                                       ---------
Monthly Escalation Charge" shall mean a sum equal to one-twelfth (1/12th) of the
-------------------------
product of (a) Tenant's Share, and (b) the amount by which (x) Landlord's estimate of Operating Expenses for the Current Year exceeds (y) the Base Operating Expenses, but in no event shall such estimate exceed 105% of the Operating Expenses for the Operating Year preceding the current Operating Year.

                              (2)   At any time in any Operating Year, Landlord,
at its option, in lieu of the payments required under Section 27.4(C) hereof, may demand and collect from Tenant, as additional rent, a sum equal to the Tentative Monthly Escalation Charge multiplied by the number of months in said Operating Year preceding the demand and reduced by the sum of all payments theretofore made under Section 27.4(C) with respect to said Operating Year, and thereafter, commencing with the month in which the demand is made and continuing thereafter for each month remaining in said Operating Year, the monthly installments of Fixed Rent shall be deemed increased by the Tentative Monthly Escalation Charge. Any amount due to Landlord under this Section 27.4(D) may be included by Landlord in any Operating Statement rendered to Tenant as provided in Section 27.4(B) hereof.

                        (E)   (1)   After the end of the Current Year and at any
time that Landlord renders an Operating Statement or Operating Statements to Tenant as provided in Section 27.4(B) hereof with respect to the Operating Expenses for said Operating Year or Current Year, as the case may be, the amounts, if any, collected by Landlord from Tenant under Section 27.4(C) or (D) on account of the Operating Payment or the Tentative Monthly Escalation Charge, as the case may be, shall be adjusted, and, if the amount so collected is less than or exceeds the amount actually due under said Operating Statement for the Operating Year, a reconciliation shall be made as follows: Tenant shall be debited with any Operating Payment shown on such Operating Statement and credited with the amounts, if any, paid by Tenant on account in accordance with the provisions of subsection (C) and subsection (D)(2) of this Section 27.4 for the Operating Year in question. Tenant shall pay any net debit balance to Landlord within fifteen (15) days next following rendition by Landlord of an invoice for such net debit balance; any net credit balance shall be applied against the next accruing monthly installments of Rental or Landlord shall refund the amount thereof to Tenant to the extent no further Rental is due.

                              (2)   If the sum of the Tentative Monthly
Escalation Charges and payments made by Tenant in accordance with subsection (C) of this Section 27.4 for any Operating Year shall have exceeded the Operating Payment for such Operating Year by more than ten percent (10%), interest at the Base Rate on the portion of the overpayment that exceeds the applicable Operating Payment by more than ten percent (10%) determined as of the respective dates of such payments by Tenant and calculated from such respective dates to the dates on which such amounts are credited against the monthly installments of Fixed Rent, shall be so credited. Any amount owing to Tenant subsequent to the Term shall be paid to Tenant within ten (10) Business Days after a final determination has been made of the amount due to Tenant.

           Section 27.5 Any Operating Statement sent to Tenant shall be
           ------------
conclusively binding upon Tenant unless, within one hundred eighty (180) days after such Operating Statement is sent, Tenant shall send a written notice to Landlord objecting to such Operating Statement and specifying the respects in which such Operating Statement is disputed. If such notice is sent, Tenant (together with its independent certified public accountants or other qualified representative) may examine Landlord's books and records relating to the Operation of the Property to determine the accuracy of the Operating Statement. Tenant recognizes the confidential nature of such books and records and agrees to maintain the information obtained from such examination in strict confidence, except that Tenant may disclose such information to necessary employees and professional consultants or in any suit or other legal action or as required by law. If after such examination, Tenant still disputes such Operating Statement, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants, selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed as long as such certified public accounting firm is one of the so-called "big-six" public accounting firms, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially successful, such fees and expenses shall be apportioned between Landlord and Tenant in inverse proportion to the amount by which such decision is favorable to each party). Notwithstanding the giving of such notice by Tenant, and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such Operating Statement which is not in dispute plus fifty percent (50%) of the amount which is in dispute, as provided in Section 27.4 hereof. Following the resolution of such dispute, Tenant shall pay any amount which it is found to owe to Landlord within fifteen (15) days of such finding, and any amount which Tenant is found to have overpaid shall be credited against the next accruing installments of Rental or Landlord shall refund the amount thereof to Tenant to the extent no further Rental is due.

           Section 27.6 The expiration or termination of this Lease during any
           ------------
Operating Year or Tax Year shall not affect the rights or obligations of the parties hereto respecting any payments of Operating Payments for such Operating Year and any payments of Tax Payments for such Tax Year, and any Operating Statement relating to such Operating Payment and any Tax Statement relating to such Tax Payment, may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. In determining the amount of the Operating Payment for the Operating Year or the Tax Payment for the Tax Year in which the Term shall expire, the payment of the Operating Payment for such Operating Year or the Tax Payment for the Tax Year shall be prorated based on the number of days of the Term which fall within such Operating Year or Tax Year, as the case may be. Any payments or refunds provided for herein due under such Operating Statement or Tax Statement shall be payable within twenty (20) days after such Statement is sent to Tenant.


                                  ARTICLE 28
                                   SERVICES
                                   --------

           Section 28.1 (A)   Landlord shall provide (i) access to the Building
           ------------
and the Premises twenty-four (24) hours per day, 365 days per year throughout the Term, and (ii) passenger elevator service to the Premises by no less than four (4) elevators on Business Days from 7:00 A.M. to 6:00 P.M. and have an elevator subject to call at all other times.

                        (B) There shall be two (2) freight elevators serving the Premises and the entire Building on call on a "first come, first served" basis on Business Days from 8:00 A.M. to 5:00 P.M. (less one (1) hour for lunch), and on a reservation, "first come, first served" basis from 5:00 P.M. to 8:00 A.M. on Business Days and at any time on days other than Business Days. If Tenant shall use the freight elevators serving the Premises between 5:00 P.M. and 8:00 A.M. on Business Days or at any time on any other days, Tenant shall pay Landlord, as additional rent for such use, the standard rates then fixed by Landlord for the Building, or if no such rates are then fixed, at reasonable rates, and in either case not to exceed 110% of Landlord's actual costs therefor.

                        (C) Landlord shall not be required to furnish any freight elevator services during the hours from 5:00 P.M. to 8:00 A.M. on Business Days and at any time on days other than Business Days unless Landlord has received advance oral or written notice from Tenant requesting such services prior to 2:00 P.M. of the day upon which such service is requested or by 2:00 P.M. of the last preceding Business Day if such periods are to occur on a day other than a Business Day.

                        (D) Notwithstanding the provisions of Section 28.1(B) and (C) hereof, Landlord agrees that during the periods in which (i) Tenant is constructing the Initial Alterations, and (ii) Tenant is moving into the Premises, (x) Tenant may use one (i) freight elevator on a priority basis, and
(y) Tenant or its contractor shall hire and pay all costs incurred in connection with any freight operator required.

           Section 28.2 Landlord, at Landlord's expense, (but subject to
           ------------
recoupment pursuant to Article 27 hereof) shall furnish and distribute to the Premises through the VAC System, when required for the comfortable occupancy of the Premises, VAC in accordance with the specifications set forth in Schedule C
                                                                     ----------
annexed hereto and made a part hereof, on a year-round basis from 7:00 A.M. to 9:00 P.M. on Business Days and from 7:00 A.M. to 5:00 P.M. on Saturdays which are not Holidays. Landlord, throughout the Term, subject to compliance with
Section 14.1, shall have free access to any and all mechanical installations of Landlord, including, but not limited to, air-cooling, fan, ventilating and machine rooms and electrical closets; Tenant shall not construct partitions or other obstructions which may interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to and from the enclosures containing said installations. Neither Tenant, nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust or touch or otherwise in any manner affect said mechanical installations. Tenant shall draw and close the draperies or blinds for the windows of the Premises whenever the VAC System is in operation and the position of the sun so requires and shall at all times cooperate fully with Landlord and abide by all of the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the VAC System.

           Section 28.3 (A)   If Landlord shall furnish VAC to the Premises at
the request of Tenant during periods other than the hours and days set forth above ("Overtime Periods"), Tenant shall pay Landlord additional rent for such
        ----------------
services at the standard rates then fixed by Landlord for the Building, or if no such rates are then fixed, at reasonable rates, but in no event in excess of 110% of Landlord's actual cost therefor. It is understood and agreed that the VAC System servicing the Premises services the entire floor of the Building of which the Premises form a part and, accordingly, if Tenant shall be the only tenant using overtime VAC, Tenant shall pay the entire amount of the overtime VAC additional rent. Landlord shall not be required to furnish any such services during any Overtime Periods unless Landlord has received advance oral or written notice from Tenant requesting such services prior to 2:00 P.M. of the day upon which such services are requested or by 2:00 P.M. of the last preceding Business Day if such Overtime Periods are to occur on a day other than a Business Day. If Tenant fails to give Landlord such advance notice, then, failure by Landlord to furnish or distribute any such services during such Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise. If more than one tenant utilizing the same system as Tenant requests the same Overtime Periods for the same services as Tenant, the charge to Tenant shall be adjusted pro rata.

           (B) As part of the Initial Alterations, Landlord shall not unreasonably withhold its consent to any Alteration consisting of the installation of a supplementary air conditioning system of up to seventy (70) tons capacity to service the Premises (the "Supplemental System"). In connection
                                            -------------------
therewith, Tenant, at Tenant's sole cost and expense, may tap into the existing condenser water pipes of the Building to obtain condenser water for such Supplemental System without any separate connection charge to be levied by Landlord. Landlord shall furnish to the Premises such condenser water to service such system at any time as Tenant shall request, 365 days per year, 24 hours per day. Condenser water shall be clean, properly treated and delivered at design conditions at a temperature no higher than 85(degrees). Tenant shall pay Landlord for the supply of condenser water, as additional rent, on a monthly basis together with the payment of Fixed Rent an annual charge of Seventeen Thousand Five Hundred Dollars ($17,500) ($1,458.33 per month) as such amount may be increased by increases in Landlord's actual incremental cost therefor. Such charge shall be due and payable beginning on Tenant's Business Occupancy Date, notwithstanding that the Rent Commencement Date has not occurred. Except as expressly provided herein, Landlord shall not be liable to Tenant for any failure or defect in the supply or character of condenser water supplied to Tenant by reason of any Requirement, act or omission of the public service company serving the Building or for any other reason not attributable to the negligence or willful misconduct of Landlord, its agents, contractors and employees.

           (C) Landlord, at Landlord's sole cost and expense, shall cause Landlord's condenser water system, including, without limitation, the fans, condenser water pumps, makeup water pumps and other auxiliary systems, to be connected to the Building's emergency generator so that in the event of a failure of power, emergency power shall be provided to the Landlord's condenser water system.

           Section 28.4 Landlord, at Landlord's expense, shall cause the
           ------------
Premises, excluding any portions thereof used for the storage, preparation, service or consumption of food or beverages, to be cleaned, substantially in accordance with the standards set forth in Schedule B annexed hereto and made a
                                           ----------
part hereof, except that such cleaning shall also be performed on Good Friday. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish from the Premises and the Building to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of such Premises as offices. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable when rendered as additional rent. Tenant, at Tenant's sole cost and expense, shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner satisfactory to Landlord, and to be exterminated against infestation by vermin, rodents or roaches regularly and, in addition. whenever there shall be evidence of any infestation. Any such exterminating shall be done at

Tenant's sole cost and expense, in a manner satisfactory to Landlord, and by Persons reasonably approved by Landlord. If Tenant shall perform any cleaning services in addition to the services provided by Landlord as aforesaid, Tenant shall employ the cleaning contractor providing cleaning services to the Building on behalf of Landlord or such other cleaning contractor as shall be reasonably approved by Landlord. Tenant shall comply with any recycling program and/or refuse disposal program (including, without limitation, any program related to the recycling, separation or other disposal of paper, glass or metals) which Landlord shall impose or which shall be required pursuant to any Requirements.

           Section 28.5 If any fire rating bureau or organization or any
           ------------
Governmental Authority, including, without limitation, any department or official of the state or city government shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of the partitions, trade fixtures, or other contents of the Premises, Landlord, at Tenant's cost and expense, shall promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

           Section 28.6 Landlord shall provide to the Premises hot and cold
           ------------
water for ordinary drinking, cleaning and lavatory purposes and for use in connection with "dwyer" or similar units. If Tenant requires, uses or consumes water for any purpose in addition to. ordinary drinking, cleaning or lavatory purposes or for use in connection with "dwyer" or similar units, Landlord may install a water meter and thereby measure Tenant's water consumption for all such additional purposes. In such event (1) Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and through the duration of Tenant's occupancy Tenant shall keep said meter and equipment in good working order and repair at Tenant's own cost and expense; (2) Tenant shall pay for water consumed as shown on said meter, as additional rent, and on default in making such payment Landlord may pay such charges and collect the same from Tenant; and (3) Tenant shall pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or shall become a lien upon the Premises or the Real Property of which they are a part pursuant to any Requirement made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system. The bill rendered by Landlord for the above shall be based upon Tenant's consumption and shall be payable by Tenant as additional rent within ten (10) days after rendition.

           Section 28.7 Landlord reserves the right to stop service of the VAC
           ------------
System or the elevator, electrical, plumbing or other Building Systems when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements or improvements in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed (which repairs, additions, alterations, replacements and improvements shall be performed in accordance with Sections 4.3 and 14. 1 hereof). Except in the case of emergency, Landlord shall give Tenant five (5) Business Days prior notice of any stoppage. Subject to Section 14.2 hereof, Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply VAC, elevator, electrical, plumbing or other Building Systems when prevented by Unavoidable Delays or by any Requirement of any Governmental Authority or due to the exercise of its right to stop service as provided in this Article 28. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or except as provided in
Section 14.2, entitle Tenant to any compensation or to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

          Section 28.8 Landlord shall maintain a computerized directory in the
          ------------
lobby of the Building and make available to Tenant listings for all of Tenant's employees. The initial programming shall be without charge to Tenant. From time to time, but not more frequently than once every three (3) months, Landlord shall reprogram the computerized direction to reflect such changes in the listings therein as Tenant shall request, and Tenant promptly after request shall pay to Landlord a reasonable reprogramming charge for each reprogramming Tenant requests.

          Section 28.9 (A) Landlord, at Landlord's expense (but subject to
          ------------
recoupment pursuant to Article 27 hereof), shall provide, or cause to be provided, security personnel at the Building twenty-four (24) hours a day, three hundred sixty-five (365) days a year, and shall provide security equipment in the Building as follows: (i) Landlord shall install and maintain closed circuit video cameras to monitor the Building's passenger elevators, service halls, loading docks, public areas, stairways and entrances and exits to the Building, with monitors located at a central control area; (ii) the passenger elevators which service the Building shall be designed so as to be capable of controlling access during hours other than from 8:00 A.M. to 9:00 P.M. on Business Days through a card-key system; (iii) Landlord shall install and maintain motion detectors in all stairwells which will be designed to activate the closed circuit video cameras automatically (with or without an activated alarm, as elected by Landlord); and (iv) access at the lobby level to all elevators serving the Premises during hours other than from 8:00 A.M. to 9:00 P.M. on Business Days shall be controlled. Landlord shall provide to Tenant's officers and employees one set of card key passes at no cost. Any replacement passes shall be paid for by Tenant at Landlord's actual cost therefor. Notwithstanding the foregoing, Landlord shall have no liability to Tenant or to any party claiming by, through or under Tenant, and shall in no way be responsible, for any violation of any security procedures established by Landlord or circumvention of such procedures or any failure of any security equipment installed at the Building which may occur from time to time, except for any violation, circumvention or failure resulting from Landlord's negligence.

                  (B) As part of the Initial Alterations, Tenant shall have the right to design and install, at its sole cost and expense, a security system for the Premises compatible with the security system for the Building as set forth in Section 28.9(A) hereof, which Tenant's security system may be integrated into the Building's security system. Tenant shall provide Landlord with the security code or other means of access to the Premises in case of an emergency. Landlord agrees to cooperate with Tenant in the design and installation of such Tenant's security system.


                                  ARTICLE 29
                             INTENTIONALLY OMITTED
                             ---------------------


                                  ARTICLE 30
                             INTENTIONALLY OMITTED
                             ---------------------


                                  ARTICLE 31
                                   SECURITY
                                   --------

          Section 31.1 Tenant shall deposit with Landlord on the signing of this
          ------------
Lease the sum of One Million Seven Hundred Ninety-Two Thousand Dollars ($1,792,000), or at Tenant's option, a "clean", unconditional, irrevocable and transferable letter of credit (the "Letter of Credit") in the same amount, in
                                    -----------------
the form set forth as Exhibit C attached hereto and made a part hereof, issued
                      ---------
by and drawn on a bank reasonably satisfactory to Landlord and which is a member of the New York Clearing House Association, for the account of Landlord, for a term of not less than one (1) year, as security for the faithful performance and observance by Tenant of the terms, covenants, conditions and provisions of this Lease, including, without limitation, the surrender of possession of the Premises to Landlord as herein provided. If an Event of Default shall occur and be continuing, Landlord may apply or retain the whole or any part of the security so deposited, or present the Letter of Credit for payment and apply or retain the whole or any part of the proceeds thereof, as the case may be, and to the extent necessary (i) for the payment of any Fixed Rent, Escalation Rent or any other item of Rental as to which Tenant is in default, (ii) for any sum which Landlord may expend or be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, without limitation, any damage, expense (including, without limitation, attorneys' fees and disbursements) or liability incurred or suffered by Landlord, and (iii) against any damages or deficiency which Landlord may suffer or incur in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Landlord. If Landlord applies or retains any part of the proceeds of the Letter of Credit or the security so deposited, as the case may be, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Letter of Credit or the security, as the case may be, shall be returned to Tenant after the Expiration Date and after delivery of possession of the Premises to Landlord. In the event of a sale or leasing of the Real Property or the Building, Landlord shall have the right to transfer the Letter of Credit or the security, as the case may be, to the vendee or lessee who shall assume in writing Landlord's obligations under this Lease including those with respect to such security, a duplicate original copy of which assumption shall be delivered to Tenant and Landlord shall thereupon be released by Tenant from all liability for the return of such security or the Letter of Credit, as the case may be, and Tenant shall cause the bank which issued the Letter of Credit to issue an amendment to the Letter of Credit or issue a new Letter of Credit naming the vendee or lessee as the beneficiary thereunder, and Tenant shall look solely to the new landlord for the return of the Letter of Credit or the security, as the case may be. The provisions hereof shall apply to every transfer or assignment of the Letter of Credit or the security made to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Tenant shall renew any Letter of Credit from time to time, at least thirty (30) days prior to the expiration thereof, and deliver to Landlord a new Letter of Credit or an endorsement to the Letter of Credit, and any other evidence required by Landlord that the Letter of Credit has been renewed for a period of at least one (1) year. If Tenant shall fail to renew the Letter of Credit as aforesaid, Landlord may present the Letter of Credit for payment and retain the proceeds thereof as security in a separate interest bearing account in a bank which is a member of the New York Clearinghouse Association in lieu of the Letter of Credit. Landlord shall give notice to Tenant of such bank and of the account number within five
(5) Business Days after opening same. Accrued interest shall be paid to Tenant quarterly.

          Section 31.2 The amount of security required to be maintained by
          ------------
Tenant with Landlord hereunder shall be reduced, provided that no Material Event of Default has occurred at any time prior thereto (i) to One Million Four Hundred Ninety-Two Thousand Dollars ($1,492,000) after the third (3rd) Lease Year; (ii) to One Million One Hundred Ninety-Two Thousand Dollars ($1,192,000) after the fourth (4th) Lease Year; (iii) to Eight Hundred Ninety-Two Thousand Dollars ($892,000) after the fifth (5th) Lease Year; and (iv) to Zero ($0) if at any time after the fifth (5th) Lease Year Tenant provides Landlord with documentation, reasonably satisfactory to Landlord, that Tenant has achieved a net capitalization greater than Fifty Million Dollars ($50,000,000). Upon a reduction of the amount of security required to be maintained by Tenant with Landlord hereunder, Landlord shall exchange the Letter of Credit for a new one in a reduced amount, or return such excess security to Tenant, as the case may be.


                                  ARTICLE 32
                                   CAPTIONS
                                   --------

          The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

                                  ARTICLE 33
                                 PARTIES BOUND
                                 -------------

          The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.


                                  ARTICLE 34
                                    BROKER
                                    ------

          Each party represents and warrants to the other that it has not dealt with any broker or Person in connection with this Lease other than Edward S. Gordon Company, Inc. and The Georgetown Company (collectively, the "Broker").
                                                                    ------
The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any Person (other than Broker) who shall claim to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. Landlord shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation by the Broker and any person who shall claim to have dealt with Landlord in connection with this Lease and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. The provisions of this Article 34 shall survive the Expiration Date.


                                  ARTICLE 35
                                   INDEMNITY
                                   ---------

          Section 35.1 (A) Tenant shall not do or permit any act or thing to be
          ------------
done upon the Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Requirement, and shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant shall indemnify and save the Indemnitees harmless from and against (a) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in the Premises, (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from the wrongful acts or the negligent acts or omissions of Tenant or Tenant's contractors, licensees, agents, servants, employees, invitees or visitors, and (d) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof but except with respect to claims with respect to bodily injury or death, shall be limited to the extent any insurance proceeds collectible by Landlord under policies owned by Landlord or such injured party with respect to such damage or injury are insufficient to satisfy same. Tenant shall have no liability for any consequential damages suffered either by Landlord or by any party claiming through Landlord.

                  (B) Except as otherwise expressly provided in this Lease, Landlord shall indemnify and save Tenant its shareholders, directors, officers, Partners, employees, licensees, contractors, visitors and agents ("Tenant
                                                                   ------
Indemnitees") harmless from and against all claims against Tenant arising from
-----------
any direct damage to the Premises and any bodily injury to Tenant Indemnitees resulting from the wrongful acts or the negligent acts or omissions of Landlord or its agents, or any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Landlord to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, but shall be limited to the extent any insurance proceeds collectible by Tenant or such injured party with respect to such damage or injury are insufficient to satisfy same. Landlord shall have no liability for any consequential damages suffered either by Tenant or by any party claiming through Tenant.

          Section 35.2 If any claim, action or proceeding is made or brought
          ------------
against either party, which claim, action or proceeding the other party shall be obligated to indemnify such first party against pursuant to the terms of this Lease, then, upon demand by the indemnified party, the indemnifying party, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnified party's name, if necessary, by such attorneys as the indemnified party shall approve, which approval shall not be unreasonably withheld. Attorneys for the indemnifying party's insurer are hereby deemed approved for purposes of this Section 35.2. The provisions of this Article 35 shall survive the expiration or earlier termination of this Lease.


                                  ARTICLE 36
                             INTENTIONALLY OMITTED
                             ---------------------

                                  ARTICLE 37
                                 MISCELLANEOUS
                                 -------------

          Section 37.1 This Lease is offered for signature by Tenant and it is
          ------------
understood that this Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and unconditionally delivered a fully executed copy of this Lease to each other.

          Section 37.2 (A) The obligations of Landlord under this Lease shall
          ------------
not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder to the extent that the transferee has assumed the obligations of Landlord under this Lease. Landlord shall furnish a copy of such assumption to Tenant, but the failure to do so shall not affect the provisions of the previous sentence. The partners, shareholders, directors, officers and principals, direct and indirect, of Landlord (collectively, the "Parties") shall not be liable for
                                              -------
the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

                  (B) Notwithstanding anything contained in this Lease to the contrary, Tenant's liability to Landlord under the terms of this Lease shall be limited to the assets of Tenant, and the partners, shareholders, directors, officers and principals, direct and indirect, of Tenant (the "Tenant Parties")
                                                              --------------
shall not be liable for the performance of Tenant's obligations under this Lease. Nothing contained herein shall constitute a wavier or release of any of Tenant's obligations under this Lease or of any of Landlord's remedies against Tenant under this Lease or limit the right of Landlord to name any Tenant Party as a party in any action or suit by Landlord against Tenant and/or any prior Tenant hereunder to the extent that the applicable state law or court rules or procedures or any other Requirement requires Landlord to name the Tenant Parties (rather than Tenant) as parties in order to obtain judgment against, or otherwise proceed against, Tenant or the assets of Tenant, provided, however,
                                                           --------  -------
that no judgment resulting from any such suit or action shall be enforced against any Tenant Party personally or against any assets of any Tenant Party.

          Section 37.3 Notwithstanding anything contained in this Lease to the
          ------------
contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Escalation Rent additional rent or Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

          Section 37.4 Tenant's liability for all items of Rental and Landlord's
          ------------
liability for any amount due to Tenant under this Lease shall survive the Expiration Date.

          Section 37.5 Tenant hereby waives any claim against Landlord which
          ------------
Tenant may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, unless Landlord acted maliciously or in bad faith, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment, or arbitration pursuant to Article 41 hereof. In the event of a determination that such consent or approval has been unreasonably withheld or delayed, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent or approval absent a final determination that Landlord acted maliciously or in bad faith. Tenant's sole remedy for Landlord's unreasonably withholding or delaying consent or approval shall be as provided in this Section 37.5. Notwithstanding the provisions of this Section 37.5, Tenant shall have all remedies available to it at law or in equity or as provided in Article 41 hereof with respect to any claim that consent under Article 12 hereof was unreasonably withheld or delayed by a Landlord other than the Landlord named herein or its Affiliate without the requirement of claim or proof that such Landlord has acted maliciously or in bad faith.

          Section 37.6 This Lease contains the entire agreement between the
          ------------
parties and supersedes all prior understandings, if any, with respect thereto. This Lease shall not be modified, changed, or supplemented, except by a written instrument executed by both parties.

          Section 37.7 The terms and provisions of this Lease shall be governed
          ------------
by and construed and interpreted in accordance with the laws of the State of New Jersey.

          Section 37.8 (A) All of the Schedules and Exhibits attached hereto are
          ------------
incorporated in and made a part of this Lease, but, in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. All Article and Section references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles and Sections of this Lease.

                  (B) If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

          Section 37.9 Wherever in this Lease a provision provides that
          ------------
Landlord's consent "shall not be unreasonably withheld", such provision shall be deemed to mean that such consent shall not be unreasonably delayed. If Landlord shall fail to respond to Tenant with respect to any request for its consent under this Lease within ten
(10) Business Days after the giving of notice of such request (or such other period of time expressly set forth in this Lease), then Landlord shall be deemed to have consented to such request for all purposes under this Lease.

          Section 37.10 All references in this Lease to the consent or approval
          -------------
of Landlord shall be deemed to mean the written consent or approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.


                                  ARTICLE 38
                                 RENT CONTROL
                                 ------------

          If at the commencement of, or at any time or times during the Term of this Lease, the Rental reserved in this Lease shall not be fully collectible by reason of any Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the Term, (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.


                                  ARTICLE 39
                                    PARKING
                                    -------

          Section 39.1 On the Commencement Date, Landlord shall make available
          ------------
or cause to be made available to Tenant ten (10) reserved parking spaces which Landlord is entitled to use in the Parking Garage. All which are made available to Tenant shall be solely for automobiles. Tenant shall pay, to Landlord, as additional rent, a monthly rental charge equal to One Hundred Twenty-Five Dollars ($125) per parking space which is made available to Tenant pursuant hereto. Such parking spaces shall be assigned for Tenant's exclusive use.

          Section 39.2 Landlord shall have no responsibility with respect to any
          ------------
matter arising in connection with the furnishing of parking spaces to Tenant and Tenant's employees, including, without limitation, any damage to the automobiles of Tenant and Tenant's employees not caused by Landlord's negligence. Tenant shall have no right to charge any person any fee or other consideration for the use of any of the parking spaces and only those persons designated by Tenant may use the parking spaces.

          Section 39.3 Notwithstanding anything in this Lease or this Article 39
          ------------
to the contrary, Tenant's obligations under this Lease shall not be in any way affected by Landlord's inability to make available or cause to be made available any or all of the parking spaces to Tenant or Tenant's employees by reason of
(i) Unavoidable Delays with respect to any further construction of, or modification to, the Parking Garage, (ii) damage to the Parking Garage not caused by Landlord's negligence, (iii) subject to the provisions of Section 11.1 hereof, the whole or any part of the Parking Garage being acquired or condemned for any public or quasi-public use or purpose, or (iv) any other reason beyond Landlord's reasonable control.


                                  ARTICLE 40
                                 RENEWAL TERM
                                 ------------

          Section 40.1 Tenant shall have the option (the "Renewal Option") to
          ------------                                    ---------------
extend the term of this Lease for one (1) additional period of five (5) years (the "Renewal Term"), which Renewal Term shall commence on the date immediately
      --------------
succeeding the Fixed Expiration Date and end on the fifth (5th) anniversary of the Fixed Expiration Date, provided that (a) this Lease shall not have been previously terminated, and (b) no Material Event of Default shall have occurred and be continuing beyond the applicable grace period (x) on the date Tenant gives Landlord written notice (the "Renewal Notice") of Tenant's election to
                                    ---------------
exercise the Renewal Option, and (y) on the Fixed Expiration Date. The Renewal Option may be exercised with respect to the entire Premises only and shall be exercisable by Tenant delivering the Renewal Notice to Landlord at least nine
(9) months prior to the Fixed Expiration Date. Time is of the essence with respect to the giving of the Renewal Notice. Upon the giving of the Renewal Notice, Tenant shall have no further right or option to extend or renew the Term. If Tenant shall fail to deliver the Renewal Notice by the date set forth herein, the Renewal Option shall be deemed waived and of no further force and effect, regardless of whether Landlord shall have taken any action in reliance upon the fact that the notice was not given.

          Section 40.2 If Tenant exercises the Renewal Option, the Renewal Term
          ------------
shall be upon the same terms, covenants and conditions as those contained in this Lease, except that (i) the Fixed Rent shall be deemed to-mean the Fixed Rent as determined pursuant to Section 40.3 hereof, (ii) Tenant shall not be entitled to any free rent period during the Renewal Term, and (iii) the provisions of Sections 3.5 and 3.6, and the provisions of Section 40.1 relative to Tenant's right to renew the Term of this Lease shall not be applicable during the Renewal Term. It is expressly understood that during the Renewal Term, Tenant shall have no further right to renew this Lease.

          Section 40.3 For the Renewal Term, the Fixed Rent shall be determined
          ------------
as follows:

                  (A) The Fixed Rent for the Premises for the Renewal Term shall be an amount equal to ninety-five percent (95%) of the annual fair market rental value of the Premises (the "Fair Market Rent") on the first day of the
                                   ----------------
Renewal Term. The Fair Market Rent shall be determined on the basis of the highest and best use of the Premises as offices assuming that the Premises are free and clear of all leases and tenancies (including this Lease), that the Premises are available in the then rental market for comparable first class office buildings in the Jersey City, New Jersey area, that Landlord has had a reasonable time to locate a tenant who rents with the knowledge of the uses to which the Premises can be adapted, and that neither Landlord nor the prospective tenant is under any compulsion to rent, and taking into account:

                        (i) the fact that Base Operating Expenses shall be as set forth herein;

                        (ii) the fact that as of the commencement of the Renewal Term, Tenant shall not be required to pay, in addition to the escalation payments presently provided for under this Lease, Tenant's Share of such other escalation payments which Landlord is then generally charging tenants under other leases or offers for leases in the Building;

                        (iii) the fact that Tenant shall have no further right to renew this Lease;

                        (iv) the fact that Landlord shall not be obligated to perform any work in the Premises to prepare the same for Tenant's occupancy nor shall Tenant be entitled to any tenant fund of the type described in Section 3.6 hereof;

                        (v) the fact that Tenant shall not be entitled to any free rent period;

                        (vi) the fact that Landlord may or may not be obligated to pay a brokerage commission with respect to the Renewal Term; and

                        (vii) whether or not it is reasonably likely that the Premises would remain vacant for a period of time after the Fixed Expiration Date if Tenant had not exercised the Renewal Option.

                  (B) For purposes of determining the Fair Market Rent, the following procedure shall apply:

                       (1) Landlord and Tenant shall each contemporaneously deliver to the other a written notice (each a "Rent Notice"), on a date mutually
                                               -----------
agreed upon but in no event later than the one hundred twentieth (120th) day prior to the last day of the Term, which Rent Notice shall set forth each of their respective determinations of the Fair Market Rent (Landlord's determination of the Fair Market Rent is referred to as "Landlord's
                                                         ----------
Determination" and Tenant's determination of the Fair Market Rent is referred to
-------------
as "Tenant's Determination"). If Landlord shall fail or refuse to give such Rent
    ----------------------
Notice as aforesaid, Landlord's Determination shall be deemed to be equal to the Fixed Rent then payable by Tenant on the last day of the Term and if Tenant shall fail or refuse to give such Rent Notice as aforesaid, Tenant's Determination shall be deemed to be the same as Landlord's Determination. If neither Landlord nor Tenant shall deliver a Rent Notice as aforesaid, the Fair Market Rent shall be deemed to be equal to the Fixed Rent then payable by Tenant on the last day of the Term.

          (2) If Landlord's Determination and Tenant's Determination are not equal, Landlord and Tenant shall attempt to agree upon the Fair Market Rent. If Landlord and Tenant shall mutually agree upon the determination (the "Mutual
                                                                      ------
Determination") of the Rental Value their determination shall be the Fixed Rent
--------------
for the Renewal Term, and shall be final and binding upon the parties. If Landlord and Tenant shall be unable to reach a Mutual Determination within ten
(10) Business Days after delivery of both determinations to each party, Landlord and Tenant shall jointly select an independent real estate broker or appraiser (the "Appraiser") whose fee shall be borne equally by Landlord and Tenant. In
      ----------
the event that Landlord and Tenant shall be unable to jointly agree on the designation of the Appraiser within five (5) Business Days after they are requested to do so by either party, then the parties agree to allow the AAA, or any successor organization to designate the Appraiser in accordance with the rules, regulations and/or procedures then obtaining of the AAA or any successor organization.

          (3) The Appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after the date of designation of the Appraiser, choose either Landlord's Determination or Tenant's Determination, and such choice by the Appraiser shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article. The Appraiser appointed pursuant to this Article shall be an independent real estate broker or appraiser with at least ten (10) years' experience in leasing and valuation of properties which are similar in character to the Building, and a member of the American Institute of Appraisers of the National Association of Real Estate Boards and a member of the Society of Real Estate Appraisers. The Appraiser shall not have the power to add to, modify or change any of the provisions of this Lease.

          (4) It is expressly understood that any determination of the Fair Market Rent pursuant to this Article shall be based on the criteria stated in
Section 40.3 hereof.

      (C) After a determination has been made of the Fair Market Rent for the Renewal Term, the parties shall execute and deliver to each other an instrument setting forth the Fixed Rent for the Renewal Term as hereinabove determined.

      (D) If the final determination of the Fair Market Rent shall not be made on or before the first day of the Renewal Term in accordance with the provisions of this Article, pending such final determination Tenant shall pay, as the Fixed Rent for the Renewal Term, an amount equal to the greater of the Fixed Rent then payable or Tenant's Determination. If, based upon the final determination hereunder of the Fair Market Rent, the payments made by Tenant on account of the Fixed Rent for such portion of the Renewal Term were greater than the Fixed Rent payable for the Renewal Term, Landlord shall give Tenant a credit in the amount of such excess, together with interest thereon at the Base Rate against future payments of Fixed Rent, and if less, Tenant shall pay the deficiency to Landlord within ten (10) Business Days together with interest thereon at the Base Rate.

                                  ARTICLE 41
                                  ARBITRATION
                                  -----------

          Section 41.1 Either party shall have the right to submit any dispute
          ------------
under this Lease (other than any dispute arising under Articles 17 or 20 (except as to the condition of the Premises) hereof and any dispute arising under
Article 16 hereof, the substance of which shall theretofore have been arbitrated in accordance with this Article 40 and other than with respect to the payment of Fixed Rent) to arbitration under the then prevailing rules of the AAA in accordance with the provisions of this Article 41. Fifty percent (50%) of the dollar amount of any monetary obligation in dispute may be withheld by the party disputing the payment thereof (except that Tenant may not withhold any portion of Fixed Rent which is subject to such arbitration) until the resolution of such dispute. Upon resolution of such dispute an appropriate payment (or refund) shall be made with interest on such amount at the Base Rate.

          Section 41.2 If there is a dispute between Landlord and Tenant either
          ------------
party may, at its option, submit such dispute to arbitration in The City of New York before a single arbitrator under the Expedited Procedures provisions of the Commercial Arbitration Rules of the AAA (presently Rules 53 through 57 and, to the extent applicable, Section 19); provided, however, that with respect to any such arbitration, (i) the list of arbitrators referred to in Rule 54 shall be returned within five (5) days from the date of mailing; (ii) the parties shall notify the AAA by telephone, within four (4) days of any objections to the arbitrator appointed and will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with the second paragraph of Rule 54; (iii) the Notice of Hearing referred to in Rule 55 shall be four (4) days in advance of the hearing; (iv) the hearing shall be held within five (5) days after the appointment of the arbitrator; and (v) the decision and award of the arbitrator shall be final and conclusive on the parties.

          Section 41.3 The arbitrator conducting any arbitration shall be bound
          ------------
by the provisions of this Lease and shall not have the power to add to, subtract from, or otherwise modify such provisions. The arbitrator shall consider only the specific issues submitted to them for resolution. Landlord and Tenant agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder which shall be binding and conclusive on the parties and shall constitute an "award" by the arbitrator within the meaning of the AAA rules and applicable law. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction. Each arbitrator shall be a qualified, disinterested and impartial person who shall have had at least ten
(10) years experience in the New York/New Jersey metropolitan area appropriate to the nature of the dispute being arbitrated. Landlord and Tenant shall each have the right to appear and be represented by counsel before said arbitrators and to submit such data and memoranda in support of their respective positions in the matter in dispute as may be reasonably necessary or appropriate in the circumstances. Each party hereunder shall pay its own costs, fees and expenses in connection with any arbitration or other action or proceeding brought under this Article 41, and the expenses and fees of the arbitrator selected shall be shared equally by Landlord and Tenant. Notwithstanding any contrary provisions hereof, Landlord and Tenant agree that the arbitrator shall have the discretion to award damage costs, attorney's fees and interest.

          IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.


                               NEWPORT L.G. -I, INC., Landlord



                               By:  /s/ Edgar A. Lampert
                                    --------------------------------------
                                    Edgar A. Lampert,
                                    Authorized Signatory


                               KNIGHT SECURITIES, L.P.,
                               Tenant

                               By:  Roundtable Partners, L.L.C., general partner



                               By:  /s/ Walter Raquet
                                    --------------------------------------
                                    Walter Raquet, Chairman


                               Fed. Id. No.
                                           -------------------------------

STATE OF  New York )
                   ) ss.:
COUNTY OF New York )



     BE IT REMEMBERED, that on this 24th day of March, 1995, in the County and State aforesaid, before me, the subscriber, a Notary Public authorized to take acknowledgments and proofs in said County and State, personally appeared Walter Raquet, who, I am satisfied is the individual named in and who executed the foregoing instrument and he did acknowledge that he is the Chairman of Roundtable Partners, L.L.C., a general partner of Knight Securities, L.P. and that he signed and delivered the foregoing instrument as the act and deed of such partnership for the uses and purposes therein expressed.



                          /s/ Harold E. Rosen
                          ----------------------------------------
                          Name:
                          A Notary Public of State of N.Y.


                                HAROLD E. ROSEN
                        Notary Public. State of New York
                                 No. 80-4993187
                        Qualified in Westchester County
                       Commission Expires March 09, 1996

                                  Schedule A
                                  ----------

                             RULES AND REGULATIONS
                             ---------------------

     (If any provision of this Schedule A conflicts with any other provision of the Lease to which this Schedule A is attached, such other provisions of the Lease shall govern)

          1. The sidewalks, driveways, entrances, passages, courts, lobbies, esplanade areas, atrium, plazas, elevators, escalators, stairways, vestibules, corridors, halls and other public portions of the Building ("Public Areas")
                                                            --------------
shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises, and no tenant shall permit any of its employees, agents, licensees or invitees to congregate or loiter in any of the Public Areas. No tenant shall invite to, or permit to visit, its premises persons in such numbers or under such conditions as may interfere with the use and enjoyment by others of the Public Areas. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by any tenant, or the employees, agents, licensees or invitees of any tenant. Landlord reserves the right to control and operate, and to restrict and regulate the use of, the Public Areas and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally, including the right to allocate certain elevators for delivery service, and the right to designate which Building entrances shall be used by persons making deliveries in the Building. No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Premises.

          2. No awnings or other projections shall be attached to the outside wall of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the consent of Landlord, which consent shall not be unreasonably withheld or delayed. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, reasonably approved by Landlord. In order that the Building can and will maintain a uniform appearance to those persons outside of the Building, each tenant occupying the perimeter areas of the Building shall (a) use only building standard lighting in areas where lighting is visible from the outside of the Building and (b) use only building standard blinds in window areas which are visible from the outside of the Building.

          3. No sign, insignia, advertisement, lettering, notice or other object shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Premises or the outside or inside of the Building or on corridor walls without the prior consent of Landlord. Landlord shall not unreasonably withhold or delay its consent to any Tenant signage on the exterior doors to the Premises or in the elevator lobby of the floor of the Building on which the Premises are located. Signs on each entrance door of the Premises shall conform to building standard signs, samples of which are on display in Landlord's rental office. Such signs shall, at the expense of Tenant, be inscribed, painted or affixed by signmakers reasonably approved by Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant or tenants violating this rule. Interior signs, elevator cab designations, if any, and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord, at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Only Tenant named in the Lease, and its Affiliates and its officers, directors, employees and partners, shall be entitled to appear on the directory tablet. Additional names may be added in Landlord's sole discretion under such terms and conditions as the Landlord may approve.

          4. Neither the sashes, sash doors, skylights or windows that reflect or admit light and air into the halls, passageways or other public places in the Building nor the heating, ventilating and air conditioning vents and doors shall be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral heating enclosures, Tenant agrees to draw the shades, blinds or other window coverings, as reasonably required because of the position of the sun. Tenant shall have no right to remove or change shades, blinds or other window coverings within the Premises without Landlord's consent.

          5. No showcases or other articles shall be put by Tenant in front of or affixed to any part of the exterior of the Building, nor placed in the Public Areas.

          6. No acids, vapors or other harmful materials shall be discharged, or permitted to be discharged, into the waste lines, vents or flues of the Building. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be thrown or deposited therein. Nothing shall be swept or thrown into the Public Areas or other areas of the Building, or into or upon any heating or ventilating vents or registers or plumbing apparatus in the Building, or upon adjoining buildings or land or the street. The cost of repairing any damage resulting from any misuse of such fixtures, vents, registers and apparatus and the cost of repairing any damage to the Building, or to any facilities of the Building, or to any adjoining building or property, caused by any tenant, or the employees, agents, licensees or invitees of such tenant, shall be paid by such tenant. Any cuspidors or similar containers or receptacles shall be emptied, cared for and cleaned by and at the expense of such tenant.

          7. No tenant shall mark, paint, drill into, or in any way deface, any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of, and as directed by, Landlord. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of its premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of building's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

          8. No bicycles, vehicles, animals (except seeing eye dogs), fish, or birds of any kind shall be brought into, or kept in or about, the Premises.

          9. No noise, including, but not limited to, music, the playing of musical instruments, recordings, radio or television, which, in the reasonable judgment of Landlord, might unreasonably disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted by any tenant which would unreasonably impair or unreasonably interfere with the use or enjoyment by any other tenant of any other space in the Building.

          10. Nothing shall be done or permitted in the Premises, and nothing shall be brought into, or kept in or about the Premises, which would impair or interfere with any of the Building Equipment or the services of the Building or the proper and economic heating, ventilating, air conditioning, cleaning or other services of the Building or the Premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference. No tenant, nor the employees, agents, licensees or invitees of any tenant, shall at any time bring or keep upon its premises any inflammable, combustible or explosive fluid, chemical or substance.

          11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof. Duplicate keys for the Premises and toilet rooms shall be procured only from Landlord, and Landlord may make a reasonable charge therefor. Each tenant shall, upon the expiration or sooner termination of the Lease of which these Rules and Regulations are a part, turn over to Landlord all keys to stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost of replacement locks. Notwithstanding the foregoing, Tenant may, with Landlord's prior consent which shall not be unreasonably withheld or delayed, install a security system in the Premises which uses master codes or cards instead of keys provided that Tenant-shall provide Landlord with the master code or card for such system.

          12. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description shall take place only during such hours and in such elevators as Landlord may from time to time determine, which may involve overtime work for Landlord's employees. Tenant shall reimburse Landlord for extra costs incurred by Landlord including but not limited to the cost of such overtime work. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of the Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirements shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of this Rule 12 or of Rule 15 hereof.

          13. No tenant shall use or occupy, or permit any portion of its premises to be used or occupied, as an office for a public stenographer or public typist, or for the possession, storage, manufacture or sale of narcotics or dope or as a barber, beauty or manicure shop, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, classroom, company engaged in the business of renting office or desk space, or for a public finance (personal loan) business, or as a hiring employment agency. No tenant shall engage or pay any employee on its premises, except those actually working for such tenant on its premises, nor advertise for laborers giving an address at the Building. No tenant shall use its premises or any part thereof, or permit the Premises or any part thereof to be used, as a restaurant, shop, booth or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public, or for manufacturing, or for the sale at retail or auction of merchandise, goods or property of any kind.

          14. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in the judgment of Landlord, tends to impair the appearance or reputation of the Building or the desirability of the Building as a building for offices, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

          15. Landlord reserves the right to exclude from the Building all employees of any tenant who do not present a pass to the Building signed by such tenant. Landlord or its agent will furnish passes to persons for whom any tenant requests same in writing. Landlord reserves the right to require all other persons entering the Building to sign a register, to be announced to the tenant such person is visiting, and to be accepted as a visitor by such tenant or to be otherwise properly identified (and, if not so accepted or identified, reserves the right to exclude such persons from the Building) and to require persons leaving the Building to sign a register or to surrender a pass given to such person by the tenant visited. Each tenant shall be responsible for all persons for which it requests any such pass or any person who such tenant so accepts, and such tenant shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, security, reputation or interests of the Building or the tenants of the Building may be denied access to the Building or may be ejected from the Building. In the event of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of tenants and the protection of property in the Building.

          16. All entrance doors in the Premises shall be kept locked by each tenant when its premises are not in use. Entrance doors shall not be left open at any time.

          17. Each tenant shall, at the expense of such tenant, provide light, power and water for the employees of Landlord, and the agents, contractors and employees of Landlord, while doing janitor service or other cleaning in the Premises demised to such tenant and while making repairs or alterations in its premises.

          18. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

          19. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

          20. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

          21. The employees, agents, licensees and invitees of any tenant shall not loiter around the Public Areas or the front, roof or any part of the Building used in common by other occupants of the Building.

          22. There shall not be used in any space, or in the Public Areas, either by any tenant or by others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require. No hand trucks shall be used in passenger elevators.

          23. No tenant shall cause or permit any odors of cooking or other processes, or any unusual or objectionable odors, to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the Premises except as is expressly permitted in the Lease of which these Rules and Regulations are a part.

          24. All paneling, doors, trim or other wood products not considered furniture shall be of fire-retardant materials. Before installation of any such materials, certification of the materials' fire-retardant characteristics shall be submitted to and approved by Landlord, and installed in a manner approved by Landlord, which approval shall not be unreasonably withheld or delayed.

          25. Landlord reserves the right to rescind, alter, waive or add, as to all tenants, any rule or regulation at any time prescribed for the Building when, in the reasonable judgment of Landlord, Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interests of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building.

          26. Anything to the contrary contained in this Lease notwithstanding, any Improvements to, or visible from, any elevator lobby shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed.

                                  Schedule B
                                  ----------


                        JANITORIAL AND RELATED SERVICES
                        -------------------------------

CONTRACTOR will furnish cleaning services to Park Tower Management as Agent for NEWPORT L.G.-I, INC., hereinafter called the Owner, at 525 Washington Blvd., Jersey City, New Jersey 07310, in accordance with the following terms:

GENERAL
-------

CONTRACTOR shall employ an adequate competent supervisor with proven performance in a building of similar size and operation. References, if requested by Owner, shall be submitted by CONTRACTOR prior to assigning him/her to the building. Furnish proper cleaning materials, implements, machinery and supplies for the performance of all the services required.

CONTRACTOR'S personnel shall be members in good standing of the various Building Services Unions, A.F.L.-C.I.O.

CONTRACTOR'S personnel shall be carefully interviewed, screened, reference checked. They shall be properly uniformed, neat and clean in appearance. CONTRACTOR agrees to give prior written notification and submit for AGENT'S approval, any and all supervisory and/or key personnel changes.

All uniforms shall be furnished by CONTRACTOR in accordance with AGENT'S specifications. Night personnel shall be provided with two changes per week and day personnel shall receive three changes per week.

CONTRACTOR shall have the uniforms laundered, or dry cleaned, regularly and kept in good repair.

CONTRACTOR shall furnish the necessary, appropriate, tested and approved implements, machinery and cleaning supplies for the satisfactory performance of all services, including exchanging light bulbs in atrium/lobby, and other areas of interior and exterior.

     A log book shall be kept in a place on the premises, to be made promptly of any occurrences requiring the attention of the AGENT.

Sufficient space in the building shall be given to CONTRACTOR for:

     1.   Storage of cleaning materials, implements and machinery;

     2. Locker space for CONTRACTOR'S employees, and space for supervisory personnel.

CONTRACTOR shall insure that all of its employees and/or agents shall abide by all safety rules and regulations which may be promulgated from time to time by either party as they pertain to the CONTRACTOR'S operations.

CONTRACTOR'S personnel shall not disturb papers on desks, tables, cabinets.

Inspections shall be made quarterly by a senior officer of CONTRACTOR and reviewed with AGENT'S designate.

CONTRACTOR shall execute Owner's standard form of Hold Harmless and Indemnification Agreement and furnish Public Liability Insurance covering bodily injury and property damage, along with contractual liability insurance with minimum limits, and such other insurance as is customarily required by AGENT, and furnish Workmen's Compensation and Unemployment Insurance as required by law.

CONTRACTOR shall furnish Public Liability and Property Damage insurance covering all of its operations in said building in limits of at least
$1,000,000/$5,000,000 for liability and in limits of at least $1,000,000 for property damage, certificates of which shall be forwarded to the AGENT.

INDEMNITY AND INSURANCE
-----------------------
Contractor agrees to indemnify and save harmless the OWNER and its AGENTS against all loss and expense, by reason of liability imposed by law upon the OWNER or its agent for damages (1) because of bodily injuries, including death at any time resulting therefrom, sustained by any employee of the CONTRACTOR while at the premises where service under this contract is being conducted, or elsewhere, while engaged in the performance of work under this contract, however, such injuries may be caused, including, but not limited to, such injuries as are caused by the sole or concurrent negligence of the OWNER or its Agent, whether attributable to a breach of statutory duty or administrative regulation or otherwise, and such injuries for which liability is imputed to the OWNER or its agent, and (2) because of bodily injuries including death at any time resulting therefrom, sustained by any person, or persons, other than employees of the CONTRACTOR while on or about the premises of AGENT caused by the acts or omissions of CONTRACTOR, or (3) because of injury or destruction of property caused or occasioned directly or indirectly by the CONTRACTOR, or its servants, agents or employees. The CONTRACTOR agrees to defend promptly and diligently, at its sole cost and expense, any claim, action or preceding brought against the OWNER and/or agent or against the OWNER and agent and the CONTRACTOR jointly or severally (a) arising out of or based upon by law, regulation, requirement, contact or award relating to the hours of employment, working conditions and/or wages or compensations of any such employees. It is expressly understood and agreed that the foregoing provisions shall survive the termination of the Agreement.

The CONTRACTOR shall maintain Workmen's Compensation Insurance covering employees as required by law. The CONTRACTOR shall also maintain Contractual Liability Insurance to insure the indemnifying portions of this contract, such insurance to include both Bodily Injury Liability and Property Damage Liability. Before commencing the work, the CONTRACTOR shall furnish a certificate from its insurance carrier showing that it has complied with the foregoing provisions of this article, and providing that the said insurance policies will not be changed or canceled during their term until after at least ten (10) days prior notice by registered mail to the OWNER and AGENT.

CONTRACTOR shall pay payroll and other taxes levied against payrolls by city, state and federal agencies.

CONTRACTOR shall comply with all union requirements and make proper payments to union pension and welfare funds as prescribed in union contracts.

CONTRACTOR shall make reasonable and prompt restitution, by cash, replacement or repairs, subject to the approval of the AGENT for any damage for which the contractor is liable.

CONTRACTOR shall purchase the necessary time clocks and lockers for all its personnel.

Upon completion of the work, all lights shall be extinguished, all windows closed, all office doors closed and entrance doors locked, Venetian blinds shall be lowered and tiled to keep out the sun, all slop sinks, locker areas, etc., shall be cleaned thoroughly and cleaning equipment stored in a proper location. All tenant spaces will be locked during cleaning operation and work will be performed behind locked doors.

AREAS TO BE COVERED
-------------------
CONTRACTOR shall perform the following throughout the entire premises, including all office space, first floor and above, entrance lobby, sidewalks, all basement areas, tenant areas (including all levels below first floor, if applicable), public halls and/or building corridors, stairways, loading freight area, fire towers, lavatories, passageways, and elevator cabs, and shall render normal cleaning of tenant internal lunch areas, if applicable, and include planters located in interior public areas whether artificial or natural. Service utility and mechanical areas shall be covered as required and at the direction of the Building Manager. Where terms "as needed" or "as necessary" are used, the agent shall be the sole judge.

GENERAL CLEANING
----------------

Nightly
-------
Nightly services shall be rendered five (5) nights each week, Monday through Friday, excluding only such holidays upon which the building is closed, OWNER being the sole judge.

Sweep floors as needed to maintain in clean condition throughout the building, including tenant spaces, entrance foyers and vestibules and all public areas, including building corridors, all stone, ceramic tile, marble, terrazzo, asphalt tile, linoleum, rubber, vinyl and other type of flooring to insure dust-free floors with special attention to hard-to-reach areas.

Carpet sweep nightly and vacuum weekly all carpeted areas and rugs, moving light furniture other than desks, file cabinets, etc. Spot clean for spillage.

Empty and clean all wastepaper baskets and disposal receptacles, wash ash trays, sanitary cans, wastepaper towel cans and any other receptacles. Damp dust as necessary. Install liners, if provided by tenant.

Empty and clean all cigarette urns and ashtrays. Replace sand or water in cigarette urns. Material to be furnished by CONTRACTOR.

Collect and remove daily from building, wastepaper, cardboard boxes (which CONTRACTOR will flatten) waste materials and all rubbish from normal operation of building at CONTRACTOR'S expense. Waste and/or rubbish bags shall be furnished by CONTRACTOR. AGENT shall have the right to approve trash removal containers and janitorial carts.

Move and dust under all desk equipment, ash trays, telephones and other similar equipment, replacing and dusting said equipment. Papers and documents will not be moved.

Sweep building stairways, wash as necessary. Vacuum carpeted inter-connecting tenant stairways, dust handrails, balustrades and stringers as necessary. Wash inter-connecting tenant stairways nightly.

Dust and wipe clean all furniture, fixtures, shelving, desk equipment, telephones, cabinets, window sills, door casings, blackboards and clean all furniture with impregnated cloths, as needed.

Dust and clean all chair rails, paneling, trim, door and other architectural louvers, lattices and ornamental work, grilles, pictures, vinyl or fabric of chairs and settees, ventilating louvers, charts and baseboards.

Vacuum ceilings, as necessary to remove all dust around and on grilles.

Remove all finger marks, smudges, scuff marks, gum or foreign matter from glass directory boards, metal partitions and other marks from walls, window sill frames and other similar surfaces, and glass table cabinets, as necessary.

Clean and remove fingermarks and smudges from glass entry doors and side panels.

Scour, wash and clean all water fountains and coolers, emptying waste water, as needed.

Wash window sills and remove all ink stains and smudges, as necessary.

Keep locker and slop sink rooms in clean and orderly condition.

Dust and wash all closet and coat room shelving, coat racks and flooring.

Wipe clean all brass, stainless steel, metal and other brightwork.

Wipe clean all metal door knobs, kick plates, directional signs, door saddles and all metals.

Nightly cleaning operations will be scheduled to commence after 5:30 p.m. insofar as practical and possible.

CONTRACTOR agrees to perform all cleaning services as may be necessary by tenant traffic and building use on holidays at an additional charge.

Lights shall be used only in areas where cleaning operations are being performed and then turned off upon completion.

Lavatories & Rest Rooms
-----------------------
Sweep scrub and/or wash and dry all flooring with approved germicidal detergent solution to remove all spills, smears, scuff marks and foot tracks throughout.

Wash and polish all mirrors, powder shelves, brightwork, enamel surfaces including flushometers, piping, toilet seat hinges and all metal.

CONTRACTOR shall use only non-abrasive material to avoid damage and deterioration to chrome fixtures.

Scour, wash and disinfect all basins, bowls and urinals with approved germicidal detergent solution, including tile walls near urinals.

Wash both sides of all toilet seats with approved germicidal detergent solution.

Disinfect and damp wipe all partitions, enamel surfaces, tile walls, dispensers, door and receptacles. Remove graffiti on sight, if unable to remove, tenant will be notified immediately.

Empty and clean paper towel and sanitary disposal receptacles.

Remove wastepaper and refuse, including soiled sanitary napkins, to a designated area in the premises and dispose of same at CONTRACTOR'S expense. All wastepaper receptacles to be thoroughly cleaned and washed.

If applicable, wash and wax all resilient tile floors in toilet powder rooms, or vacuum if carpeted. Spot-clean and shampoo, as needed.

Fill and maintain mechanical operations of all toilet tissue holders, soap dispensers, towel dispensers and sanitary napkin vending dispensers. Materials, as approved by AGENT, to be furnished by CONTRACTOR. The filling of such receptacles to be in such quantity as to last the entire business day wherever possible and refilled daily as set forth in other parts of this specification.

Remove stains as necessary, clean underside of rims of urinals and bowls.

Wash down ceilings (including washable acoustical tile) and walls in washrooms and stalls from ceiling to floor as often as necessary, but at least once every thirty (30) days. Scrub floors as needed, but not less than once a month.

It is the intention to keep lavatories thoroughly clean and not to use a disinfectant to mask odors. If disinfectants are necessary, an odorless disinfectant shall be used.

CONTRACTOR shall use only non-abrasive material to avoid damage and deterioration to chrome fixtures.

Entrance Vestibules. Main Lobby. Public Areas. Sidewalks & Elevator Lobbies -
-----------------------------------------------------------------------------
Nightly It is the intent of this agreement and CONTRACTOR agrees to keep
-------
entrance ways, outer vestibules and lobby properly maintained, clean and presentable at all times, commensurate with first-class office buildings.

Sweep and wash flooring. Clean and buff all surfaces of resilient tile to maintain a highly clean and polished surface at all times. Strip and renew as needed.

All carpeted corridors to be vacuumed nightly and as needed daily, spot cleaned and/or shampooed as required.

Dust public corridors and walls.

Sweep, vacuum, spot clean and shampoo all weather mats, if carpeted. Scrub and clean all weather mats, if rubber.

Clean all cigarette urns and replace sand or water, as necessary. Material to be furnished by CONTRACTOR.

Maintain floors in elevator cabs as needed and clean thoroughly. If carpeted, remove soluble spots which safely respond to standard spotting procedure without risk of injury to color or fabric. Cabs to be vacuumed and shampooed, as required.

If there are resilient tile floors in elevator cabs, wash, buff wax and polish nightly. Strip and rewax, as necessary.

Wash flooring, including mats, of main floor area.

Pick up and put out rain mats, when necessary, making sure they are clean at all times.

Clean entrance floor glass.

Dust and rub down elevator doors, mail depository and walls, metal work and saddles in elevator cabs. All elevator corridors, car door tracks and thresholds and saddles are to be cleaned and polished to remove all stains, dirt, paper clips, cigarette butts and all debris.

Maintain metal work throughout, including elevator cabs, by cleaning as necessary.

Clean exterior of mail chute, mail depository, lobby directories and director's panel station, including glass, if applicable.

Vacuum sidewalks with powered equipment daily. Clean curb area 18" into street.

Clean telephone booths and storage rooms.

Treat and polish wood and synthetic paneling in the elevator cabs as necessary.

PERIODIC CLEANING
-----------------

Lavatories & Rest Rooms
-----------------------
Machine scrub floor as necessary, with approved germicidal detergent solution.

Scrub, wash and polish all partitions, tile walls and enamel surfaces from ceiling to floor as necessary, but not less than once every month, using proper disinfectant.

Wash all lighting fixtures as necessary (but not less than once a year).

Do all high dusting approximately once a month.

Wash all painted wall surfaces as needed, but not less than once every two (2) months.

Clean and disinfect all equipment drains. No acid permitted unless instructed by AGENT.

Wash all ceilings including washable acoustical tile, as necessary.

Vacuum ceilings, as needed.

Clean urinals and bowls with scale-solvent as needed, but not less than once a week.

Entrance Lobby/Public Areas/Elevator Landings/Sidewalks
-------------------------------------------------------
Machine scrub flooring and seal, as necessary (but not less than once a month).

Clean lights, globes, diffusers and fixtures as often as necessary and keep light fixtures properly lamped, as required. Lamps supplied by CONTRACTOR.

Dust down entrance, elevator, public corridor, lobby and stairway walls, floor to ceiling, as necessary, but not less than once per month.

Shampoo carpets in elevator cabs, including spare carpets if made available for replacement, as needed. Shampoo lobby and corridor carpet, as needed. Remove as necessary soluble spots which safely respond to standard spotting procedure without risk of injury to color or fabric.

High Dusting - Office Area
--------------------------
Do all high dusting every three months, unless otherwise specified, including the following:

Vacuum and dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning. Damp dust, as required.

Vacuum and/or dust all vertical surfaces such as walls, partitions, doors, bucks and ventilating louvers, grilles, high moldings and other surfaces not reached in nightly cleaning.

Dust all overhead pipes, sprinklers, ventilating and air-conditioning louvers, ducts, high molding and other areas not reached in nightly cleaning.

Dust all window frames.

Dust all lighting fixtures.

Vacuum and dust ceiling tiles around ventilators.

MISCELLANEOUS - OFFICE AREAS & BUILDING CORRIDORS AND BATHROOMS
---------------------------------------------------------------
(To be performed as needed, but not less than once each week unless otherwise specified)

Sweep all building stairways, dust rails and fire equipment monthly and mop monthly.

Wipe clean all aluminum, chrome, stainless steel, brass and other metal work, including trim and hardware, as necessary.

Elevator, stairways, office and utility doors on all floors to be checked for general cleanliness, as necessary, removing finger prints, smudges and other marks. Clean exterior of all building elevator doors, as necessary.

If carpeted, remove spots and thoroughly clean all carpets in public corridors as needed. Public corridors and lobbies will be placed on a shampoo schedule to be kept on file in building office.

In addition to daily maintenance, steel wool, dry buff or damp mop or wet mop and wax, as needed, removing all ground in heel marks scuffs and gum, any asphalt, rubber, linoleum and vinyl flooring throughout public corridors.

Clean all vacant areas, at least once per month.

Clean glass entrance doors, as needed.

Clean all Venetian blinds throughout the building at least once a year.

Once a week, dust and wash all door louvers and other ventilating louvers within reach.

Wash and remove all finger marks, ink stains, smudges, scuff marks and other marks from metal partitions, sills, all vertical surfaces (doors, walls, window sills) including elevator doors and other surfaces, as necessary. All marble walls, elevator, stairway, office and utility doors to be washed as necessary using clear water or approved cleanser.

Wash and clean electrical fixtures, all baseboards walls and any other fixtures or fittings in public corridors, as necessary.

Vacuum, clean and polish car and corridor saddles of elevator doors on all floors, as needed.

Clean interior and exterior of mail depository as required, making arrangements with postal authorities for interior cleaning.

DAY SERVICE
-----------
Day services shall be rendered five (5) days each week, Monday through Friday, excluding only such holidays upon which the building is closed.

CONTRACTOR agrees to furnish sufficient day porters, one of whom shall be a working supervisor, to perform the following duties and any additional duties which may be directed by the AGENT.

A Porter shall be assigned to premises on Saturday while the building is open.

CONTRACTOR also agrees to provide sufficient porter for tenant work, which in no way will delete from building staff, unless approved by AGENT.

Duties of Day Porters and Day Matron
------------------------------------
A sufficient porter staff shall be assigned to perform the following services and any additional chores as directed by building management:

Police lobby area and sidewalk, picking up all foreign matter on sight.

Operate service elevator, as directed.

Police and maintain elevator cabs, including floors, as required. If carpeted floors in elevators, cabs are to be vacuumed at least twice a day and spots are to be removed, as required. If floors are of a resilient tile, clean, buff and wax as required.

Police all lavatories a minimum of twice a day, morning and afternoon. Wipe clean all sinks, glass, and powder shelves.

Check and fill, as necessary, in all lavatories, toilet tissue, soap, towel and sanitary dispensers; materials to be furnished by CONTRACTOR. Monies from same collected by CONTRACTOR.

Clean basement, including all levels below first floor, corridors and utility areas. Police employee's locker rooms so they are kept in a clean condition at all times.

Sweep, vacuum, remove gum and hose building entrance sidewalks and all sidewalk areas daily before 8:00 a.m. All equipment, including vacuum and washing equipment to clean sidewalks, shall be provided by CONTRACTOR and such equipment to be of a type and manufacturer as approved by the AGENT.

Set out weather mats in inclement weather and keep in clean condition.

Police roof and set backs daily. Clean as necessary.

Keep entrance door glass and frames in clean condition.

Clean and polish standpipes and sprinkler siamese connections, as necessary. Wipe down outside tenant signage daily.

Properly maintain exterior of the building at ground level, including all metal work and signs, and store fronts, if required to be maintained by AGENT.

All planted areas shall be policed and debris removed.

Loading dock and truck area shall be cleaned daily and scrubbed as needed.

Sweep and dust stairways and fire tower. Dust handrails, firehose cabinets and extinguishers, newels and stair stringers. Wash stairs, as necessary. Report any discrepancies to building office.

All public areas, including building entrance and sidewalks, are to be kept clean, clear and free from snow. Snow will be removed daily and before 8:00 a.m. Urea or similar material will be used instead of rock-salt. Materials to be
----
supplied by CONTRACTOR at no cost to AGENT.

All materials and equipment, including snow removal equipment, to be furnished by CONTRACTOR and such equipment to be of a type and manufacture as approved by AGENT.

As directed by AGENT, equipment rooms, fan rooms and other utility rooms, shall be swept and damp mopped regularly.

WINDOW CLEANING - General
-------------------------
Window cleaning contractor shall log in and out with the Building before any services are performed.

Any materials used for the washing of windows or metal surfaces shall be approved by the AGENT.

CONTRACTOR shall provide adequate protection to the exterior of the building, during window washing operation.

An additional interior cleaning prior to move-in of new tenants, shall be provided for by the CONTRACTOR upon instructions from the AGENT at no charge.

Wash and clean all windows, four (4) times a year, inside and outside, including all adjacent metal surfaces, which shall be wiped clean during the window cleaning operation including grade level windows where applicable, as determined by the AGENT. Wipe all interior metal window frames, mullions, terrace doors, if any, and other unpainted interior metal surfaces of the perimeter walls of the buildings at the same time that the interior of the windows are washed.

Building entrance doors and director glass shall be cleaned daily and kept in clean condition at all times during the day. All lobby exterior glass shall be washed and cleaned once a week and all lobby interior glass, once a month.

Mail chute glass shall be kept in a clean condition at all times.

CONTRACTOR shall provide all labor, materials, tools, equipment and perform all operations necessary to carry out the apparent intent thereof, for the window washing operation. CONTRACTOR further agrees to maintain all such equipment provided at its sole cost and expense including the building supplied scaffold.



INITIAL CLEANING
----------------

In addition to all other services specified herein. Prior to tenant occupancy,
--------------------------------------------------
the CONTRACTOR, shall, at no additional cost to AGENT, render a thorough initial cleaning of all newly rented space.

This includes dusting, sweeping, polishing of interior metal window frames, sills and mullion, window washing, cleaning and vacuuming of perimeter H.V.A.C. metal enclosures including the removal of all debris, so that the premises shall be in clean and proper condition. The CONTRACTOR shall also provide complete floor maintenance and initial waxing prior to move-in of all new tenants at no charge to AGENT or tenant.

PEST CONTROL
------------
The CONTRACTOR shall render pest control services throughout the basement and first floor premises once each month. Public areas above the first floor shall be serviced monthly. Services shall be performed by thoroughly trained operators, licensed, if required. Evidence of such service call shall be presented to AGENT.

Special emergency calls shall be made on request at no additional charge. Service shall be rendered at such hours as will not interfere with normal business.

FREIGHT ELEVATOR
----------------

     A. Service elevator shall be operated by porter/operator, as directed by AGENT.

     B. All personnel provided by CONTRACTOR shall be adequately trained and supervised to perform any duties assigned. All personnel are subject to approval by AGENT.

LAMPING
-------

The CONTRACTOR agrees at its cost to furnish and install replacement electric light bulbs, tubes, ballasts and starters as required for public interior and exterior building areas, including fan and mechanical equipment room. Work shall be performed by thoroughly trained and qualified personnel who shall be members of union having jurisdiction.

SPECIAL SERVICES
----------------

It is agreed that CONTRACTOR may perform special additional services to tenants in the building from time to time. Such special day or night services shall be billed directly to the tenants.

SCHEDULE
--------

Each month CONTRACTOR is to supply AGENT a schedule of periodic cleaning items to be completed for the coming month giving exact dates corridor floors are to be waxed or carpets cleaned, rest rooms scrubbed, windows washed, drapes cleaned and any other major item to be done. In the event work is not done at time scheduled, AGENT is to be informed by the following work day and given a date when work will be completed.

CONTRACTOR agrees to give AGENT full credit for vacant space and space not cleaned. The credit for vacant space shall be in accordance with a formula to be developed and accepted by the parties. CONTRACTOR shall submit unit cost of cleaning windows not cleaned because of inclement weather or otherwise. Formulas for vacant space and window cleaning to be separately designated on CONTRACTOR'S proposal.

Specify staff intended to be used to comply with this specification.

                                  Schedule C
                                  ----------

                               VAC SPECIFICATIONS
                               ------------------

          The VAC System shall be capable of maintaining 72 degrees Fahrenheit (no humidity control) when outdoor conditions are 6 degrees Fahrenheit. The VAC System shall be capable of maintaining 75 degrees Fahrenheit (average temperature throughout the Building) when outdoor conditions are 95 degrees Fahrenheit dry bulb and 75 degrees Fahrenheit wet bulb. The VAC System is designed based upon (i) occupancy rate of one (1) person per net usable 100 square feet, (ii) four (4) watts per net usable square foot, (iii) .15 cfm per net usable square foot, and (iv) insulated glass windows with venetian blinds drawn.

                                  Schedule D
                                  ----------

                                LANDLORD'S WORK
                                ---------------


1. All perimeter walls and all corridors sheet rocked, spackled and paint ready.

2.   Install drinking fountains.

3. Completion of all bathrooms, windows, perimeter heating and baseboard heat enclosures.

4.   Install base air-conditioning system, including main distribution duct.

5. Install valve connections to the Building's sprinkler risers and the main sprinkler loop.

6. Provide hook-ups on the floor to Building's fire alarm and detection systems.

7.   All necessary ADA requirements shall be complied with.

8. Landlord shall provide connections for condenser water pipes and supplemental air conditioning system provided in Section 28.3(B) hereof.


                                TENANT'S ITEMS
                                --------------

1. Perform the necessary core work to allow Tenant to install raised flooring for the trading area directly up to the core on the north side of the Building.

2. Install a supplementary men's room, and all bathroom modifications and related scope of work in Building core as shown on the approved layout, SCR Design Organization, Inc. the drawing dated August 18, 1994.

3. Provide risers and other installations necessary to provide Tenant with up to twelve (12) watts of electric demand load per rentable square foot supplied within electric closets in the core areas of Tenant's premises, and supply such buss duct taps, transformers and distribution boards as may be necessary to deliver said twelve (12) watts per rentable square foot.

4. Provide direct meters to public utility supplying electricity to the Building.

5. Provide hook-ups, etc. to Emergency Generator as provided in Section 13.3 of the Lease.

                                  Schedule E
                                  ----------

                                   HOLIDAYS
                                   --------


New Year's Day

Martin Luther King Day

Washington's Birthday

Good Friday

Memorial Day

Independence Day

Labor Day

Columbus Day

Veteran's Day

Thanksgiving Day

Christmas Day

                                   Schedule F
                                   ----------



                                  CONTRACTORS
                                  -----------

               [LETTERHEAD OF NEWPORT OFFICE TOWER APPEARS HERE]


                           APPROVED CONTRACTORS LIST

General Contractors
-------------------

Structure Tone
15 East 26th Street
New York City, NY 10010                Tel# 212-481-6100

Herbert Construction
115 West 18th Street
New York City, NY 10011                Tel# 212-463-7111

A.C. Construction
470 Pave Avenue S.
New York City, NY 10015                Tel# 212-889-9100

NICO MDI Construction
1515 Broadway
New York City, NY 10036                Tel# 212-764-7475

H.R.H. Construction
909 3rd Avenue
New York City, NY 10022                Tel# 212-751-3100

Torcor Construction
214 E. Grove Street
Westfield, NJ 07091                    Tel# 908-232-8900


Plumbing
--------

F&G Mechanical/Plumbing
348 New Country Road
Secaucus, NJ 07094                     Tel# 201-664-3580

Triangle Plumbing (PAR)
1080 U.S. HWY 22
Mountainside, NJ 07042                 Tel# 908-232-0160

Almar Plumbing
116-14 Rockaway Blvd
So. Ozone Park, Queens
New York 11420                         Tel# 719-835-5900


Electrical
----------

George E. Scholes Electric
18 Gelb Avenue
Union, NJ 07083-6307                   Tel# 908-688-3993

Kleinknecht Electric
2 Ninth Avenue
New York City, NY 10014                Tel# 212-999-4500

               [LETTERHEAD OF NEWPORT OFFICE TOWER APPEARS HERE]



Forrest Electric
7 Penn Plaza
New York City, NY 10017                        Tel# 212-594-4110

Mechanical
----------

F & G Mechanical
348 New Country Road
Secaucus, NJ 07094                             Tel# 201-864-3580

Design Air
Route #10
Whippany, NJ                                   Tel# 201-503-0100

Mech. Associates
4823 Bay Pkwy
Brooklyn, NJ 11230                             Tel# 718-338-6361

PEMCO Assoc.
169 Richardson Street
Brooklyn, NY 11222                             Tel# 718-349-3229

Sprinkler
---------

Meadowland Fire Protection Co.
348 New Country Road
Secaucus, NJ 07094                             Tel# 201-864-3580

Castle Fire Protection
273 Franklin Ave.
Randolph, NJ 07865                             Tel# 201-325-2710

Northeast Fire Protection Co.
187 Route 94
Blairstown, NJ 07825                           Tel# 508-362-5400


Structural Engineer
-------------------

Cantor Seinuk Group P.C.
600 Madison Avenue
New York City, NY 10022                        Tel# 212-755-4242


Mechanical Engineer
-------------------

Cosentini Associates
2 Penn Plaza
New York City, NY 10121                        Tel# 212-564-7200

               [LETTERHEAD OF NEWPORT OFFICE TOWER APPEARS HERE]

Glass
-----

Abbott Glass
59-30 54th Street
Masbeth, NY 11378                                Tel# 718-381-8800

General Glass
562 Newark Avenue
Jersey City, NJ 07306                            Tel# 201-963-3232


Waterproofing & Roofing
-----------------------

Avon
210-224 Badger Avenue
Newark, NJ 07108                                 Tel# 201-824-0352


Carting, Demolition
-------------------

Five Bros.
264 Broadway
Jersey City, NJ 07306                            Tel# 201-433-0077


Curtain Wall
------------

Harmon Contractors
650 Kasota Avenue
Minneapolis, Minn 53414                          Tel# 612-851-9949


Fire System
-----------

Simplex
10 Astro Pl.
Rockaway, NJ 07866                               Tel# 201-586-8844


BMS
---

Energy Options
900 Rt. #9
Woodbridge, NJ 07095                             Tel# 908-855-9100


Water Treatment
---------------

Diversey
4 Creamary Brook Office Park
East Granby, CT 06025                            Tel# 203-653-7722

               [LETTERHEAD OF NEWPORT OFFICE TOWER APPEARS HERE]



Security Card System
--------------------

NAVCO Security Systems
1300 Kellogg Drive
Anaheim, CA  92807                               Tel# 714-779-7499

Security
--------

Triumph Security
65 East 55th Street
New York, NY  10022                              Tel# 212-644-1200

Elevators
---------

Schindler Elevator
675 Rt. 10
Randolph, NJ  07869                              Tel# 201-989-6220

Cleaning
--------

Triumph Cleaning
65 East 55th Street
New York, NY  10022                              Tel# 212-308-6363

Painting
--------

Cosmopolitan Decorating
1290 Avenue of the Americas
New York, NY  10104                              Tel# 212-586-6438

                                   EXHIBIT A
                                   ---------


                                   THE SITE

                              [MAP APPEARS HERE]

                                    NEWPORT
                                    -------

                   1. Newport Centre Mall
                   2. Mall Parking Garage
Existing           3. Recruit/Newport Financial Center
Approved           4. PATH Station
Proposed           5. Newport Tower
                   6. Newport Office Center II
                   7. Towers of America
                   8. Rental Apartment Buildings
                   9. James Morrow Condominiums
                  10. Health Club/Pool
                  11. Tennis Courts
                  12. Child Care Center
                  13. Waldbaum's/Community/Shopping Center
                  14. Marina
                  15. South Parking Garage
                  16. Residential Parking
                  17. Newport Financial Center/PATH Parking Garage

                                   EXHIBIT B
                                   ---------


                              THE PARKING GARAGE

                              [MAP APPEARS HERE]

                                    NEWPORT
                                    -------

                   1. Newport Centre Mall
                   2. Mall Parking Garage
Existing           3. Recruit/Newport Financial Center
Approved           4. PATH Station
Proposed           5. Newport Tower
                   6. Newport Office Center II
                   7. Towers of America
                   8. Rental Apartment Buildings
                   9. James Monroe Condominiums
                  10. Health Club/Pool
                  11. Tennis Courts
                  12. Child Care Center
                  13. Waldbaum's/Community/Shopping Center
                  14. Marina
                  15. South Parking Garage
                  16. Residential Parking
                  17. Newport Financial Center/PATH Parking Garage

                                   EXHIBIT C
                                   ---------

                                LETTER OF CREDIT


                                                 Dated: ____________, 19__



NEWPORT L.G-I, INC.
c/o The Georgetown Company
667 Madison Avenue
New York, New York 10021

Dear Sirs:

     In accordance with instructions received from our client,_________________, we have established our Irrevocable Letter of Credit No. _________ in your favor for the amount indicated below, available by your drafts at sight on us accompanied by:

A statement signed or purporting to be signed by an authorized signatory of Newport L.G-I, Inc. stating that the amount of the accompanying draft is presently due and owing Newport L.G.-I, Inc.

     The amount of the credit shall be:



     Drafts hereunder must be marked "Drawn under ___________________________ Letter of Credit No. ________ dated__________________."

     This credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication No. 400.

     We hereby agree that drafts drawn in accordance with the terms stipulated herein will be duly honored upon presentation and delivery of the statement as specified if presented to our _____________________________________ between
______________ and ____________ on which date this credit expires.


                                                   Yours very truly,


                                                   Authorized Signature